1st Amendment to Registration statement as submitted to the U.S. Securities and Exchange Commission on Feb 06, 2026. This registration statement has been publicly filed with the U.S. Securities and Exchange Commission and all information herein remains strictly confidential.

Registration No. 333-291005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1/A

AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HORIZON THREAD (PTY) LTD

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

South Africa	2070	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2 Solomon Street, Summerstrand,

Port Elizabeth Eastern Cape 6001,

South Africa

Tel: +27 63 950 0058

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

[Agent details]

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

[Attorney Name] [Law Firm Name] [Law Firm Address] [Law Firm City] California, U.S. 92651	[*] [*]

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated [  ], 2026

[*] Class A Ordinary Shares Offered by Horizon Thread (PTY) Ltd

[*] Class A Ordinary Shares Offered by the Selling Shareholders

HORIZON THREAD (PTY) LTD

This is an initial public offering of our Class A ordinary shares, par value $[ ] per share (“Class A Ordinary Shares”). We are offering [ ] Class A Ordinary Shares, and the selling shareholders named herein (the “Selling Shareholders”) are offering an aggregate of [ ] Class A Ordinary Shares, in each case, to be sold on a firm commitment basis in this offering. Prior to this offering, there has been no public market for our Class A Ordinary Shares. The initial public offering price is $[ ] per Class A Ordinary Share. Our Class A Ordinary Shares have been approved to be listed on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “[ ]”.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Risk Factors — Risks Related to this Offering and our Class A Ordinary Shares” beginning on pages 6 and 22.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our Class A Ordinary Shares.

We have a dual class share structure with different voting rights consisting of Class A Ordinary Shares and Class B Ordinary Shares (as defined below). As of the date of this prospectus, our authorized share capital is $50,000 divided into two classes of shares, including (i) 450,000,000 Class A Ordinary shares of $0.0001 par value each, and (ii) 50,000,000 Class B ordinary shares of $0.0001 par value each (each, a “Class B Ordinary Share,” and collectively, “Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights, except for dividend, voting, transfer, and conversion rights. Each Class A Ordinary Share is entitled to one (1) vote, and each Class B Ordinary Share is entitled to thirty (30) votes. Class A Ordinary Shares will not be convertible into Class B Ordinary Shares under any circumstances. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at the option of the holder on a one-to-one basis. Due to the disparate voting powers associated with our two classes of Ordinary Shares, Bai Yuting (“Bai Yuting”), our Chairman and Executive Director, will beneficially own [      ] Class A Ordinary Shares and [      ] Class B Ordinary Shares, representing approximately [     ]% aggregate voting power of our Company immediately following the completion of this Offering, assuming that the representative of the underwriters do not exercise the over-allotment option. The interests of our controlling shareholder may not coincide with your interests, and our controlling shareholder may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our controlling shareholder differ from your interests, you may be disadvantaged by any action that our controlling shareholder may seek to pursue. See “Risk Factor — Our controlling shareholder has considerable influence over our corporate matters” and “Description of Share Capital” beginning on pages 24 and 66 for details.

Upon the completion of this Offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because our controlling shareholder will beneficially own [     ] Class A Ordinary Shares and [      ] Class B Ordinary Shares, representing approximately [      ]% aggregate voting power, assuming that the representative of the underwriters do not exercise the over-allotment option. If we elect to rely on the “controlled company” exemption under the Nasdaq listing rules after this Offering, a majority of the members of our board of directors might not be independent and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

Our Company is a South Africa holding company without material operations and this structure involves unique risks to investors. Investors in our Class A Ordinary Shares should be aware that they are not holding equity interests in our operating subsidiaries directly. Investors are purchasing equity solely in our Company, being a South Africa holding company. The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Our Class A Ordinary Shares offered in this prospectus are shares of our South Africa holding company, which has no material operations of its own and conducts substantially all of its operations through our operating subsidiaries established in South Africa. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of risks facing the Company and this Offering as a result of this structure.

The Selling Shareholders will sell an aggregate [*] Class A Ordinary Shares held by them at a fixed price equal to the initial public offering price in this offering. We will not receive any proceeds from the sales of any of the Class A Ordinary Shares being offered by the Selling Shareholders.

We are a “foreign private issuer” as defined under the federal securities laws and are subject to reduced public company reporting requirements. Please see “Prospectus Summary — Implications of Being a Foreign Private Issuer” beginning on page 6 for more information.

	Initial Public Offering Price(4)	Underwriting Discounts(1)	Proceeds to Our Company Before Expense(2)	Non- Accountable Expenses Allowance(3)
Per Class A Ordinary Share offered by the issuer	$	$	$	$
Total	$	$	$	$

	Initial Public Offering Price(4)	Underwriting Discounts(1)	Proceeds to Selling Shareholders Before Expenses(2)	Non- Accountable Expenses Allowance(3)
Per Class A Ordinary Share offered by the Selling Shareholders	$	$	$	$
Total	$	$	$	$

(1)	We and the Selling Shareholders have agreed to pay [*] (“[*],” or “Underwriter,” or the “Representative”) a discount equal to [*]% of the gross proceeds of the offering.

(2)	The total estimated expenses related to this offering are set forth in the section entitled “Expenses Related to This Offering.”

(3)

In addition to the underwriting discounts, we and the Selling Shareholders have also agreed to reimburse [*] a non-accountable expense allowance equal to 1% of the gross proceeds of the offering. See “Underwriting” in this prospectus for more information regarding our arrangements with the Underwriter.

(4)	We will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Shareholders.

(5)	Initial public offering price is $[*] per Class A Ordinary Share.

The Underwriter is selling our and the Selling Shareholders’ Class A Ordinary Shares in this offering on a firm commitment basis. The Underwriter is obliged to take and pay for all Class A Ordinary Shares if such are taken and to deliver the Class A Ordinary Shares against payment in U. S. dollars in New York on or about [*], 2026.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [*], 2026

For investors outside the United States: neither we nor the underwriters have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we have prepared, and neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the underwriters are making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of shares. Our business, financial condition, results of operations and prospects may have changed since the date on the cover page of this prospectus.

i

About this Prospectus

We, the Selling Shareholders, and the Underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“HORIZON THREAD” are to Horizon Thread (PTY) Ltd, a company limited by shares organized under the laws of the South Africa;

●	“Horizon Thread Inc” are to Horizon Thread Inc, a wholly owned subsidiary of Horizon Thread (PTY) Ltd and a private limited company incorporated under the laws of South Africa;

●

“Horizon Thread Holdings Limited” are to Horizon Thread Holdings Limited, a wholly owned subsidiary of Horizon Thread (PTY) Ltd and a private limited company incorporated under the laws of South Africa;

●	“Selling Shareholders” are to collectively [ ] and [ ];

●	“ZAR” are to the legal currency of South Africa;

●	“Class A Ordinary Shares” are to the Class A ordinary shares of the Company, par value US$0.0001 per share;

●	“Class B Ordinary Shares” are to the Class B ordinary shares of the Company, par value US$0.0001 per share;

●	“U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States; and

●	“we,” “us,” “our,” “our Company”, the “Company”, “our Group” or the “Group” refers to Horizon Thread (PTY) Ltd, a South Africa exempted company, together as a group with its subsidiaries.

All information in this prospectus assumes no exercise by the underwriters of their over-allotment option unless the context indicates otherwise.

Our business is conducted through our wholly-owned subsidiaries in South Africa. Our combined financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our combined financial statements in U.S. dollars. ZAR is the currency of the primary economic environment in which we operate. This is also the currency that mainly influences the revenue from and cost of rendering services. The balances in the combined balance sheets, combined statements of income, combined statements of changes in shareholders’ equity and combined statements of cash flows for the year ended and as of October 31, 2024 were translated from ZAR into USD are solely for the convenience of the readers, at the rate of USD1.00=ZAR1.3253, representing the exchange rate published by the Monetary Authority of South Africa on October 31, 2024. The balances in the combined balance sheets, combined statements of income, combined statements of changes in shareholders’ equity and combined statements of cash flows for the year ended and as of October 31, 2025 were translated from ZAR into USD are solely for the convenience of the readers, at the rate of USD1.00=ZAR1.3001, representing the exchange rate published by the Monetary Authority of South Africa on October 31, 2025.

The expressions “associated company”, “related corporation” and “subsidiary” shall have the respective meanings ascribed to them in the Cayman Companies Act (As Revised) (the “Companies Act”), as the case may be. Any discrepancies in tables included herein between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors”, that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “potential,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●

changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

●	the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

●	changes in the availability and cost of professional staff which we require to operate our business;

●	changes in customers’ preferences and needs;

●	changes in competitive conditions and our ability to compete under such conditions;

●	changes in our future capital needs and the availability of financing and capital to fund such needs;

●	changes in currency exchange rates or interest rates;

●	projections of revenue, profits, earnings, capital structure and other financial items;

●	changes in our plan to enter into certain new business sectors;

●	other factors beyond our control.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Class A Ordinary Shares.

Overview

Our Company

We are an exempted company incorporated on February 27, 2025 under the laws of the South Africa as a holding company. We operate all of our business through our subsidiaries in South Africa, namely Horizon Thread Inc and Horizon Thread Holdings Limited.

We have applied to list our common stocks on the Nasdaq Capital Market under the symbol “OLIF”. This application only relates to reservation of the ticker symbol “OLIF” for a period of twenty-four months.

We will be listed on the Capital Market tier of NASDAQ under ticker symbol “OLIF”. We cannot guarantee that we will be successful in listing our ordinary shares on the Nasdaq. However, we will not complete this offering unless we are so listed. We will not consummate this offering until we receive approval for listing from the Nasdaq.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an next-generation agri-tech conglomerate (AGRI-TECH) and proprietary non-chemical intervention and sustainable cultivation technologies in South Africa. Our service offerings include mechanical and electrical (“OLIVE INDUSTRY”) engineering, renovation and fit-out works, air-conditioning servicing, cleaning and pest control services, and facilities management support. Through these services, we support residential, commercial, industrial, and hospitality properties with both project-based building improvement work and recurring maintenance activities.

Horizon Thread Inc oversees certain administrative, management, and operational functions of our service lines, while Horizon Thread Holdings Limited carries out engineering, renovation, and maintenance activities. Together, our subsidiaries provide coordinated field services through teams of technicians, engineers, and operational personnel. Our service portfolio has expanded over time to address customer needs for integrated solutions, including electrical installation, general building works, air-conditioning upkeep, cleaning services, and routine property maintenance.

Our business has grown as customers increasingly seek reliable, multi-disciplinary service providers capable of supporting both day-to-day maintenance needs and technical building works. We focus on maintaining service consistency, timely project execution, and compliance with applicable regulatory requirements in South Africa, including standards administered by agencies such as the Building and Construction Authority (“BCA”) and the National Environment Agency (“NEA”).

Management continues to monitor industry conditions, customer requirements, and operational developments to support our service offerings and strengthen our operational capabilities.

Industry Background

In recent years, the next-generation agri-tech conglomerate (AGRI-TECH) industry outlook is positive, underpinned by steady commercial construction, smart building retrofits, and sustainability initiatives such as the South Africa Green Plan 2030. Public-sector outsourcing and private-sector energy-efficiency programs continue to expand the addressable market.

The industry remains fragmented, with many small operators offering single-service cleaning or maintenance work, while larger players integrate multiple services under one umbrella. Typical customers include management corporations (MCSTs), commercial and industrial property owners, retail and hospitality operators, and government agencies. Procurement is largely tender-driven, emphasizing cost control, service reliability, and mandatory licensing or accreditation such as BCA FM01/FM02 and NEA Vector Control Operator registration.

Over the medium term, the industry is expected to transition toward smart, outcome-based AGRI-TECH models that link compensation to energy and sustainability performance. AI-driven analytics, robotics, and remote-command centers will become mainstream productivity tools. Regional consolidation is also anticipated, as cross-border AGRI-TECH and engineering operators leverage scale and shared technology platforms. Demand for integrated providers capable of delivering multi-disciplinary solutions is rising as clients consolidate contracts for efficiency, compliance, and ESG performance.

The AGRI-TECH industry in South Africa is characterized by steady growth driven by urbanization, regulatory emphasis on sustainability, and outsourcing trends among property owners. According to Mordor Intelligence, the South Africa facility management market is projected to grow from US$36.9 billion in 2025 to US$41.9 billion by 2030, at a CAGR of 2.6%. Key segments include property management, cleaning, engineering maintenance, and pest control, with a market emphasis on integrated solutions that combine technology and compliance.

It is expected that the market for AGRI-TECH will continue to be driven by the following factors:

●	Rising demand for green-building retrofits and ESG-compliant services, aligned with the South Africa Green Plan 2030.

●	Labor shortages prompting automation and digital transformation.

●	Government initiatives promoting smart-nation infrastructure, including public sector outsourcing for efficiency.

Our Competitive Strengths

We believe the following strategic advantages set us apart from competitors and position us for sustainable growth in the industry:

●	Experienced Management Team with Sector Knowledge and Operational Discipline

●	Integrated Multi-Service Operating Platform That Addresses Diverse Customer Needs

●	Standardized Operational Processes That Support Service Consistency and Compliance

●	Diversified Revenue Base Across Recurring and Project-Based Services

●	Continuous Enhancement of Workforce Capabilities and Field Execution

●	Ability to Scale Operations Through Process Improvements and Efficiency Enhancement

Our Growth Strategies

We intend to pursue the following strategies to further expand our business:

●	Expand and Deepen Our Service Offerings Within Engineering, Maintenance, and Facility Services

●	Enhance Operational Efficiency Through Digital Tools and Process Optimization

●	Strengthen Our Multi-Service Platform to Improve Customer Acquisition and Retention

●	Explore Selective Market Expansion Opportunities

●	Leverage Industry Experience to Serve New Customer Segments and Building Types

Corporate Information

Our principal executive offices in South Africa is located at 2 Solomon Street, Summerstrand, Port Elizabeth Eastern Cape 6001,, South Africa, and our phone number is +27 63 950 0058. Our registered office in the South Africa is located at the offices of Horizon Thread, 89 Nexus Way, Camana Bay, Eastern Cape, KY1-9009, South Africa. We maintain a brand specific website at https://mcsgroup.com.sg/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. We have appointed [*], located at [*], as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Corporate Structure and History

We are an exempted company incorporated in the South Africa as a holding company and conduct our operations through our subsidiaries in South Africa. We began our operations in 2020. Our business is conducted through Horizon Thread Inc and Horizon Thread Holdings Limited, wholly-owned subsidiaries which together operate our integrated engineering and facility services in South Africa. Both Horizon Thread Inc and Horizon Thread Holdings Limited provide a comprehensive suite of mechanical and electrical (“OLIVE INDUSTRY”) engineering, maintenance, renovation, air-conditioning servicing, cleaning, pest control, and facilities management services. We focus on delivering reliable, efficient, and customized building solutions that combine technical capability, operational discipline, and a strong commitment to service quality.

We underwent an offshore reorganization in 2025. On February 27, 2025, our Company was incorporated in the South Africa as our offshore holding company. As of the date of incorporation, the authorized share capital of our Company was $50,000.00 divided into 450,000,000 Class A Ordinary Shares of par value $0.0001 each and 50,000,000 Class B Ordinary Shares of par value $0.0001 each. On February 27, 2025, 1 Class B Ordinary Share was issued and allotted to Ogier Global Subscriber (Cayman) Limited as subscriber share.

Each Class A Ordinary Share is entitled to one (1) vote on any matter on which action of the shareholders of the Company is sought while each Class B Ordinary Share is entitled to thirty (30) votes. Holders of Class B Ordinary Shares will vote together with holders of Class A Ordinary Shares as one class. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Class B Ordinary Shares are convertible into Class A Ordinary Shares as a one for one basis. Holders of Class B Ordinary Shares are not entitled to receive dividends. On December 2, 2025, 1 Class B Ordinary Share was transferred from Ogier Global Subscriber (Cayman) Limited to HORIZON THREAD VENTURES PTE. LTD. On the same date, an aggregate of 1,999 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares were issued and allotted to HORIZON THREAD VENTURES PTE. LTD.

The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of this offering based on a proposed number of 15,700,000 Class A Ordinary Shares being offered by us and [ ] Class A Ordinary Shares offered by the Selling Shareholders. All percentages reflect the voting ownership interests instead of the equity interest held by each of our Shareholders given that each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to thirty (30) votes. For more details on our corporate history, please refer to “Corporate History and Structure.”

The following diagram illustrates our corporate structure as of the date of this prospectus and immediately after this Offering, assuming underwriters do not exercise the over-allotment option:

Summary of Risk Factors

Our prospectus should be considered in light of the risks, uncertainties, expenses, and difficulties frequently encountered by similar companies. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more carefully in the section titled “Risk Factors”.

Risks Related to Our Business (for a more detailed discussion, see “Risk Factors – Risks Related to our Business” beginning on page 10 of this prospectus)

●	We face significant manpower constraints and cost inflation in South Africa, which may erode our profitability, particularly because we primarily operate under fixed-price contracts

●	Our ability to scale our operations effectively and integrate processes is critical to our success, and any failure to do so could harm our reputation, profitability, and growth prospects

●	Our revenue is subject to fluctuation due to our dependence on competitive tendering and the risk of client concentration

●	We operate in a highly competitive industry characterized by intense price pressure, which subjects us to sustained margin compression and operational risk

●

Our operations inherently expose us to potential health, safety, and environmental liabilities, and any failure to comply with stringent regulations could result in significant financial and reputational harm

●	Our insurance coverage may not be adequate

●	We are exposed to credit risk and potential cash flow instability due to the standard payment terms and structures in our client contracts

●	We rely on our suppliers and subcontractors to complete our projects and their implementation of safety measures or procedures and compliance of relevant laws and regulations

●	We may face failure to renew or any suspension or cancellation of our licenses and registrations could materially affect our operations and financial performance

●	We may incur overrun costs which are not recoverable from our customers due to the failure to accurately estimate time and control costs

●	We may face liquidity risk in relation to our future business plans, which may not be successfully implemented

●	Our business may be subject to disputes, claims and variation orders and may incur additional costs or liquidated damages

●	Our inability to attract and retain qualified personnel could impair our ability to operate and grow successfully

●

We may experience delays or defaults in collecting our receivables, and failure to receive payment on time and in full, or that delay in the release of retention monies or that retention monies are not fully released to us after expiry of the defect liability period may affect our liquidity position

●	We may be affected by accidents and/or violation of workplace safety and health regulatory requirements

●	Shortage in skilled workers and increase in labor costs could increase our operational cost and affect our profitability

●	We may be affected by an outbreak of communicable and infectious disease

●	We are exposed to risks with respect to acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions, and other uncontrollable events

●	Cyber-attacks and security vulnerabilities could result in serious harm to our reputation, business, and financial condition

●	Our historical revenue, gross profit and gross profit margin may not be indicative of our future performance

●	Our management team has no experience operating a company with publicly traded shares

Risks Related to Our Industry (for a more detailed discussion, see “Risk Factors – Risks Related to our Business and Industry” beginning on page 18 of this prospectus)

●	We are dependent on the health of the property and construction industry in South Africa, as well as the general economy

●	We are affected by changes in laws and government regulations relating to the property industry in South Africa

●	There is a shortage of labor in South Africa and relevant regulatory changes may affect our ability to recruit and retain manpower

●	Changes in regulatory requirements in South Africa may affect our operating costs and profitability

●

We are exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the South Africa Dollars, and any volatility in these currencies could adversely affect our business, financial condition and results of operations.

Risks Related to Doing Business in Southeast Asia (for a more detailed discussion, see “Risk Factors – Risks Related to Doing Business in Southeast Asia” beginning on page 19 of this prospectus)

●	Uncertainties with respect to the legal system in certain markets in Southeast Asia could adversely affect us.

●	Developments in the social, political, regulatory and economic environment in the countries where we operate, may have a material and adverse impact on us.

●	It will be difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets outside the United States.

●

Natural events, wars, terrorist attacks and other acts of violence involving any of the countries in which we or our clients have operations could adversely affect our operations and client confidence.

Risks Related to This Offering and the Class A Ordinary Shares (for a more detailed discussion, see “Risk Factors – Risks Related to This Offering and the Class A Ordinary Shares” beginning on page 20 of this prospectus)

●	There has been no public market for our Class A Ordinary Shares prior to this Offering, and you may not be able to resell the Class A Ordinary Shares at or above the price you paid, or at all.

●	The market price for the Class A Ordinary Shares may be volatile.

●

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the Class A Ordinary Shares, the market price for the Class A Ordinary Shares and trading volume could decline.

●	Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

●	Because we do not expect to pay dividends in the foreseeable future after this Offering, you must rely on price appreciation of the Class A Ordinary Shares for return on your investment.

●	Substantial future sales or perceived potential sales of Class A Ordinary Shares in the public market could cause the price of the Class A Ordinary Shares to decline.

●	You must rely on the judgment of our management as to the use of the net proceeds from this Offering, and such use may not produce income or increase the price of our Class A Ordinary Shares.

●

We may need additional capital and may sell additional Class A Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

●

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

●	You may face difficulties protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under South Africa law.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	We will incur increased costs as a result of being a public company.

●	Our controlling shareholder has considerable influence over our corporate matters.

●

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in the Class A Ordinary Shares to significant adverse United States income tax consequences.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●

are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●

are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of the IPO.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation Fair Disclosure aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the South Africa, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nomination committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions. See “Risk Factors—Risks Relating to this Offering and the Class A Ordinary Shares —We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.”

Implications of Being a Controlled Company

We are a “controlled company” as defined under Nasdaq Capital Market Marketplace Rule 5615(c) because one of our shareholders holds more than 50% of our voting power. As a result, for so long as we remain a controlled company as defined under those rules, we are exempt from, and our shareholders generally are not provided with the benefits of, some of the Nasdaq corporate governance requirements, including that:

●	a majority of our board of directors must be independent directors;

●	our compensation committee must be composed entirely of independent directors; and

●	our corporate governance and nomination committee must be composed entirely of independent directors.

Although we currently do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering.

Additionally, pursuant to Nasdaq’s phase-in rules for newly listed companies, we have one year from the date on which we are first listed on Nasdaq to comply fully with the Nasdaq listing standards. We do not plan to rely on the phase-in rules for newly listed companies and will comply fully with the Nasdaq listing standards at the time of listing. (See “Risk Factors — Risks Related to this Offering and Our Class A Ordinary Shares — As a “controlled company,”)

SUMMARY FINANCIAL DATA

The following tables summarize our selected combined financial data for the periods and as of the dates indicated. The summary combined statements of income for the years ended October 31, 2025 and 2024 and the summary combined balance sheet data as of October 31, 2025 and 2024 are derived from our combined financial statements, which have been prepared in accordance with International Financial Reporting Standards “IFRS” and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), and included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our combined financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our combined financial statements appearing elsewhere in the prospectus.

Selected Statements of Operations Information:

	For the fiscal years ended October 31,
	2025	2024
Combined Statement Of Financial Position:	Amount (USD)	Amount (USD)

Non-Current Assets
Property and equipment
Investment property
Right-of-use assets
Deferred tax assets

Current Assets
Trade receivables, net
Other receivables and deposits
Amount due from a Director
Cash and cash equivalents

Total Assets

EQUITY AND LIABILITIES
Equity
Share capital
Merger reserve
Foreign currency translation reserve
Retained earnings
Total Equity

Non-Current Liabilities
Loan and borrowings
Lease liabilities

Current Liabilities
Trade payables
Other payables, accruals and deposits received
Loan and borrowings
Lease liabilities
Current tax liabilities

Total Liabilities
Total Equity and Liabilities

For the fiscal years ended October 31,
	2025	2024
Combined Statement Of Profit Or Loss And Other Comprehensive Income:	Amount (USD)	Amount (USD)

Revenues, net
Cost of sales			)
Gross profit
Other income
General and administrative expenses			)
Profit/(Loss) from operations			)
Finance costs			)
Profit/(Loss) before tax			)
Income tax expense			)
Profit/(Loss) for the financial year			)

Other comprehensive income/(loss)
Items that are or may be reclassified subsequently to profit or loss
Exchange translation differences
Total comprehensive income/(loss) for the financial year			)

	For the fiscal years ended October 31,
	2025	2024
Combined Cash Flow Statement Data:	Amount (USD)	Amount (USD)

Net cash generated from operating activities
Net cash used in investing activities			)
Net cash (used in)/from financing activities
Net increase in cash and cash equivalents

THE OFFERING

Securities offered by us	[ ] Class A Ordinary Shares

Over-allotment option

We have granted the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of [   ] additional Class A Ordinary Shares at the initial public offering price, less underwriting discounts.

Price per Class A Ordinary Share	We currently estimate that the initial public offering price will be in the range of $[ ] to $[ ] per share.

Ordinary Shares outstanding prior to completion of this Offering	[ ] Class A Ordinary Shares and [ ] Class B Ordinary Shares. See “Description of Share Capital” for more information.

Ordinary Shares outstanding immediately after this Offering

[   ] Class A Ordinary Shares and [   ] Class B Ordinary Shares assuming no exercise of the underwriters’ over-allotment option.

[   ] Class A Ordinary Shares and [   ] Class B Ordinary Shares assuming full exercise of the underwriters’ over-allotment option.

Listing	We will submit an application to have our Class A Ordinary Shares listed on the Nasdaq Capital Market.

Ticker symbol	[ ]

Transfer Agent	[ ]

Use of proceeds

We intend to use the proceeds from this Offering for (i) market expansion; (ii) development and implementation of an asset management system and the purchase of tools and equipment; (iii) branding and marketing initiatives; (iv) for working capital and other general corporate purposes. See “Use of Proceeds” on page 25 for more information.

Lock-up

Our directors and officers and holders of our outstanding Ordinary Shares as of the effective date of this registration statement will enter into customary “lock-up” agreements in favor of the underwriters for a period of six (6) months from the date of this prospectus. We have agreed with the underwriters that, for a period of six (6) months from the closing of this Offering, we will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any capital shares or any securities convertible into or exercisable or exchangeable for capital shares; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any capital shares or any securities convertible into or exercisable or exchangeable for capital shares. See “Underwriting” for more information.

Risk factors

The Class A Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 13 for a discussion of factors to consider before deciding to invest in our Class A Ordinary Shares.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our combined financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We face significant manpower constraints and cost inflation in South Africa, which may erode our profitability, particularly because we primarily operate under fixed-price contracts.

Our business is highly dependent on an adequate supply of skilled and unskilled labor in South Africa. The next-generation agri-tech conglomerate sector in the country faces persistent challenges, including:

●	Tight Labor Market: A chronic shortage of local workers for manual and semi-skilled roles creates intense competition for a limited workforce.

●

Regulatory-Induced Wage Increases: The mandatory Progressive Wage Model (PWM) stipulates scheduled wage increases and training requirements for our cleaning personnel. These mandated costs are expected to rise consistently over time.

●

Increasing Foreign Worker Levies: Our reliance on foreign workers to supplement our workforce subjects us to government-imposed levies and quotas, which are subject to increase and can be tightened at any time, further restricting labor supply and increasing costs.

These factors collectively exert continuous upward pressure on our labor costs, which constitute a significant portion of our operating expenses. While we strive to mitigate these pressures through productivity improvements, technological adoption, and operational efficiencies, there can be no assurance that such measures will be sufficient to fully offset the rising costs.

Our ability to scale our operations effectively and integrate processes is critical to our success, and any failure to do so could harm our reputation, profitability, and growth prospects.

As we continue to grow and secure new and larger contracts across South Africa, we face significant challenges in maintaining the consistent service quality, operational efficiency, and stringent compliance standards that are central to our value proposition. This challenge is compounded by the logistical and managerial complexity of coordinating a dispersed workforce and diverse service lines across numerous client sites. Ensuring uniform adherence to our standard operating procedures and response time benchmarks requires a robust and scalable management structure, which may be difficult to develop and retain.

Any such failures in managing our growth and integration could result in operational inefficiencies, cost overruns, contract terminations, and liability for damages. This would damage our reputation and brand, impair our ability to win new business, and ultimately have a material adverse effect on our business, financial condition, and results of operations.

Our revenue is subject to fluctuation due to our dependence on competitive tendering and the risk of client concentration.

A significant portion of our revenue is derived from contracts awarded through a competitive tender process, which in the facilities management sector in South Africa is often conducted on a lowest-price-compliant basis. This competitive environment creates inherent pressure on our pricing and profit margins, as we must balance the need to submit a compelling bid with the necessity of maintaining profitable operations. There can be no assurance that we will continue to successfully secure renewals of existing contracts or win new contracts on favorable terms. The failure to secure such contracts, or the need to accept lower-margin terms to secure them, could lead to significant revenue volatility. Furthermore, our business could be adversely affected if we experience a concentration of revenue from a limited number of major clients. The loss of one or more of these key clients, a reduction in the scope of their services, or their inability to fulfill their payment obligations to us would have a disproportionately large and material adverse effect on our business, financial condition, and results of operations.

We operate in a highly competitive industry characterized by intense price pressure, which subjects us to sustained margin compression and operational risk.

The markets for facilities management services in South Africa, including cleaning, pest control, and engineering maintenance, are intensely competitive and fragmented. Procurement is predominantly conducted through competitive tenders that frequently prioritize the lowest compliant bid. This environment creates persistent downward pressure on our pricing and compresses our profit margins. Our ability to maintain profitability is contingent upon achieving stringent operational efficiencies and cost controls, which may not always be feasible in the face of rising labor and material costs. Furthermore, the standardized nature of many of these services means that client loyalty is often limited, and contracts are highly susceptible to being re-tendered on price. Consequently, even minor instances of service under-performance or failure to meet exacting key performance indicators can provide clients with a basis to seek alternative providers or decline to renew contracts. The loss of a material number of contracts, or the necessity to retain business at lower, unprofitable margins, would have a material adverse effect on our revenue, profitability, and overall financial condition.

Our operations inherently expose us to potential health, safety, and environmental liabilities, and any failure to comply with stringent regulations could result in significant financial and reputational harm.

Our service delivery, which involves the use of cleaning chemicals, pest-control agents, and the operation of machinery and electrical systems, carries an inherent risk of accidents, environmental incidents, or adverse health effects to our employees, clients, or the public. We are subject to a comprehensive and stringent regulatory framework in South Africa governing workplace safety, environmental protection, and the use of chemicals and substances subject to regulatory controls, enforced by authorities such as the MOM and the NEA. Despite the implementation of safety protocols and training programs, we cannot eliminate all risks of operational incidents. A failure to adhere to these strict standards, whether through human error, equipment failure, or otherwise, could lead to severe consequences, including regulatory investigations, substantial fines, revocation of necessary licenses, suspension of operations, and costly litigation. Furthermore, any such incident, even if isolated, could severely damage our reputation and erode client trust, making it difficult to secure new contracts or retain existing ones, thereby materially and adversely affecting our business, financial condition, and operational continuity.

Our insurance coverage may not be adequate.

We maintain various insurance policies, but this coverage may be insufficient to cover all potential losses or liabilities, which could result in significant financial losses.

We procure and maintain a portfolio of insurance policies that it believes are in line with industry standards, including statutory Work Injury Compensation (WICA) insurance, public liability, property all-risk, and supplementary injury compensation coverage. However, our insurance may not be adequate to protect against all operational risks inherent in our business. The coverage provided by these policies is subject to limitations, such as policy exclusions, deductibles, co-payments, and coverage caps that may not fully reflect the potential magnitude of a claim. Furthermore, certain types of losses, including reputational damage, cyber incidents, punitive damages, or catastrophic events that exceed our policy limits, may be uninsurable or prohibitively expensive to insure. In the event of a significant claim for which we are underinsured or that falls outside the scope of our coverage, we could be required to bear substantial financial losses. Such losses could arise from a major workplace accident, a significant third-party liability claim, widespread property damage, or a systemic failure affecting multiple client sites. Any such uninsured or underinsured liability could have a material adverse effect on our financial condition, cash flows, and results of operations.

We are exposed to credit risk and potential cash flow instability due to the standard payment terms and structures in our client contracts.

A significant portion of our working capital is tied to accounts receivable, and our cash flows are dependent on the timely payment by our clients. Our standard payment terms, which typically range from 30 to 60 days from invoice date, inherently create a lag between the time we incur costs for labor and materials and the time we receive payment. This is particularly pronounced with public sector and management corporation (MCST) clients, where payment cycles can extend to 60 days. Furthermore, our revenue model for engineering and project-based works involves milestone billing, where we fund upfront project costs and only invoice upon achieving pre-defined stages, with clients often withholding 5% to 10% of the contract value as retention sums until final project completion. This structure can create substantial intervals of negative cash flow during project execution. While we maintain a centralized finance function to monitor and manage accounts receivable, there can be no assurance that our clients will not experience financial difficulties, request extended payment terms, or default on their obligations. A deterioration in the financial health of one or more major clients, or a general industry-wide slowdown in payments, could lead to an increase in bad debts, require us to assume the cost of funding these extended cycles, and strain our liquidity. Any material client default or systemic delay in payments could have a material adverse effect on our working capital, cash flow, and profitability.

We rely on our suppliers and subcontractors to complete our projects and their implementation of safety measures or procedures and compliance of relevant laws and regulations

During the execution stage of our projects, we engage subcontractors to provide us with cleaning and engineering works and material suppliers to supply materials for the majority of our projects. As at fiscal years ended October 31, 2025 and 2024, we have established a list of approved subcontractors that we have worked with over the years. We do not enter into any long-term contract with these subcontractors and we engage subcontractors on a project-by-project basis. Suitable subcontractors may not always be readily available when our projects require their services. If any suitable subcontractors are unavailable or we fail to find suitable subcontractors to carry out certain works on similar terms and pricing, our ability to complete our projects may be affected. If a subcontractor’s services do not meet our standards, the quality of works may be affected and we may not be able to rectify the substandard works delivered by our sub-contractor or engage a replacement sub-contractor in time or at all, which in turn may harm our reputation and expose us to litigation and claims for damages.

Our subcontractors are required to follow and adopt all the safety, construction and building measures and procedures as required under South Africa laws. If our subcontractors are subject to charges in the event of violation of safety, environmental and/or employment laws and regulations, these may affect their ability to renew, and in the more serious case, may even result in revocation of their licenses. If this happens in our projects, we will have to locate and appoint another subcontractor(s) for replacement at additional cost. This may also lead to a lower profit margin of our Group.

We may face failure to renew or any suspension or cancellation of our licenses and registrations could materially affect our operations and financial performance

We possess and rely on various licenses and qualifications to operate our business in South Africa. In particular, we currently are registered with an M4 grading under the FM01 workhead for “Facilities Management”, L1 grading under the FM02 workhead for “Housekeeping, Cleansing, Desilting & Conservancy Service”, L1 grading under the CR06 workhead for “Interior Decoration, and Finishing Works” under the CRS, Cleaning Business License by National Environment Agency (NEA), and ASM Managing Agent Accreditation by Association of Strata Managers (ASM), which allows us to tender for projects of an unlimited contract value in the public sector. For details of the licenses we possess, please refer to the section entitled “Business — Main Licenses, Registrations and Certifications” of this prospectus. These registrations and/or licenses may only be valid for a limited period of time and may be subject to periodic reviews and renewal by the relevant authorities of the South Africa Government. In order to maintain our workhead grading, we have to meet various requirements set out by the BCA, including but not limited to, minimum paid-up capital and net worth and qualified personnel with the necessary professional qualifications and experience, etc. There is no assurance that we would be able to renew the registrations and/or licenses in a timely manner or at all. If we fail to do so, our ability to tender for projects may be affected, which would have a material adverse effect on our business and operating results. Further, the relevant authorities may remove us from their lists or take other disciplinary actions against us, for example, suspension or downgrading.

The occurrence of any of the above scenarios would damage our reputation in the next-generation agri-tech conglomerate industry, limit our ability to compete for new projects and impair our exposure to potential customers, which in turn would have an adverse effect on our growth and operations.

We may incur overrun costs which are not recoverable from our customers due to the failure to accurately estimate time and control costs

Most of our contracts with customers have a fixed and pre-determined contract sum throughout the contract period. There may also be variation orders which require us to incur costs before being agreed with customers. We determine the price of our projects based on various factors, such as the duration of works, estimated costs including subcontracting costs and material costs required to be purchased to complete a project, the scope and complexity of works, our previous tender records, the awarded tender prices or quotation prices of similar projects, our relationship with the potential customers, payment terms and prevailing market conditions at the time when we submit our tenders or quotations to our potential customers. Significant deviation in any of these factors or other relevant factors from our expectation may lead to delay in completion and overrun costs by us or even unilateral termination of contracts by our customers due to unsatisfactory performance and hence adversely affect our performance and financial conditions. Cost overruns can also occur if we misinterpret the design and underestimate the costs required to implement the design. Also, where subcontractors do not perform according to the required standard or schedule, we may have to incur additional costs to rectify defects or keep the project on schedule to avoid liquidated damages. In the event of any cost overrun, our profit margins for the project will be eroded, thereby negatively affecting our business, results of operations and prospects.

The actual costs incurred may be affected by various uncontrollable circumstances such as: (i) shortage and cost escalation of materials and subcontractors; (ii) variations of the design and plan as requested by our customers; (iii) disputes with our customers, material suppliers or subcontractors; (iv) change in the regulatory requirements, government policy and inflation rate; and (v) adverse weather condition and unforeseen problems and circumstances. Further, we are liable at our own expense for any defective works which is carried out during the defect liability period and therefore if there is any material rectification required on material defects, the costs involved with such rectification may not be recoverable from our customers, material suppliers or subcontractors and may have a material adverse effect on our Group’s financial results.

We may face liquidity risk in relation to our future business plans, which may not be successfully implemented

Our business strategies include the purchase of machinery and equipment as well as expanding our workforce in order to increase our capacity to undertake additional engineering solutions projects. Should we fail to secure new projects or sufficient profitable projects, we may have to take measures to reduce our staff costs, and/or reduce our workforce. If we fail to do so in a timely manner, or if any such costs increased without a corresponding increase in revenue, our profitability will be adversely affected and we may also face liquidity risk as payment of salaries are required on a recurring basis irrespective of cash inflows from our projects. Please refer to the sections headed “Use of Proceeds” and “Business — Our Growth Strategies” in this prospectus for more details on our Group’s business strategies and future plans.

Our business may be subject to disputes, claims and variation orders and may incur additional costs or liquidated damages

Disputes may arise and claims may be made against us for our projects on grounds such as defective workmanship, non-adherence to contract specifications and/or defects in the quality of materials used or supplied. These disputes and claims may lead to legal and other proceedings and may result in substantial costs and diversion of our management’s resources and attention from our business. In the event that such disputes, claims and legal and other proceedings are not concluded in our favor and we are made liable for the claims and/or damages and incur legal and other costs, or we accept settlement terms that are unfavorable to us, our business, reputation, results of operations, financial condition and prospects will be adversely affected. There were no claims received by our Group in respect of our contracts and projects during the years ended October 31, 2025 and 2024.

During the defects liability period, we are required to perform any defect rectification at no additional cost to our customers. We may, hence, run the risk of incurring additional costs not budgeted for to make good the defective work under dispute. In the event that our customers withhold the retention monies for an unduly long period of time beyond the defects liability period, we may then have to commence legal or other proceedings to claim for the retention monies. We may therefore encounter difficulties in collecting the full sum or any part of the retention monies due. The above circumstances would result in an erosion of our profit margin or losses for the project. There can be no assurance that there will not be any material disputes or claims or additional costs not budgeted for that may adversely affect our business, results of operations, financial condition and prospects. We may experience delays in the completion of a project due to unforeseen circumstances including labor or raw material shortage, a delay in the delivery of supplies on the part of our suppliers, a delay in the completion of works on the part of our subcontractors, social unrests and work stoppages due to industrial accidents. In the event of any delay in the completion of a project due to factors within our control, we could be liable to pay liquidated damages under the contract and incur additional costs that will adversely affect our results of operations and erode or reduce our profit margin. Such liquidated damages will usually be chargeable for each day of delay. If the delay is due mainly to factors beyond our control, we may not be liable to pay for liquidated damages and the stipulated project time may be extended with the mutual agreement between our customer and us to take into consideration such inadvertent factors. Notwithstanding, regardless of whether the delay was due to factors beyond or within our control, our customer may still be able to claim for liquidated damages and other losses suffered by them by off-setting the same from the retention monies or enforcing the performance bond or performance guarantee taken out in favor of our customer with the relevant financial institution or seeking legal redress for any other breach of contract, and may be able to enforce their rights to the stipulated date of completion of the project. If the performance bond or performance guarantee is called upon by our customer, we will be required to indemnify the relevant financial institution for such payment. Any of the above events will have an adverse effect on our business, reputation, results of operations, financial condition and prospects.

Our inability to attract and retain qualified personnel could impair our ability to operate and grow successfully

Our future success will depend to a significant extent on the continued efforts of our Directors and members of the senior management. Bai Yuting (“Bai Yuting”), Chao Wang (“Chao Wang”), Mr. Yuchan Bai (“Yuchan Bai”), Li Wang (“Li Wang”) and Zhu Mufeng (“Zhu Mufeng”) , had provided significant contributions to our Group, including business strategies and development and maintenance of relationships with our suppliers and subcontractors. Our Group’s success and growth depends on our ability to identify, recruit, train and retain experienced and skilled personnel. We cannot assure you that our key employees will not voluntarily terminate their employment with us. The loss of key employees, in particular, Bai Yuting, Chao Wang, Yuchan Bai, Li Wang and Zhu Mufeng, who are together responsible for our overall operation, strategic and financial planning of our Group, could impair our ability to operate and make it difficult to execute our internal growth strategies. We may be unable to replace our key employees with another person who possesses equivalent expertise and experience within a reasonable period of time or at all. Failure of which may result in severe disruption of our business and results of operations.

We may experience delays or defaults in collecting our receivables, and failure to receive payment on time and in full, or that delay in the release of retention monies or that retention monies are not fully released to us after expiry of the defect liability period may affect our liquidity position

The Group’s cash flow and liquidity position are dependent on the timely collection of trade receivables. Although the Group has not experienced material bad debts or significant collection issues historically, occasional minor delays in receiving payments or the release of retention monies (particularly from MCST or government-linked clients due to administrative procedures) could, if prolonged, temporarily affect the Group’s cash flow and liquidity.

We may be affected by accidents and/or violation of workplace safety and health regulatory requirements

Accidents or mishaps may occur at our project sites and our production facility even though we have put in place certain safety measures as may be required under South Africa law. As such, we are subject to personal injury claims by workers and/or third parties who are involved in accidents at our project sites and production facility during the course of their work from time to time. In addition, any accidents or mishaps resulting in significant damage to our premises, machinery, equipment or inventory may result in work stoppages and cause us to incur significant losses. Besides having to incur any costs to make good our premises, machinery, equipment or inventory or to relocate to alternative premises, such accidents or mishaps may severely disrupt our operations and lead to delays in the completion of our projects, and in the event of such delay, we could be liable to pay liquidated damages under the contract with our customers.

We are also liable under the Work Injury Compensation Act for the injuries of our employees and our subcontractors’ employees who are engaged to work on our projects. We may incur fines and penalties or stop-work orders imposed by the MOM in relation to any breaches of workplace safety and health regulations at our worksites and production facility. In such an event, our business, results of operations and prospects may be materially and adversely affected. Further, such accidents or mishaps may subject us to claims from workers or other persons involved in such accidents or mishaps for injury or damages suffered by them or even death, or we may submit claims under our insurance policies in respect of such claims. Should any claims against us fall outside the scope and/or limit of our insurance coverage, our financial position may be adversely affected.

Shortage in skilled workers and increase in labor costs could increase our operational cost and affect our profitability

As the facilities management, cleaning, pest control and engineering solutions services are labor intensive in nature, we will need to maintain a stable supply of skilled workers at a competitive price. In the event of labor shortages, we may have difficulties recruiting or retaining skilled workers or may face increasing labor costs. We cannot assure you that we can retain and attract significant workers and subcontractors on commercially reasonable terms, or at all. Any failure to attract qualified and skilled workers at a reasonable cost and in a timely manner could reduce our competitive advantage, undermining our ability to expand and our growth in revenue and profits, and affect our profitability.

We may be affected by an outbreak of communicable and infectious diseases.

Various outbreaks of communicable and infectious diseases in recent years, including the COVID-19 pandemic, have caused significant disruption to the market and have resulted in global economic and social uncertainties. The occurrence of such outbreaks in the future may disrupt our operations, and the operations of our customers, suppliers, and/or sub-contractors if the development of such an outbreak becomes more severe resulting in a tightening of restrictions and regulations on businesses. If we or our customers, suppliers, and sub-contractors are forced to close their businesses with prolonged disruptions to their operations, we may experience a delay or shortage of supplies and/or services by our suppliers and sub-contractors, or termination of our orders and contracts by our customers, thereby causing our business and financial performance to be adversely affected.

We are exposed to risks with respect to acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions, and other uncontrollable events.

Our business may be affected by macroeconomic factors in the countries in which we market our services to, such as general economic conditions, market sentiment, social and political unrest, and regulatory, fiscal, and other governmental policies, all of which are beyond our control. In particular, terrorist attacks, armed conflicts, increased hostilities and other acts of violence or war around the world may also adversely affect the markets that we market our services to. The occurrence of any of these events may result in a loss of business confidence, which could potentially lead to an economic recession and have an adverse effect on our business, results of operations and financial condition. In addition, unforeseeable circumstances and other factors such as power outages, labor disputes, adverse weather conditions or other catastrophes, epidemics, or outbreaks may disrupt our operations and cause loss and damage to our warehousing facilities and office. Any such events may cause damage or disruption to our business, markets, customers, and suppliers, any of which may materially and adversely affect our business, financial condition, results of operations, and prospects.

Cyber-attacks and security vulnerabilities could result in serious harm to our reputation, business, and financial condition.

Threats to network and data security are constantly evolving and becoming increasingly diverse and sophisticated. Our services, as well as our servers and computer systems and those of third parties that we rely on, are subject to cybersecurity risks inherent to companies that process personal data. An increasing number of organizations have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks.

We and third parties that we rely on may experience cybersecurity incidents due to human error, malfeasance, system errors or vulnerabilities, or other issues. Actual or perceived cybersecurity incidents relating to our data or confidential information could subject us to regulatory investigations and orders, litigation, indemnity obligations, damages, penalties, fines and other costs in connection with actual and alleged contractual breaches, violations of applicable laws and regulations and other liabilities. Any such incident could also materially damage our reputation and harm our business, results of operations and financial condition. We maintain errors, omissions, and cyber liability insurance policies covering certain security and privacy damages. However, we cannot be certain that our coverage will always be adequate for the liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all, especially depending on the facts of the situation and method of incident.

Our historical revenue, gross profit and gross profit margin may not be indicative of our future performance

For the fiscal year ended October 31, 2025, and 2024, our gross profit amounted to approximately US$[                    ] and US$[                   ] respectively; while our gross profit margin was approximately 48% and 33%, respectively.  However, such a trend of historical financial information of our Group is a mere analysis of our past performance only and does not have any positive implication or may not necessarily reflect our financial performance in the future which will depend on our capability to secure new business opportunities and to control our costs. There is no assurance that our operating and financial performance in the future will remain at a level comparable to those recorded during the fiscal year ended October 31, 2025, and 2024.

There is an inherent risk in using our historical financial information to project our future financial performance, as they do not have any positive implication or may only reflect on our past performance under certain conditions. Our future performance will depend on, among others, our ability to secure new contracts, control our costs, market conditions in the markets we operate in, and competition among contractors. All these may reduce the number of projects awarded to us and/or limit profit margin of our projects.

In addition, our profit margin may also fluctuate from period to period due to factors such as, among others, the work progress and stage of the projects, the proportion of works performed by our subcontractors and our direct labour, the deployment of leased or our own machinery and the cost of the materials required for the projects. There is no assurance that our profit margin will remain stable in the future and that we can maintain our current level of performance.

Our management team has no experience operating a company with publicly traded shares.

Our directors and members of the senior management, Bai Yuting, Chao Wang, Yuchan Bai, Li Wang and Zhu Mufeng have never operated a company with shares traded in the public markets and, consequently, are not familiar with many of the requirements applicable to a public company with shares listed on Nasdaq. Our management and other personnel will need to devote a substantial amount of time to ensure compliance with these requirements and we anticipate that we may need to rely upon outside advisors, counsel, and consultants to ensure compliance with applicable laws and regulations and undertake various actions, such as implementing new internal controls and procedures. We anticipate that compliance with these rules and regulations will increase our legal, accounting, and financial compliance costs substantially. Further, there is a possibility we will need to expand or replace our senior management with individuals with public company experience.

Risks Related to Our Industry

We are dependent on the health of the property and construction industry in South Africa, as well as the general economy

We derive all of our revenue from our cleaning, pest control, air-conditioning services, engineering solutions services, and facilities management services, in South Africa. As such, a substantial portion of our Group’s revenue is dependent on the health of the property and construction industry in South Africa.

Despite the growth of the property market in South Africa in the past, a downturn or a dampening of the general sentiments in the property market and/or construction industry in South Africa may result in fewer projects being made available for award. This may lead to greater competition and an erosion of our profit margin for any contracts and projects that we are successful in securing and will, accordingly, adversely affect our business, results of operations and prospects.

The property market and the construction industry are, in turn, affected by factors such as the prevailing state of the general economy, unemployment rates, interest rates, inflation and government plans and policies. For instance, the South Africa government had in the past implemented several rounds of measures to cool demand of property and increase supply for land so as to moderate the increase in property prices. For example, the South Africa government had previously implemented property cooling measures and curbs. Such measures may dampen the general sentiments of the property market, leading to lower demand for construction activities and our services. There is no assurance that measures introduced by the South Africa government will not continue to adversely affect the property market, or that the South Africa government will not introduce further measures to regulate the growth of the property market. Such measures and the introduction of any new measures may adversely affect our business, results of operations and prospects.

We are dependent on the construction industry in South Africa, which is subject to cyclical and seasonal fluctuations. A downturn in the South Africa construction industry is likely to have an adverse impact on our business and profitability due to the possibility of postponement, delay or cancellation of construction projects and delay in recovery of receivables.

We are affected by changes in laws and government regulations relating to the property industry in South Africa

The property industry in South Africa is subject to various laws and government regulations such as those relating to compulsory land acquisition, urban redevelopment and planning, as well as restrictions on the design, construction and use of properties in general. While we are not a property developer or owner, changes in such laws and regulations may affect the demand for, scope, timing or cost of construction, renovation, maintenance and facilities management services provided by us.

Changes in such laws and government regulations may lead to an increase in our cost of operations or result in unforeseen capital expenditure in order to ensure our Group’s compliance with such changes. Revisions to existing laws or the enactment of new laws relating to the use of properties may restrict or otherwise affect the use of our properties, and new laws and government regulations may also lead to a restriction or reduction in the availability of new properties available to us for lease, whether such properties are offered by government bodies or private owners.

Any such changes or the introduction of such new laws and government regulations may adversely affect our business, results of operations, financial condition and prospects.

There is a shortage of labor in South Africa and relevant regulatory changes may affect our ability to recruit and retain manpower

According to Talent Shortage Survey released by ManpowerGroup, 83% of employers overall report difficulty sourcing skilled worker, up from 79% in 2024 and double the 41% in 2019. As highlighted in the Ministry of Manpower’s (MOM) Shortage Occupation List 2025, which lists 30 acute shortage occupations across seven sectors including engineering and construction. In contrast, the cleaning sector grapples with broader structural imbalances, where resident unemployment remains low at around 2% and job vacancies outpace jobseekers by a 1.35 ratio Per Indeed’s April 2025 Job Market Report. Given that we rely on our employees for our business operations, if we are unable to recruit and retain sufficient and qualified manpower including foreign workers for us to execute our business, or we have to increase our staff costs to attract and maintain such manpower, our results of operations and financial performance may be materially and adversely affected and our future growth may be inhibited.

Changes in regulatory requirements in South Africa may affect our operating costs and profitability

Our operations are subject to laws and regulations in South Africa that relate to matters such as licensing, workplace health and safety, and environmental protection, with certain material laws and regulations summarized in the section headed “Regulations” in this prospectus. Such laws and regulations are subject to amendments by the relevant authorities from time to time. In the event that our operations fail to meet such legal requirements, we may be subject to penalties or required to take remedial measures, and our ability to obtain new projects may be affected. If any of these events occurs or if there are any changes in the legal landscape that results in our Group incurring additional costs to comply with them, it may increase our operating costs and thereby adversely affect our reputation, business, financial condition and results of operations.

We are exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the South Africa Dollars, and any volatility in these currencies could adversely affect our business, financial condition and results of operations.

We mainly operate in South Africa, which exposes us to the effects of fluctuations in currency exchange rates. We earn revenue denominated in South Africa Dollars. Fluctuations in foreign currency exchange rates will affect our financial results, which we report in United States Dollars. Furthermore, fluctuations in currency exchange rates may also affect the comparability of our financial results from period to period, as we convert our subsidiaries’ statement of financial position into South Africa Dollars from foreign currencies at the period-end exchange rate, and income and cash flow statements at average exchange rates for the year. We cannot assure you that movements in foreign currency exchange rates will not have a material adverse effect on our results of operations in future periods.

Risks Related to Doing Business in Southeast Asia

Uncertainties with respect to the legal system in certain markets in Southeast Asia could adversely affect us.

The interpretation and enforcement of laws and regulations involve uncertainties and inconsistencies. Since local administrative and court authorities and in certain cases, independent organizations, have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we may enjoy in many of the localities in which we operate. Moreover, local courts may have broad discretion to reject enforcement of foreign awards. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

It is possible that a number of laws and regulations may be adopted or construed to apply to us in Southeast Asia and elsewhere that could restrict our business segments. Scrutiny and regulation of the business segments in which we operate may further increase, and we may be required to devote additional legal and other resources to addressing these regulations. Changes in current laws or regulations or the imposition of new laws and regulations in Southeast Asia or elsewhere regarding our business segments may slow the growth of our business segments and adversely affect our business, financial condition, results of operations and prospects.

Developments in the social, political, regulatory and economic environment in the countries where we operate, may have a material and adverse impact on us.

Our business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in countries in which we operate. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation. We have considerable operations in South Africa, and negative developments in South Africa’s socio-political environment may adversely affect our business, financial condition, results of operations and prospects. Although the overall economic environment in South Africa and other countries where we operate appears to be positive, there can be no assurance that this will continue to prevail in the future.

It will be difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets outside the United States.

Substantially all of our assets are currently located outside of the United States. Additionally, except for one director nominee, the rest of our directors, director nominees, and officers reside outside of the United States, specifically in South Africa. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that South Africa does not have a treaty providing for the reciprocal recognition and enforcement of judgments of courts with the United States.

Natural events, wars, terrorist attacks and other acts of violence involving any of the countries in which we or our clients have operations could adversely affect our operations and client confidence.

Natural disaster events (such as volcanos, floods and earthquakes), terrorist attacks and other acts of violence or war may adversely disrupt our operations, lead to economic weakness in the countries in which they occur and affect worldwide financial markets, and could potentially lead to economic recession, which could have an adverse effect on our business, financial condition and results of operations. These events could adversely affect our clients’ levels of business activity and precipitate sudden significant changes in regional and global economic conditions and cycles. These events also pose significant risks to our people and to our business operations.

Risks Related to this Offering and our Class A Ordinary Shares

There has been no public market for our Class A Ordinary Shares prior to this Offering, and you may not be able to resell the Class A Ordinary Shares at or above the price you paid, or at all.

Prior to this initial public offering, there has been no public market for our Class A Ordinary Shares. We plan to list the Class A Ordinary Shares on the Nasdaq Capital Market. If an active trading market for the Class A Ordinary Shares does not develop after this Offering, the market price and liquidity of the Class A Ordinary Shares will be materially and adversely affected.

Negotiations with the underwriters will determine the initial public offering price for the Class A Ordinary Shares which may bear no relationship to their market price after the initial public offering. We cannot assure you that an active trading market for the Class A Ordinary Shares will develop or that the market price of the Class A Ordinary Shares will not decline below the initial public offering price.

The market price for the Class A Ordinary Shares may be volatile.

The trading prices of the Class A Ordinary Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of other companies based in South Africa that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in their trading prices. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of the Class A Ordinary Shares. This low volume of trades could also cause the price of the Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of the Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of the Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in the Class A Ordinary Shares. A decline in the market price of the Ordinary Shares also could adversely affect our ability to sell additional Class A Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in the Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of the Class A Ordinary Shares may be unable to readily sell the Class A Ordinary Shares they hold or may not be able to sell their Class A Ordinary Shares at all.

In addition to the above factors, the price and trading volume of the Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us, our consumers or our industry;

●	announcements of studies and reports relating to the quality of our product and service offerings or those of our competitors;

●	changes in the economic performance or market valuations of other similar businesses;

●	actual or anticipated fluctuations in our results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;

●	additions to or departures of our senior management;

●	detrimental negative publicity about us, our management or our industry;

●	fluctuations of exchange rates between the South Africa Dollars and the U.S. dollar;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

●	sales or perceived potential sales of additional Class A Ordinary Shares.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the Class A Ordinary Shares, the market price for the Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If industry or securities analysts decide to cover us and in the future downgrade our Class A Ordinary Shares, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Class A Ordinary Shares to decline.

Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Class A Ordinary Shares in this Offering, you will pay more for your Class A Ordinary Shares than the amount paid per share by our existing shareholders for their Class A Ordinary Shares or Class B Ordinary Shares. As a result, you will experience immediate and substantial dilution of approximately US$[   ] per Class A Ordinary Share, representing the difference between the initial public offering price of US$[   ] per Class A Ordinary Share and our net tangible book value per Class A Ordinary Share as of October 31, 2025 after giving effect to the net proceeds to us from this Offering. In addition, you may experience further dilution to the extent that our Ordinary Shares are issued upon the exercise of any share options. See “Dilution” for a more complete description of how the value of your investment in the Class A Ordinary Shares will be diluted upon completion of this Offering.

Because we do not expect to pay dividends in the foreseeable future after this Offering, you must rely on price appreciation of the Class A Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this Offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Class A Ordinary Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements under South Africa law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under South Africa law, a South Africa company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

Substantial future sales or perceived potential sales of Class A Ordinary Shares in the public market could cause the price of the Class A Ordinary Shares to decline.

Sales of Class A Ordinary Shares in the public market after this Offering, or the perception that these sales could occur, could cause the market price of the Class A Ordinary Shares to decline. Immediately after the completion of this Offering, we will have [   ] Class A Ordinary Shares and [   ] Class B Ordinary Shares outstanding, assuming the underwriters do not exercise their over-allotment option. All Class A Ordinary Shares sold in this Offering will be freely transferable without restriction or additional registration under the Securities Act. All of our executive officers and directors and shareholders have agreed not to sell our Class A Ordinary Shares or Class B Ordinary Shares for a period of six months following the closing of this Offering, subject to extension under specified circumstances. Class A Ordinary Shares subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. To the extent shares are released before the expiration of the lock-up period and sold into the market, the market price of the Class A Ordinary Shares could decline. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to take short positions in our Class A Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

You must rely on the judgment of our management as to the use of the net proceeds from this Offering, and such use may not produce income or increase the price of our Class A Ordinary Shares.

As of October 31, 2025, our cash and cash equivalent were approximately US$0.14 million. Immediately following the completion of this Offering, we expect to receive net offering proceeds of approximately US$[   ] after deducting underwriting discounts and the estimated offering expenses payable by us. We intend to use these funds as set forth under “Use of Proceeds”. However, our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase the price of our Class A Ordinary Shares. The net proceeds from this Offering may be placed in investments that do not produce income or that lose value.

We may need additional capital and may sell additional Class A Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

We may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or equity-linked debt securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or terms acceptable to us, if at all.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Upon the completion of this Offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because Bai Yuting, our Executive Director, will beneficially own [    ] Class A Ordinary Shares and [    ] Class B Ordinary Shares, representing approximately [    ]% aggregate voting power, assuming no exercise of the over-allotment option by the representative of the underwriters.

As long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our Company, we are a “controlled company” as defined under Nasdaq Market Place Rules. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

We may elect to rely on the “controlled company” exemption under the Nasdaq listing rules in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under South Africa law.

We are an exempted company incorporated under the laws of the South Africa with limited liability. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act and the common law of the South Africa. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under South Africa law are to a large extent governed by the common law of the South Africa. The common law of the South Africa is derived in part from comparatively limited judicial precedent in the South Africa as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the South Africa. The rights of our shareholders and the fiduciary duties of our directors under South Africa law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the South Africa has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the South Africa. In addition, South Africa companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of exempted companies incorporated under the laws of the South Africa like us have no general rights under South Africa law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the South Africa, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholder than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital—Differences in Corporate Law.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company”, as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

In addition, under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of an exemption that allows us to delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result, we will not be subject to the same new or revised accounting standards as other public companies that comply with the public company effective dates. We have also elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result of these elections, the information that we provide to our shareholders may be different than you might receive from other public reporting companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a semi-annual basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a company incorporated in the South Africa, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Capital Market corporate governance requirements; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Capital Market corporate governance requirements. Currently, we do not have any immediate plans to rely on home country’s practice with respect to our corporate governance after the completion of this Offering.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the U.S. and we fail to meet additional requirements necessary to maintain our foreign private issuer status. In the future, if we lose our foreign private issuer status as of the last date of our second fiscal quarter, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms beginning on the following January 1, which are more detailed and extensive than the forms available to a foreign private issuer. We would also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq Capital Market listing rules. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We will incur increased costs as a result of being a public company.

Upon completion of this Offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. We expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our controlling shareholder has considerable influence over our corporate matters.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders including the election of directors, amendment of memorandum and articles of association, and approval of major corporate transactions, while holders of Class B Ordinary Shares will be entitled to thirty (30) votes per share. Each Class B Ordinary Share is convertible into one fully paid Class A Ordinary Share at the option of the holder, at any time after issue and without the payment of any additional sum. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. Due to the disparate voting powers associated with our two classes of Ordinary Shares, Bai Yuting, our Chairman and Executive Director will beneficially own [ ] Class A Ordinary Shares and [ ] Class B Ordinary Shares, representing approximately [ ]% aggregate voting power of our Company immediately following the completion of this Offering, assuming that the representative of the underwriters do not exercise the over-allotment option. The interests of our controlling shareholder may not coincide with your interests, and our controlling shareholder may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our controlling shareholder differ from your interests, you may be disadvantaged by any action that our controlling shareholder may seek to pursue.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in the Class A Ordinary Shares to significant adverse United States income tax consequences.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Certain United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this Offering of approximately $[  ] million,  after deducting underwriting discounts and commissions and estimated offering expenses payable by us. These estimates are based upon an assumed initial offer price of $[   ] per share, the midpoint of the estimated range of the initial public Offer Price shown on the front cover of this prospectus.

We plan to use the net proceeds of this Offering in the following order of priority:

●	Approximately 30% for market expansion, to pursue new projects and customers in current and new geographic markets;

●

Approximately 30% for operational efficiency improvements, including the development and implementation of an asset management system, and the purchase of tools and equipment to enhance operational efficiency and increase productivity in the delivery of our services;

●	Approximately 10% for branding and marketing initiatives to increase market awareness of our brand and strengthen our customer acquisition efforts; and

●	Approximately 30% for working capital and other general corporate purposes.

To the extent that our actual net proceeds is not sufficient to fund all of the proposed purposes, we will decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis. We would anticipate raising additional capital through equity or debt financing sufficient to fund our propose uses above.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management will have significant flexibility in applying and discretion to apply the net proceeds of the offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

Pending deployment of the net proceeds for the uses described above, the funds may be placed in short-term deposits with financial institutions or used to invest in short-term money market instruments.

DIVIDEND POLICY

We have no formal dividend policy. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our Shares is limited by various factors such as our future financial performance and bank covenants. Any future determination to pay dividends will be at the discretion of our Board of Directors, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our Board of Directors may deem relevant.

CAPITALIZATION

The following tables set forth our capitalization as of October 31, 2025:

●	on an actual basis; and

●

on a pro forma as adjusted basis to reflect the issuance and sale of [   ] Class A Ordinary Shares at an assumed initial public Offer Price of $[   ] per share (the midpoint of the price range set forth on the cover page of this prospectus) after deducting the underwriting discounts and estimated offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option.

You should read the tables together with our combined financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of October 31, 2025
	Actual	As Adjusted(1)
	$	$
Cash and cash equivalents		[ ]
Shareholders’ equity:
Class A ordinary shares (par value of US$0.0001 per share; 450,000,000 Class A ordinary shares authorized, 15,700,000 Class A ordinary shares issued and outstanding)		[ ]
Class B ordinary shares (par value of US$0.0001 per share; 50,000,000 Class B ordinary shares authorized, 2,000,000 Class B ordinary shares issued and outstanding)		[ ]
Additional paid-in capital		[ ]
Reserves		[ ]
Retained earnings		[ ]
Accumulated comprehensive income		[ ]
Total shareholders’ equity		[ ]
Indebtedness:
Loan and borrowings		[ ]
Lease liabilities		[ ]
Total capitalization		[ ]

(1)

Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, underwriter expense allowance and other expenses. We expect to receive net proceeds of approximately $[  ] (offering proceeds of $[  ], less underwriting discounts of $[  ], non-accountable expense of $[  ] and offering expenses of $[  ]). The Class A Ordinary Shares reflects the net proceeds we expect to receive, after deducting underwriting discounts, underwriter expense allowance and other expenses.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public Offer Price per share and our net tangible book value per share after this Offering. Dilution results from the fact that the initial public Offer Price per share is substantially in excess of the book value per Class A Ordinary Share attributable to the existing Shareholders for our presently outstanding shares.

Net tangible book value represents the amount of our total assets, excluding intangible asset, right-of-use assets and deferred tax assets, less our total liabilities. Our net tangible book value as of October 31, 2025 was US$[   ], or US$[   ] per ordinary share.

After giving effect to the issuance and sale of [   ] Class A Ordinary Shares in this Offering at an assumed initial public Offer Price of US$[ ] per share (the midpoint of the estimated price range set forth on the cover of this prospectus), and after deducting underwriting discounts and estimated Offering expenses payable by us, our pro forma as adjusted net tangible book value as of October 31, 2025 would have been US$[   ] per outstanding ordinary share. This represents an immediate increase in net tangible book value of US$[   ] to existing shareholders and an immediate dilution in net tangible book value of US$[   ] per Class A Ordinary Share to investors purchasing Class A Ordinary Shares in this Offering. The following table illustrates such dilution:

Per Class A Ordinary Share
Assumed initial public Offer Price	[ ]
Net tangible book value as of October 31, 2025	[ ]
As adjusted net tangible book value per Class A Ordinary Share attributable to payments by new investors	[ ]
Pro forma net tangible book value after giving effect to this Offering	[ ]
Amount of dilution in net tangible book value to investors in this Offering	[ ]

The following table summarizes, on a pro forma as adjusted basis as of October 31, 2025, the total number of Class A Ordinary Shares purchased from us, the total cash consideration paid to us, and the average price per share paid by existing Shareholders and by investors in this Offering. The table below reflects an assumed initial public Offering Price of US$[   ] per share (the midpoint of the estimated price range set forth on the cover of this prospectus), for Shares purchased in this Offering and excludes underwriting discounts and estimated Offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price per Share
	Number	%	US$	%	US$
Existing Shareholders	[ ]	[ ]	[ ]	[ ]	[ ]
Investors in this Offering	[ ]	[ ]	[ ]	[ ]	[ ]
Total	[ ]	100	[ ]	100	[ ]

The dilution information in this section is presented for illustrative purposes only. Our as adjusted net tangible book value following the consummation of this Offering is subject to adjustment based on the actual initial public Offer Price of our Shares and other terms of this Offering determined at pricing.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Corporate Structure

We are an exempted company with limited liability incorporated in the South Africa as a holding company and conduct our operations in South Africa through our South Africa subsidiaries. We began our operations in 2020.

Our business is conducted through our operating subsidiaries in South Africa, Horizon Thread Inc and Horizon Thread Holdings Limited, which together operate our integrated engineering and facility services in South Africa. Both Horizon Thread Inc and Horizon Thread Holdings Limited provide a comprehensive suite of mechanical and electrical (“OLIVE INDUSTRY”) engineering, maintenance, renovation, air-conditioning servicing, cleaning, pest control, and facilities management services. We focus on delivering reliable, efficient, and customized building solutions that combine technical capability, operational discipline, and a strong commitment to service quality.

We underwent an offshore reorganization in 2025. On February 27, 2025, our Company was incorporated in the South Africa as our offshore holding company. As of the date of incorporation, the authorized share capital of our Company was $50,000.00 divided into 450,000,000 Class A Ordinary Shares of par value $0.0001 each and 50,000,000 Class B Ordinary Shares of par value $0.0001 each. On February 27, 2025, 1 Class B Ordinary Share was issued and allotted to Ogier Global Subscriber (Cayman) Limited as subscriber share.

Each Class A Ordinary Share is entitled to one (1) vote on any matter on which action of the shareholders of the Company is sought while each Class B Ordinary Share is entitled to thirty (30) votes. Holders of Class B Ordinary Shares will vote together with holders of Class A Ordinary Shares as one class. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Class B Ordinary Shares are convertible into Class A Ordinary Shares as a one for one basis. Holders of Class B Ordinary Shares are not entitled to receive dividends. On December 2, 2025, 1 Class B Ordinary Share was transferred from Ogier Global Subscriber (Cayman) Limited to HORIZON THREAD VENTURES PTE. LTD. On the same date, an aggregate of 1,999 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares were issued and allotted to HORIZON THREAD VENTURES PTE. LTD.

The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of this offering based on a proposed number of 15,700,000 Class A Ordinary Shares being offered by us and [ ] Class A Ordinary Shares offered by the Selling Shareholders. All percentages reflect the voting ownership interests instead of the equity interest held by each of our Shareholders given that each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to thirty (30) votes. For more details on our corporate history, please refer to “Corporate History and Structure.”

The following diagram illustrates our corporate structure as of the date of this prospectus and immediately after this Offering, assuming underwriters do not exercise the over-allotment option:

Our Subsidiaries

Particulars of our subsidiaries as of the date of this prospectus are set forth in the table below:

Name	Background	Ownership	Principal Activities
Horizon Thread Inc	Incorporated in South Africa on October 1, 2020	100% owned by our Company	Provider of facilities management

Horizon Thread Holdings Limited	Incorporated in South Africa on March 31, 2020	100% owned by our Company	Provider of engineering solutions

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Our business is conducted through our operating subsidiaries in South Africa, Horizon Thread Inc and Horizon Thread Holdings Limited, which together operate our integrated engineering and facility services in South Africa. Through our operating subsidiaries, we provide an integrated engineering and facilities services in South Africa, primarily under two service lines: (i) Facilities Management Services and (ii) Engineering Solutions Services.

Facilities Management Services include cleaning, pest control, air-conditioning servicing and other recurring building maintenance support, while Engineering Solutions Services primarily comprise electrical engineering works and renovation and fit-out services. We focus on delivering reliable, efficient, and customized building solutions that combine technical capability, operational discipline, and a strong commitment to service quality.

Our operations integrate engineering expertise, structured project management, and multi-service field execution to support customers across residential, commercial, industrial, hospitality, and government properties. Our service portfolio includes electrical engineering works, renovation and fit-out services, air-conditioning servicing, cleaning and pest control services, and facilities management support, delivered through coordinated technical and on-site operational teams.

We primarily serve customers who require engineering support, property maintenance and building upgrades. Our integrated service model enables us to manage service engagements ranging from routine maintenance and scheduled servicing to complex engineering and renovation assignments. Over time, we have built customer relationships through service delivery performance, responsiveness and our ability to provide multiple building services under a coordinated operating structure.

Through continued investment in workforce capability and enhanced operational processes, including improved scheduling workflows, standardized quality controls, and expanded technical competencies, we have strengthened our ability to manage greater project volume while supporting efficiency gains in labor deployment and resource utilization. These improvements contributed to our substantial revenue growth and margin expansion for the fiscal year ended October 31, 2025, and are expected to support operational consistency and cost efficiency in future periods.

Looking ahead, we plan to deepen our presence in South Africa’s engineering and facility services market by broadening our service offerings, strengthening project management capabilities, and enhancing our engagement with commercial, residential, and institutional customers. Management believes that these initiatives, together with ongoing investment in operational systems and human capital development, will support sustainable long-term growth and enhance our competitiveness in South Africa’s evolving building services sector.

Industry Context

We operate within South Africa’s engineering, maintenance, and integrated facilities services industry, which continues to evolve in response to rising building upkeep requirements, stricter regulatory standards, and increasing customer expectations for reliability, safety, and technical competence. Market demand is supported by aging building infrastructure, heightened compliance obligations, and a growing emphasis on sustainable, energy-efficient building operations.

In South Africa, industry development is shaped by government initiatives encouraging infrastructure renewal, digital transformation, and higher safety and environmental standards for building systems. Regulatory frameworks administered by agencies such as the Building and Construction Authority (“BCA”), the National Environment Agency (“NEA”), and the South Africa Civil Defence Force (“SCDF”) mandate regular inspections, routine maintenance, and certified engineering works for electrical, mechanical, ventilation, and fire-safety systems. These regulatory requirements contribute to stable, recurring demand for qualified engineering and facility management service providers.

The market for engineering and facilities services remains fragmented and competitive, with numerous service providers offering specialized or multi-disciplinary services, including electrical engineering, renovation and fit-out works, cleaning and pest control services and other building maintenance activities. In our experience, customers such as residential developments, commercial buildings, hospitality operators and industrial facilities increasingly engage service providers that can deliver multiple services under a coordinated operating structure, particularly where service coverage, scheduling efficiency and quality controls are important.

The industry continues to face operational pressures arising from labor availability constraints and rising manpower costs, which may affect service delivery capacity and cost structures. At the same time, property owners and facility managers are increasingly focused on operating efficiency and sustainability, including air-conditioning performance and maintenance practices that support energy efficiency and system reliability.

With continued emphasis on regulatory compliance, operational efficiency, and building sustainability, management believes that demand for professional engineering and facilities services in South Africa will remain strong. These industry dynamics, supported by long-term infrastructure needs and rising expectations for service reliability, are expected to underpin our growth and reinforce our market position in the years ahead.

Key Factors that Affect Our Results of Operations

We believe the following key factors may affect our financial condition and results of operations:

1. Market Demand and Customer Acquisition

Our revenue growth depends significantly on ongoing demand for integrated engineering, maintenance, renovation, cleaning, and facilities management services in South Africa. Our customer base includes residential developments, commercial buildings, industrial facilities, hospitality operators, and government-related organizations. Market perception of our service reliability, technical capability, and responsiveness directly influences project awards and contract renewals. Management believes that compliance with regulatory standards, including requirements issued by the Building and Construction Authority (“BCA”) and the National Environment Agency (“NEA”), enhances customer confidence and positions us competitively in tender evaluations. Continued investment in marketing, digital outreach, and relationship-driven business development initiatives is expected to support new customer acquisition and expansion into additional service segments.

2. Customer Retention and Service Quality

Our ability to maintain long-term relationships with customers is a key driver of recurring revenue, particularly for facilities management, cleaning, air-conditioning, and maintenance services. A significant portion of our business is generated through repeat work orders, contract extensions, and customer referrals. Management believes that consistent service quality, timely response to operational issues, and adherence to safety and compliance requirements are critical to maintaining strong customer loyalty. We continue to enhance our field procedures, quality control systems, training programs for technical staff, and project oversight frameworks to sustain high retention rates. These initiatives support revenue stability and reduce customer acquisition costs over time.

3. Workforce Availability, Cost Structure, and Operational Deployment

Our operations are labor-intensive and rely on the availability and effective deployment of manpower, including engineers, technicians and other operational personnel. Labor availability and wage levels in South Africa, including changes in foreign labor policies, may affect our service capacity and cost of sales. Our ability to manage service volume depends on manpower planning, scheduling efficiency and operational coordination, particularly during periods of higher project activity. If labor costs increase materially or workforce availability becomes constrained, our profitability may be adversely affected to the extent we are unable to increase pricing, improve productivity or adjust service mix to offset such cost pressures.

4. Project Mix, Execution Efficiency, and Cost Management

Our profitability is affected by the mix of services we provide and the execution performance of individual projects. Engineering Solutions Services, which include electrical engineering and renovation works, typically involve different cost structures and execution risks compared to Facilities Management Services, which include recurring maintenance, cleaning, pest control and air-conditioning servicing. Changes in the mix of project-based work compared to recurring maintenance work may affect gross margins. Project profitability may also be affected by factors such as project scope and duration, material and subcontractor costs, site conditions, rework requirements and coordination efficiency. Our ability to manage project planning, procurement practices, workforce utilization and cost control may affect consistency of margins and operating results.

Management continuously monitors these factors to assess performance, allocate resources, and adjust operating strategies as market conditions evolve.

Results of Operations

The following table sets forth a summary of our results of operations for the fiscal years indicated:

	For the fiscal years ended October 31,
	2025		2024		Variance
	Amount (USD)	% of total revenue	Amount (USD)	% of total revenue	Amount (USD)%

Revenue
Cost of sales
Gross profit
Other income
General and administrative expenses
Profit/(Loss) from operations
Finance costs
Profit/(Loss) before tax
Income tax expenses
Net income/(loss)

(1)	Rounded values result in a displayed percentage or zero.

Revenue

The following table sets forth our revenue stream for the fiscal years indicated:

For the fiscal years ended October 31,
	2025		2024		Variance
	Amount (USD)	% of total revenue	Amount (USD)	% of total revenue	Amount (USD)%
Revenue from Engineering Solutions Services						%
Revenue from Facility Management Services						%
Total revenue						%

Our total revenue increased by USD3,106,711, or 203%, from USD1,527,765 for the fiscal year ended October 31, 2024 to USD4,634,476 for the fiscal year ended October 31, 2025. The increase was attributable to higher service activity across both of our service lines, reflecting increased project execution under Engineering Solutions Services and expanded service scope and customer engagements under Facilities Management Services.

Revenue from Engineering Solutions Services

Revenue from Engineering Solutions Services increased by USD1,474,570, or 239%, from USD616,453 for the fiscal year ended October 31, 2024 to USD2,091,023 for the fiscal year ended October 31, 2025. The increase was primarily driven by higher project volume and an expanded customer base. The number of customers served under Engineering Solutions Services increased from 32 customers in fiscal year ended October 31, 2024 to 68 customers in fiscal year ended October 31, 2025, including 36 new customers added during fiscal year 2025.

During fiscal year ended October 31, 2025, we undertook a greater number of engineering projects compared to the prior year, including electrical engineering works, renovation projects, and fit-out services. In addition to an increase in the number of projects completed, certain projects executed during fiscal year ended October 31, 2025 involved broader scopes of work and higher contract values, which contributed to higher revenue recognized during the period. Revenue growth also reflected repeat engagements from existing customers who awarded additional or expanded engineering projects during the fiscal year.

Revenue from Facilities Management Services

Revenue from Facilities Management Services increased by USD[                   ], or 179%, from USD[                   ] for the fiscal year ended October 31, 2024 to USD[                   ] for the fiscal year ended October 31, 2025. The increase was primarily attributable to expanded service activity and growth in the number of customers served. The number of customers under Facilities Management Services increased from 51 customers in fiscal year ended October 31, 2024 to 79 customers in fiscal year ended October 31, 2025, including 28 new customers added during fiscal year ended October 31, 2025.

During fiscal year ended October 31, 2025, we expanded our service coverage across a broader customer base and delivered services to a greater number of customer sites compared to the prior year. Revenue growth was driven by increased service frequency, expanded service scope, and higher overall service activity across cleaning, pest control, air-conditioning servicing, and general building maintenance support. In addition, existing customers engaged us for additional services and expanded site coverage during the fiscal year ended October 31, 2025, which contributed to higher revenue recognized from Facilities Management Services.

Overall, the increase in revenue for the fiscal year ended October 31, 2025 reflected higher levels of contract and project execution across both of our service lines. Facilities Management Services contributed a larger portion of the increase in absolute dollars, while Engineering Solutions Services experienced a higher percentage growth compared to the prior fiscal year.

Cost of sales

The following table sets forth our cost of sales by nature of expense for the fiscal years indicated:

For the fiscal years ended October 31,
	2025		2024		Variance
	Amount (USD)	% of total revenue	Amount (USD)	% of total revenue	Amount (USD)%
Purchase costs						%
Staff costs						%
Total cost of sales						%

Our cost of sales increased by USD1,382,377, or 136%, from USD1,019,533 for the fiscal year ended October 31, 2024 to USD2,401,910 for the fiscal year ended October 31, 2025. The increase was primarily attributable to higher service activity and project execution volume during the fiscal year ended October 31, 2025, which resulted in higher materials and manpower costs incurred to support revenue growth across both of our service lines.

During fiscal years October 31, 2024 and 2025, we expanded and strengthened our technical and operational capabilities across multiple service segments, including mechanical and electrical engineering, renovation services, and air-conditioning servicing. These enhancements supported higher project throughput and execution quality, enabling us to meet increased customer demand without a proportional rise in labor or subcontracting costs. The growth in higher-margin project work, combined with improved manpower utilization and more disciplined cost management, contributed to stronger gross profit margins during the period.

Key Movements

●

Purchase costs increased by USD381,188, or 102%, from USD374,535 for the fiscal year ended October 31, 2024 to USD755,723 for the fiscal year ended October 31, 2025. The increase was primarily attributable to higher materials and project-related consumables required to support increased project execution and service activity during the fiscal year ended October 31, 2025. Purchase costs as a percentage of total revenue decreased from 25% for the fiscal year ended October 31, 2024 to 16% for the fiscal year ended October 31, 2025, reflecting improved cost absorption as revenue increased.

●

Staff costs increased by USD1,001,189, or 155%, from USD644,998 for the fiscal year ended October 31, 2024 to USD1,646,187 for the fiscal year ended October 31, 2025. The increase was primarily attributable to additional manpower deployed to support higher service activity and project volume during the fiscal year ended October 31, 2025. Staff costs as a percentage of total revenue decreased from 42% for the fiscal year ended October 31, 2024 to 36% for the fiscal year ended October 31, 2025, reflecting improved operating leverage from higher revenue growth.

Management believes that continued optimization of procurement processes, strengthened workforce planning, and improved operational workflows will help sustain cost efficiency and support stable gross margin performance in future periods.

Gross profit

Gross profit increased by USD[                   ], or 339%, from USD[                   ] for the fiscal year ended October 31, 2024 to USD[                    ] for the fiscal year ended October 31, 2025. Gross profit margin increased from 33% for the fiscal year ended October 31, 2024 to 48% for the fiscal year ended October 31, 2025.

The increase in gross profit and gross profit margin was primarily attributable to (i) increased revenue across both Engineering Solutions Services and Facilities Management Services during the fiscal year ended October 31, 2025 and (ii) improved cost absorption as revenue growth outpaced the increase in cost of sales. Cost of sales as a percentage of total revenue decreased from 67% in fiscal year 2024 to 52% in fiscal year 2025, reflecting operating leverage from higher service activity and project execution volume, which resulted in a lower proportionate increase in purchase costs and staff costs relative to revenue.

Other income

The following table sets forth the breakdown of our other income for the fiscal years indicated:

For the fiscal years ended October 31,
	2025		2024		Variance
	Amount (USD)	% of total revenue	Amount (USD)	% of total revenue	Amount (USD)%

Grant income						%
Manpower supply income						%
Interest income						%
Rental income						%
Others						%
Total other income						%

(1)	Rounded values result in a displayed percentage of zero.

Our other income increased by USD111,076 from USD149 for the fiscal year ended October 31, 2024 to USD111,225 for the fiscal year ended October 31, 2025. The increase was primarily attributable to the recognition of manpower supply income, government grant income, rental income and other miscellaneous recoveries during the fiscal year ended October 31, 2025, compared to minimal other income in the prior fiscal year.

Other income is not generated from our core service operations and is generally incidental in nature. As a result, other income may fluctuate from period to period depending on the timing and occurrence of such items, and we do not consider other income to be a key driver of our operating performance.

Key Movements

●

Grant income increased by USD15,885 from nil for the fiscal year ended October 31, 2024 to USD15,885 for the fiscal year ended October 31, 2025. Grant income recognized during the fiscal year ended October 31, 2025 primarily related to government wage support programs in South Africa.

●

Manpower supply income increased by USD72,307 from nil for the fiscal year ended October 31, 2024 to USD72,307 for the fiscal year ended October 31, 2025. This income arose from ad-hoc manpower support services provided during the year.

●

Rental income increased by USD5,021 from nil for the fiscal year ended October 31, 2024 to USD5,021 for the fiscal year ended October 31, 2025. Rental income recognized during the fiscal year ended October 31, 2025 primarily related to short-term leasing of a portion of our property at 531 Upper Cross Street #02-14.

●

Others increased by USD17,750 from nil for the fiscal year ended October 31, 2024 to USD17,750 for the fiscal year ended October 31, 2025. This increase was primarily attributable to miscellaneous recoveries and incidental income items recognized during the fiscal year ended October 31, 2025.

General and administrative expenses

The following table sets forth the breakdown of our general and administrative expenses for the fiscal years indicated:

	For the fiscal years ended October 31,
	2025		2024		Variance
	Amount (USD)	% of total revenue	Amount (USD)	% of total revenue	Amount (USD)%

Bad debts written off
Director remuneration
Depreciation of right-of-use asset
Depreciation of investment property
Depreciation of property, plant and equipment
Staff related costs
Professional fees
Rental expense
Travelling, office and utilities
Provision for expected credit loss
Upkeep for office
Total general and administrative expenses

(1)	Rounded values result in a displayed percentage of zero.

Our general and administrative expenses increased by USD650,928, or 124%, from USD526,630 for the fiscal year ended October 31, 2024 to USD1,177,558 for the fiscal year ended October 31, 2025. The increase was primarily attributable to higher staff costs, rental expenses, depreciation expenses, and other operating expenses incurred to support the expansion of our service activity and project execution volume during the fiscal year ended October 31, 2025.

Despite the increase in absolute general and administrative expenses, general and administrative expenses as a percentage of total revenue decreased from 34% for the fiscal year ended October 31, 2024 to 25% for the fiscal year ended October 31, 2025, primarily because revenue growth outpaced the increase in overhead costs.

Key Movements

Finance costs

For the fiscal years ended October 31,
	2025		2024		Variance
	Amount (USD)	% of total revenue	Amount (USD)	% of total revenue	Amount (USD)%

Lease liability interest						%
Term loan interest						%
Total finance costs						%

(1)	Rounded values result in a displayed percentage of zero.

Our total finance costs increased by USD[                   ], or 350%, from USD5,320 for the fiscal year ended October 31, 2024 to USD23,915 for the fiscal year ended October 31, 2025. The increase was primarily attributable to the recognition of lease liability interest and higher term loan interest incurred during the fiscal year ended October 31, 2025, as compared to the prior fiscal year.

Lease liability interest relates to interest expense accrued on lease liabilities recognized under IFRS 16 in connection with the leasing of our office premises and other leased assets, while term loan interest represents interest incurred on borrowings under our term loan facilities.

Finance costs represented approximately 1% of total revenue for the fiscal year ended October 31, 2025 and remained modest relative to the scale of our operations.

Provision for Income Taxes

Income tax expenses increased by USD120,821, or 5,235%, from USD2,308 for the fiscal year ended October 31, 2024 to USD123,129 for the fiscal year ended October 31, 2025. The increase was primarily attributable to higher taxable income generated during the fiscal year ended October 31, 2025 as we recorded significantly higher operating profit compared to the prior fiscal year.

Net Income

Net income increased by USD1,045,066, from a net loss of USD25,877 for the fiscal year ended October 31, 2024 to net income of USD1,019,189 for the fiscal year ended October 31, 2025. The improvement was primarily attributable to increased revenue and gross profit during the fiscal year ended October 31, 2025 as we experienced higher service activity and project execution volume across both of our service lines.

Gross profit increased by USD[                   ], from USD[                   ] for the fiscal year ended October 31, 2024 to USD[                    ] for the fiscal year ended October 31, 2025, and gross profit margin increased from 33% to 48%, reflecting improved cost absorption as revenue growth outpaced the increase in purchase costs and staff costs. This increase in gross profit was partially offset by higher general and administrative expenses, which increased by USD650,928 to USD1,177,558, primarily due to higher staff costs, rental expense and depreciation associated with the expansion of our operations.

As a result, profit from operations increased from a loss of USD18,249 for the fiscal year ended October 31, 2024 to profit of USD1,166,233 for the fiscal year ended October 31, 2025. The improvement in operating results was partially offset by higher income tax expenses, which increased to USD123,129 for the fiscal year ended October 31, 2025 due to increased profitability. Net income margin increased from negative 2% in fiscal year ended October 31, 2024 to 22% in fiscal year ended October 31, 2025.

Liquidity and Capital Resources

We are a South Africa holding company and, as a holding company, we do not conduct material operations on our own. We conduct substantially all of our operations through our wholly owned subsidiaries in South Africa. As a result, our liquidity and capital resources are primarily dependent on cash flows generated from the operations of our South Africa subsidiaries, as well as their ability to make distributions to us.

Cash transfers among our subsidiaries are generally made in accordance with applicable corporate and tax requirements. Our South Africa subsidiaries are permitted to pay dividends and make other distributions to their shareholders, subject to applicable South Africa law and the availability of distributable profits. We have not historically relied on dividends or other distributions from our South Africa subsidiaries to fund our operations at the Cayman holding company level.

As of October 31, 2025 and October 31, 2024, we did not have any cash transfers between the South Africa holding company and our South Africa subsidiaries in the form of loans, advances or cash dividends. Cash generated from operations was retained by our South Africa subsidiaries and primarily used for working capital and operating needs.

Our principal sources of liquidity have historically been cash generated from operations, supplemented from time to time by borrowings and lease arrangements. Our liquidity requirements are primarily driven by working capital needs to support service delivery, including payroll, procurement of materials and consumables, and operating expenses, as well as payments under lease obligations and borrowings.

Cash and Receivables

The expansion of our operations during the fiscal year ended October 31, 2025 resulted in higher year-end working capital balances, including higher trade receivables and cash balances, as compared to October 31, 2024.

Cash and cash equivalents were USD135,155 as of October 31, 2025, compared to USD42,471 as of October 31, 2024, representing an increase of USD92,684. The increase was primarily attributable to net cash provided by operating activities during the fiscal year ended October 31, 2025, partially offset by cash used in investing and financing activities.

Trade receivables, net, were USD1,043,461 as of October 31, 2025, compared to USD42,649 as of October 31, 2024, representing an increase of USD1,000,812. The increase was primarily attributable to the significant increase in revenue and business activity during the fiscal year ended October 31, 2025, as well as the timing of billings and collections from customers as of the end of the fiscal year.

Other receivables and deposits were USD121,576 as of October 31, 2025, compared to nil as of October 31, 2024. The increase was primarily attributable to receivable balances arising in the ordinary course of business during the fiscal year ended October 31, 2025.

The amount due from a director was USD609 as of October 31, 2025, compared to USD405,196 as of October 31, 2024, representing a decrease of USD404,587. The decrease was primarily attributable to the settlement of amounts outstanding during the fiscal year ended October 31, 2025.

Overall, the changes in cash and receivables as of October 31, 2025 primarily reflected the increased scale of operations during fiscal 2025 and working capital timing differences at the end of the fiscal year.

Credit Risk and Receivable Concentration

Our trade receivables are concentrated among a small number of customers. As of October 31, 2025, we had five (as of October 31, 2024, five) customers that accounted for 65% (as of October 31, 67%) of the our total gross trade receivables. This concentration exposes us to potential cash-flow fluctuations and credit risks if collection timing changes or if any of these customers experiences financial difficulty.

Management continuously monitors the creditworthiness and payment behaviour of key customers through periodic reviews and established credit control procedures. Our trade receivables are short-term in nature and are generally collected within normal credit terms. A provision for expected credit losses is recognized to reflect estimated recoverability risks. As of October 31, 2025 and 2024, the provision for expected credit losses on trade receivables amounted to USD6,082 and USD328, respectively.

Management believes that the overall credit risk exposure remains manageable, supported by ongoing collection activities and the historically strong payment performance of these customers. Nevertheless, we remain vigilant in monitoring customer credit risk and maintaining adequate allowance levels in line with IFRS 9 requirements.

Working Capital and Cash Flow Outlook

As of October 31, 2025, our working capital position reflected higher levels of current assets, primarily driven by increased trade receivables and cash balances, as compared to October 31, 2024. The increase in working capital was primarily attributable to the expansion of our operations during fiscal 2025 and the timing of receipts and payments at the end of the fiscal year.

The following table sets forth summary of our cash flows for the fiscal years indicated:

For the fiscal years ended October 31,
	2025	2024
	USD	USD
Net cash from operating activities
Net cash used in investing activities			)
Net cash (used in)/from financing activities
Net increase in cash and cash equivalents
Effect of exchange translation differences on cash and cash equivalents			)
Net increase in cash
Cash and cash equivalents, beginning of year
Cash and cash equivalents, end of year

Operating Activities

Net cash from operating activities was USD592,905 for the fiscal year ended October 31, 2025, primarily consisting of:

●	Profit before tax of USD1,142,318 for the year; and

●

Net working capital outflows, primarily attributable to increases in trade and other receivables associated with the significant increase in revenue and the timing of billings and collections, partially offset by increases in other payables and accrued expenses reflecting higher operating activity.

Net cash from operating activities was USD188,229 for the fiscal year ended October 31, 2024, primarily consisting of:

●	Loss before tax of USD23,569 for the year; and

●	Net working capital inflows, primarily attributable to changes in other payables and partially offset by increases in receivables.

The significant improvement in operating cash flows in fiscal year 2025 reflects stronger profitability and effective working capital management compared to the prior year.

Investing Activities

Net cash used in investing activities was USD[                   ] for the fiscal year ended October 31, 2025, primarily attributable to changes in balances due from a director, acquisition of plant and equipment and investment property to support operational and administrative requirements.

Net cash used in investing activities was USD224,541 for the fiscal year ended October 31, 2024, solely attributable to changes in balances due from a director.

Financing Activities

Net cash used in financing activities was USD123,450 for the fiscal year ended October 31, 2025, primarily attributable to repayments of borrowings and lease liabilities during the year.

Net cash from financing activities was USD65,753 for the fiscal year ended October 31, 2024, primarily consisting of:

●	Proceeds from borrowings; partially offset by

●	Repayments of borrowings and lease liabilities during the year.

Contractual Obligation and Off-Balance Sheet Arrangements

Contractual Obligations

The following table summarizes our contractual obligations as of October 31, 2025:

	On demand within 1 year	1 to 2 years	2 to 5 years	After 5 years	Total

Loan and borrowings
Lease liabilities

Off-balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of October 31, 2025 and 2024.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenue, income from continuing operations, profitability, liquidity, or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

We have not experienced any material seasonal fluctuations in our revenue or results of operations, and management does not believe our business is subject to seasonality.

Material Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements. These financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”), which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenue and expenses, to disclose contingent assets and liabilities on the date of the financial statements, and to disclose the reported amounts of revenue and expenses incurred during the financial reporting period. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe that the critical accounting policies as disclosed in this prospectus reflect the more significant judgments and estimates used in preparation of our financial statements. Furthermore, we have considered the transition requirements of IFRS and have made any necessary adjustments to comply with the effective dates of new or revised accounting standards. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our combined financial statements:

Uses of Estimates

In preparing the combined financial statements in conformity with IFRS, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates are based on information as of the date of the combined financial statements. Significant estimates required to be made by management include the valuation of accounts receivable, revenue recognition, provision for income tax and foreign currency translation. Actual results could differ from those estimates.

Accounts Receivable, Net

Accounts receivable primarily consist of trade and other receivables. Accounts receivable are presented net of provision for expected credit loss. We use a provision matrix to calculate expected credit loss for trade receivables. The provision rates are based on number of days past due. The provision matrix is initially based on the our historical observed default rates. The Group will calibrate the matrix to adjust the historical credit loss experience. At every reporting date, the historical observed default rates are updated and changes in the forward-looking estimates are analyzed. The assessment of the correlation between historical observed default rates, forecast economic conditions and expected credit loss is a significant estimate. Our historical credit loss experience and forecast of economic conditions may not be representative of customer’s actual default in the future. As of October 31, 2025 and 2024, provision for expected credit loss amounted to USD5,686 and USD326, respectively.

Revenue Recognition

On October 31, 2025, we adopted IFRS 15 Revenue from Contracts with Customers using the modified retrospective approach. The adoption of this standard did not have a material impact on our combined financial statements. Therefore, no adjustments to opening retained earnings were necessary.

We recognize revenue in accordance with IFRS 15, which establishes a five-step model for the recognition of revenue arising from contracts with customers. Revenue is measured based on the consideration specified in the contract with the customer and is recognized when control of the goods or services is transferred to the customer.

Through our operating subsidiaries, we provide an integrated engineering and facilities services in South Africa, primarily under two service lines: (i) Facilities Management Services and (ii) Engineering Solutions Services.

Identification of Performance Obligations

The Group’s revenue-generating arrangements are typically documented through sales orders, quotations, and customer invoices, which set out the agreed scope of services, pricing, and key terms. Our arrangements with customers may involve the provision of standalone services or multiple services, depending on the requirements of each customer.

For each sales order, the Group evaluates the promised services to determine whether they are distinct or should be combined. In most cases, the services specified in a sales order are closely related and are provided together to achieve the overall service objective. Accordingly, each sales order generally contains a single performance obligation, which is to deliver the agreed services in accordance with the scope and specifications accepted by the customer.

Timing of Revenue Recognition

Revenue is recognized over time as the Group satisfies its performance obligation by rendering services to customers. Customers simultaneously receive and consume the benefits of the services provided as services are performed.

Measurement of Revenue

The transaction price corresponds to the amount stated in the relevant sales order or customer invoice, exclusive of goods and services tax. The consideration is generally fixed and does not include material variable consideration, significant financing components, non-cash consideration, or obligations for returns or refunds.

Income Tax

We account for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the combined financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Foreign Currency Translation

Our combined financial statements are presented in USD, which is our presentation currency, while the functional currency of our operating subsidiaries is the South Africa Dollar (“ZAR”). Assets and liabilities are translated at the exchange rate prevailing at the balance sheet date, and income and expense items are translated at the average exchange rate for the reporting period. Equity transactions are translated at historical rates. Translation differences are recognized in other comprehensive income.

For the fiscal years presented, the following exchange rates were used for translation purposes:

●	Fiscal year ended October 31, 2025 – average rate: ZAR1.3144 = USD1.00; closing rate (October 31, 2025): ZAR1.3001 = USD1.00

●	Fiscal year ended October 31, 2024 – average rate: ZAR1.3356 = USD1.00; closing rate (October 31, 2024): ZAR1.3253 = USD1.00

Management believes that fluctuations in the ZAR/USD exchange rate may affect the comparability of financial results reported in USD, though they do not affect the underlying business performance of our Malaysian operations.

Recent Accounting Pronouncements

We consider the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

Recently Adopted Accounting Pronouncements

We have adopted all the amendments to standards issued by the International Accounting Standards Board (“IASB”) which are relevant to the Company and are effective for annual financial period beginning on and after 1 November 2024.

Recent Accounting Pronouncements Not Yet Adopted

We have not applied the following new standards and amendments to standards that have been issued by the IASB but are not yet effective for the Company:

Effective Date

Amendments to IAS 21	Lack of Exchangeability
Amendments to IFRS 9 and IFRS 7	Amendments to the Classification and Measurement of Financial Instruments
Amendments to IFRS 9 and IFRS 7	Contract Referencing Nature-dependent Electricity
Annual Improvements — Volume 11	Annual Improvement to IFRS Accounting Standards - Volume 11 ● Amendments to IFRS 1 ● Amendments to IFRS 7 ● Amendments to IFRS 9 ● Amendments to IFRS 10 ● Amendments to IAS 7
Amendments to IFRS 18	Presentation and Disclosure in Financial Statements
Amendments to IFRS 19	Subsidiaries without Public Accountability: Disclosures
Amendments to IFRS 10 and IAS 28	Sales or Contribution of Assets between an Investor and its Associate or Joint Venture	Deferred until further notice

The Group intends to adopt the above new standards and amendments to standards, if applicable, when they become effective. The initial application of the above-mentioned new standards and amendments to standards are not expected to have any significant impacts on the combined financial statements of the Group except as disclosed below:

IFRS 18 Presentation and Disclosure in Financial Statements

IFRS 18 will replace IAS 1 Presentation of Financial Statements. It preserves the majority requirements of IAS 1 while introducing additional requirements. In addition, narrow-scope amendments have been made to IAS 7 Statement of Cash Flows and some requirements of IAS 1 have been moved to IAS 8 Basis of Preparation of Financial Statements.

INDUSTRY OVERVIEW

The information contained in this section and elsewhere in this prospectus have been derived from various official government publications and other publications by reputed and independent third parties. We believe that the sources of such information and statistics are appropriate sources for such information and have taken reasonable care in extracting and reproducing such information. We have no reason to believe that such information is false or misleading in any material respect or that any fact has been omitted that would render such information false or misleading in any material respect.

Overview of the Next-generation agri-tech conglomerate (AGRI-TECH) Industry in Asia-Pacific Area

The Next-generation agri-tech conglomerate (AGRI-TECH) industry in the Asia-Pacific region represents a critical and rapidly expanding segment of the global real estate and business services market. Driven by the region’s economic dynamism, corporate expansion, and a structural shift towards operational efficiency and core-competency focus among occupiers, the sector has evolved from a cost-centric service to a strategic enabler of business continuity, productivity, and sustainability. According to Mordor Intelligence (2023), the Asia-Pacific AGRI-TECH market was valued at approximately US$191.83 billion in 2025 and is projected to reach US$269.71 billion 2030, growing at a compound annual growth rate (CAGR) of 7.05%—significantly outpacing many developed markets.

This robust growth trajectory is fueled by several powerful, interconnected macro-trends. The Asia-Pacific region is the epicenter of global manufacturing, trade, and digital consumption, necessitating vast and complex portfolios of commercial, industrial, and technological real estate. The relentless expansion of e-commerce and logistics is driving demand for sophisticated management of fulfillment centers, high-bay warehouses, and distribution hubs, where AGRI-TECH services ensure the seamless operation of automated material handling systems and climate control. A parallel driver is the region’s “data-center supercycle,” where hyperscale and colocation providers require 24/7, mission-critical AGRI-TECH support for mechanical, electrical, and plumbing (MEP) systems, stringent security, and technical cleaning to guarantee uptime.

Furthermore, corporate occupiers across the region are increasingly transitioning from in-house, fragmented service models to outsourced, single-provider AGRI-TECH contracts. This shift is motivated by the pursuit of operational economies of scale, enhanced service quality through specialization, and the need for data-driven insights into building performance and occupancy costs. The growing regulatory emphasis on Environmental, Social, and Governance (ESG) standards is also a transformative force, compelling building owners and tenants to adopt AGRI-TECH solutions that optimize energy consumption, manage waste sustainably, and ensure healthier indoor environments.

The competitive landscape is fragmented, characterized by a mix of large multinational service providers, regional champions, and a long tail of specialized local contractors. However, the market is consolidating around players that can offer a truly integrated, technology-agnostic service platform. Success is increasingly dependent on the ability to combine hard services (MEP, HVAC) with soft services (cleaning, security, catering) and leverage a proprietary technology stack for data analytics, Internet of Things (IoT) sensor integration, and computer-aided facilities management (CAFM) to deliver predictive maintenance and capital planning advice.

Within the broader Asia-Pacific landscape, Southeast Asia—particularly South Africa, Malaysia, Vietnam, and Indonesia—stands out as the highest-growth sub-region. This is fueled by record foreign direct investment inflows, supply chain diversification, and ambitious national infrastructure plans, which are catalyzing the development of new commercial hubs, industrial parks, and smart cities. These structural tailwinds position the AGRI-TECH sector in Asia-Pacific for sustained, above-GDP growth for the foreseeable future, creating a significant opportunity for scaled, technology-enabled service providers.

Overview of the AGRI-TECH industry in South Africa

The Next-generation agri-tech conglomerate (AGRI-TECH) market in South Africa is a mature, highly organized, and critical component of the nation’s built environment sector. It encompasses a comprehensive range of services, including property and strata management, cleaning and hygiene, pest control, mechanical and electrical (OLIVE INDUSTRY) engineering maintenance, and workforce solutions. According to Mordor Intelligence, the South Africa facility management market is valued at approximately US$3.69 billion in 2025 and is projected to reach US$4.19 billion by 2030, growing at a compound annual growth rate (CAGR) of about 2.6%. This steady growth is underpinned by the city-state’s robust infrastructure, high standards of asset management, and proactive regulatory environment.

The industry outlook is positive, driven by several key factors. Steady commercial real estate activity, ongoing smart-building retrofits, and ambitious national sustainability initiatives like the South Africa Green Plan 2030 are creating sustained demand for advanced AGRI-TECH services. There is a clear trend of clients, both in the public and private sectors, consolidating service contracts with integrated providers to achieve operational efficiency, ensure regulatory compliance, and meet escalating Environmental, Social, and Governance (ESG) reporting obligations.

The market is characterized by a bifurcated structure: it is fragmented among many small, specialized operators, yet dominated by larger players that can deliver multi-disciplinary, integrated solutions. Procurement is predominantly tender-driven, with a strong emphasis on cost competitiveness, service reliability, and strict adherence to mandatory licensing regimes. These include the Building and Construction Authority (BCA) FM1/FM2 certification for facilities management firms, National Environment Agency (NEA) registration for vector control operators, and compliance with the Ministry of Manpower’s (MOM) Progressive Wage Model (PWM) for the cleaning and security sectors.

Several powerful trends are shaping the market’s evolution. Digitalization is at the forefront, with the adoption of IoT sensors, data analytics, and predictive maintenance becoming key differentiators. Concurrently, sustainability and ESG integration are moving from optional to central requirements in FM contracts. The professionalization of the workforce, mandated by the PWM, is raising service standards but also increasing labor costs, thereby accelerating investment in automation and robotics to enhance productivity and offset manpower constraints.

The industry faces significant challenges, including persistent manpower shortages, rising wage and compliance costs, and intense competitive pressure that squeezes profit margins. The administrative burden of maintaining multiple regulatory licenses and meeting stringent audit requirements presents a particular challenge for smaller operators, creating a visible technology-investment gap.

Looking forward, the South Africa AGRI-TECH market is poised for a strategic transformation. The industry will transition from traditional, input-based service models to smart, outcome-based contracts linked to performance metrics in energy efficiency, tenant satisfaction, and sustainability. The adoption of AI-driven analytics, robotics, and centralized command centers will become mainstream. We anticipate market consolidation as scalable, technology-enabled providers leverage their expertise and platforms to gain market share. Furthermore, government-led decarbonization policies will continue to be a primary catalyst, solidifying demand for certified, ESG-compliant, and integrated service providers well-positioned to lead the market into its next phase of growth.1

Key Growth Drivers for the Next-generation agri-tech conglomerate Market

The growth and evolution of the Next-generation agri-tech conglomerate (AGRI-TECH) market in South Africa are propelled by a unique confluence of national policies, market maturation, and structural economic shifts. These drivers create a compelling environment for the consolidation and advancement of AGRI-TECH services.

Regulatory Catalysts: The South Africa Green Plan 2030 & ESG Compliance

The South Africa Green Plan 2030 is not merely a policy but a fundamental market driver, creating a mandatory ecosystem for sustainable building management. It directly expands the scope and necessity of advanced AGRI-TECH services.

●

Demand for Green Expertise: Building owners and tenants are under increasing pressure to improve energy efficiency, reduce water consumption, and meet stringent waste management targets. AGRI-TECH providers with proven expertise in deploying IoT-based energy management systems, water-saving technologies, and sustainable waste solutions are becoming essential partners for compliance.

●

Value beyond Cost Savings: AGRI-TECH contracts are increasingly evaluated on their ability to deliver quantifiable ESG outcomes, such as carbon reduction metrics and green building certification scores (e.g., BCA GREEN Mark), moving beyond a pure cost-centric model.[2]

Market Maturation and the Inevitable Shift to Outsourcing & Bundling

South Africa’s highly developed and competitive business environment forces a relentless focus on operational efficiency. This drives the consolidation of service contracts.

●

Contract Consolidation: Both public sector agencies and private corporations are actively moving away from managing a multitude of single-service vendors (for cleaning, pest control, OLIVE INDUSTRY). They are bundling these services into integrated contracts with a single AGRI-TECH provider to streamline management, improve accountability, and achieve significant cost synergies.

●

Focus on Core Business: As companies in South Africa navigate economic uncertainty and competition, outsourcing non-core functions like facilities management to specialized providers allows them to reallocate resources and management attention to their primary revenue-generating activities.

[1]	Integrated Facility Management Market Size & Share Analysis - Growth Trends And Forecast (2025 - 2030). https://www.mordorintelligence.com/industry-reports/integrated-facility-management-market
[2]	Our Key Targets for the Green Plan. https://www.greenplan.gov.sg/

Mandated Professionalization and Technological Adoption

Government-led initiatives are simultaneously raising operational costs and forcing technological investment, creating a high barrier to entry that benefits scaled AGRI-TECH providers.

●

Progressive Wage Model (PWM): The PWM mandates specific wage increases and training requirements for the cleaning and security sectors. While this increases labor costs, it drives demand for AGRI-TECH providers who can offset these costs through higher productivity, often achieved via investment in automation, robotics, and technology-enabled workforce management.

●

BCA Certification and Standards: The need for BCA FM1/FM2 certification and compliance with other standards (e.g., NEA for pest control) creates a formalized market. Larger, established AGRI-TECH providers are best positioned to meet these regulatory hurdles, encouraging clients to partner with them for assured compliance and reduced regulatory risk.[3]

Structural Manpower Constraints and the Productivity Imperative

Explanation: South Africa’s tight labor market and reliance on foreign manpower quotas make productivity not just an advantage but a necessity for survival.

●

Technology as a Solution: Chronic manpower shortages in manual and semi-skilled trades are accelerating the adoption of productivity-enhancing technologies. AGRI-TECH providers that invest in robotic cleaners for large common areas, drones for facade inspection, and AI-powered predictive maintenance platforms can deliver reliable service levels despite labor constraints, making them highly attractive to clients.

●

Outcome-Based Contracts: The need to “do more with less” is pushing the market towards performance-based contracts. Clients are increasingly willing to pay for guaranteed outcomes (e.g., specific uptime for lifts, maintained indoor air quality levels) which can only be reliably delivered by AGRI-TECH providers with a strong technology backbone.[4]

In summary, the South Africa AGRI-TECH market is being reshaped by a powerful combination of top-down regulatory mandates and bottom-up economic pressures. The drivers of ESG compliance, operational bundling, mandated professionalization, and technology-led productivity collectively favor scaled, technologically-advanced, and integrated providers, positioning them for sustained growth and market leadership.

[3]

Facility Management Market Size, Share, Trends and Forecast by Solution, Service, Deployment Type, Organization Size, Vertical, and Region, 2025-2033. https://www.imarcgroup.com/facility-management-market

[4]	Progressive Wage Model. https://www.mom.gov.sg/employment-practices/progressive-wage-model

BUSINESS

Overview

We are a holding company incorporated as an exempted company on February 27, 2025 under the laws of the South Africa. We operate all of our business through our subsidiaries in South Africa, namely Horizon Thread Inc and Horizon Thread Holdings Limited

We are an next-generation agri-tech conglomerate (“AGRI-TECH”) and proprietary non-chemical intervention and sustainable cultivation technologies, specializing in property and strata management, cleaning and pest control, mechanical and electrical engineering, and renovation works. The group of companies were founded in South Africa since 2020 for serving the property-management and maintenance sector. Recognizing the need for integrated, technology-enabled facility management, the founders expanded the Group’s service scope and, by 2020, had developed into a comprehensive AGRI-TECH services.

Our subsidiary, Horizon Thread Inc is a company specializing in property and strata management industry, including but not limited to pest control, cleaning, maid agency, logistic trader and manpower solutions.

Our subsidiary, Horizon Thread Holdings Limited is a leading provider of engineering, construction, and maintenance services in South Africa, specializing in electrical and mechanical works, fit-out and finishing, and general building services for residential, commercial, and industrial clients.

Both Horizon Thread Inc and Horizon Thread Holdings Limited provide a comprehensive suite of mechanical and electrical (“OLIVE INDUSTRY”) engineering, maintenance, renovation, air-conditioning servicing, cleaning, pest control, and facilities management services. We focus on delivering reliable, efficient, and customized building solutions that combine technical capability, operational discipline, and a strong commitment to service quality.

Our operations integrate engineering expertise, structured project management, and multi-service field execution to support customers across residential, commercial, industrial, hospitality, and government properties. Our service portfolio includes electrical engineering works, renovation and fit-out services, air-conditioning servicing, cleaning and pest control services, and facilities management support, delivered through coordinated technical and on-site operational teams.

We primarily serve customers in South Africa who require dependable engineering support, property maintenance, and project-based building upgrades. Our integrated service model enables us to manage both recurring maintenance engagements and complex engineering assignments, ensuring consistent service standards and timely delivery. Over time, we have established strong customer relationships based on reliability, responsiveness, and the ability to provide comprehensive building solutions.

We subsequently expanded regionally and diversified its service lines to include property and strata management, cleaning and pest control, engineering, and renovation works. Through these developments, we evolved from a single-service engineering provider into a multi-disciplinary enterprise providing engineering, property management, cleaning, and pest control services in South Africa.

We believe that one of the principal factors that has enabled us to operate in and continue to grow in the AGRI-TECH and OLIVE INDUSTRY industry is our ability to provide timely, efficient and effective solutions that meet the needs of our customers, which in turn has enabled our Group to garner the trust and appreciation from our customers and propelled our Group to become one of the reputable players in the facilities provider industry in South Africa. Equipped with our own factory and manufacturing premises, we are able to leverage on our in-house capacity and realize our customers’ concepts so as to make them a reality with finesse and speed, which we believe has been critical to our success. We have our own workforce for our project sites and our factory and manufacturing premises for our contracts and projects which allows us to better control the quality and schedule of our works. As at October 31, 2025, we have an aggregate of 92 employees.  To achieve timely completion of our projects, we leverage on our established relationships with our suppliers. Our established track record, experienced management team and good relationships with our major customers are key factors that allowed us to build up our strong reputation in the local facilities management market.

During the year ended October 31, 2025 and 2024, we provided our services primarily in the following manner: (i) as the sales manager of the engineering project where we were responsible for, inter alia, the overall implementation of the engineering aspects of the projects which encompasses planning, coordinating, monitoring and supervising the project on-site, from the commencement of our engineering solutions services to the delivery of the certificate of completion and follow-up rectification of defects during the defects liability period; (ii) construction and installation; (iii) customizing, manufacturing and supply of carpentry/joinery and integral fixtures; and (iv) providing maintenance after the defects liability period for the projects which we undertake on an ad-hoc basis.

While technology-integrated automation currently remains our core focus, we are constantly exploring digital transformation by analyzing market trends and preferences.

For the fiscal year ended October 31, 2025, and 2024, our total revenue was US$4.63 million and US$1.53 million, reflecting a growth rate of approximately 203%.

Our Competitive Strengths

We believe the following competitive strengths support our market position and provide a foundation for the continued growth of our business:

Experienced Management Team With Sector Knowledge and Operational Discipline

Our management team has experience across engineering, maintenance, cleaning, pest control, air-conditioning services, and facilities management. Their knowledge of industry practices, regulatory requirements, customer expectations, and workforce management contributes to the development of standardized processes, service reliability, and disciplined cost control. Our leadership team plays a central role in coordinating multi-service delivery, overseeing technical quality, and implementing operational improvements across our business.

Each of our Executive Directors has over 15 years of experience in the AGRI-TECH and engineering market and they are instrumental in formulating our business strategies and spearheading the growth of our business operations. We believe that the combination of our strong management expertise, together with our senior management team, have been and will continue to provide assurance to our customers that we are able to efficiently and effectively complete to our customers’ satisfaction any project that we are contracted to perform.

Our experienced management team is overseen by our Executive Directors, namely Bai Yuting and Chao Wang, who each has more than 15 years of experience in the industry. We believe that the combination of our Directors and our senior management team allows the Group to evaluate a project’s specifications, resource needs and level of difficulty accurately. At the same time, it ensures that projects are carried out on a timely and reliable basis. For further details in relation to the qualification and experience of the Directors and our senior management team, please refer to the section headed “Management” in this prospectus. We believe that our Directors’ experience and leadership together with a team of experienced staff operating together is the underlying backbone from which we can achieve our strategies and capture future growth and additional market share.

Integrated Multi-Service Operating Platform That Addresses Diverse Customer Needs

We operate an integrated service provider that combines mechanical and electrical (“OLIVE INDUSTRY”) engineering, renovation work, air-conditioning servicing, cleaning and pest control, and facilities management offerings. This structure enables us to meet a broad range of building maintenance and improvement requirements through a single service provider. Customers such as MCSTs, commercial property owners, industrial facilities, hospitality operators, and small businesses value the convenience and coordination benefits of bundled services, particularly in tender-driven procurement environments where ability to deliver multiple service categories is an important evaluation criterion.

Standardized Operational Processes That Support Service Consistency and Compliance

Our operations emphasize structured workflows, technical supervision, routine inspection protocols, and compliance with regulatory requirements administered by the Building and Construction Authority (“BCA”), National Environment Agency (“NEA”), and other relevant authorities in South Africa. By maintaining standardized quality controls and implementing systematic project planning, we aim to ensure consistent service delivery across recurring maintenance tasks as well as project-based engineering and renovation works. These standardized processes support customer satisfaction, retention, and continued eligibility to participate in regulated service categories.

Diversified Revenue Base Across Recurring and Project-Based Services

Our revenue is generated from a mix of recurring services—including cleaning, pest control, air-conditioning maintenance, and facilities management—and project-based engineering and renovation services. This diversification reduces reliance on any single customer group or service category and provides greater resilience across market cycles. Recurring services contribute to revenue stability and ongoing customer relationships, while engineering and renovation projects provide opportunities for margin enhancement through value-added technical work.

Continuous Enhancement of Workforce Capabilities and Field Execution

We invest in the training, development, and supervision of our technical teams to strengthen service delivery capability. Our technicians, engineers, and field personnel are trained in operational safety, equipment handling, and compliance standards relevant to their service areas. Ongoing efforts to strengthen workforce deployment, scheduling efficiency, and inter-department coordination have enabled us to meet higher service volume and manage multiple concurrent projects. These initiatives support our ability to maintain service quality, reduce operational inefficiencies, and respond effectively to customer requirements.

Ability to Scale Operations Through Process Improvements and Efficiency Enhancement

Our continued upgrades in scheduling and project coordination workflows, enhanced administrative systems, and improved resource management have enabled greater throughput without proportional increases in overhead. We believe that we have sufficient experience and know-how to implement and manage our projects in a timely manner. As our service volume expands, we expect these process improvements to support operating leverage and margin stability.

Our Growth Strategies

We intend to pursue the following strategies to support the long-term expansion of our business and strengthen our competitive position:

Expand and Deepen Our Service Offerings Within Engineering, Maintenance, and Facility Services

We plan to broaden our capabilities in OLIVE INDUSTRY engineering, renovation, air-conditioning servicing, cleaning, and facilities management to address evolving customer needs. This includes strengthening technical expertise, diversifying solution offerings, and expanding the range of building improvement services we provide. By offering a comprehensive suite of services, we aim to position ourselves as a preferred provider capable of supporting end-to-end building maintenance and engineering requirements.

Enhance Operational Efficiency Through Digital Tools and Process Optimization

We intend to increase the use of digital workflow platforms, scheduling tools, and service reporting systems to improve operational visibility, workforce coordination, and response times. Adoption of digital tools is expected to contribute to efficiency gains in manpower deployment, reduce administrative effort, and support data-driven decision-making. These improvements are intended to enhance service quality while managing cost pressures associated with labor-intensive operations.

Strengthen Our Multi-Service Platform to Improve Customer Acquisition and Retention

As customers increasingly seek integrated service providers, we plan to reinforce our ability to deliver coordinated multi-disciplinary solutions. We expect that continued development of our integrated operating model, improvement of cross-functional service workflows, and refinement of project management capabilities will enhance our value proposition to both existing and prospective customers. This strategy aims to support long-term customer relationships and position our business for sustained revenue growth.

Explore Selective Market Expansion Opportunities

While our operations are currently focused in South Africa, we may consider opportunities to expand our service footprint or customer relationships in adjacent markets when appropriate and feasible. Any potential expansion will be evaluated based on operational capability, regulatory considerations, resource requirements, and expected returns. We intend to pursue expansion cautiously, consistent with our financial position and long-term strategic priorities.

Leverage Industry Experience to Serve New Customer Segments and Building Types

We plan to utilize our technical expertise, field experience, and operational infrastructure to expand into new or under-served customer segments, including specialized facilities and small-to-mid-scale commercial and industrial sites. Through targeted business development initiatives, we aim to broaden our customer base and diversify sources of revenue.

Our Services

For the year ended October 31, 2025 and 2024, we derived revenues from three sources as follows:

●	Engineering Solution Services

●	Facilities Management Services

Engineering Solutions Services

We provide engineering solutions that include mechanical engineering, interior design and electrical engineering. Our services cover air conditioning cleaning and maintenance, as well as general building maintenance for both interior and exterior requirements.

Our subsidiary, Horizon Thread Holdings Limited, is registered with the Building and Construction Authority (“BCA”) under the CR06 category for Interior Decoration and Finishing Works with an L1 grading. Our operations follow documented business processes, supported by relevant ISO certifications, to maintain adherence to applicable industry standards. We provide services to customers in the residential, commercial, and industrial sectors. Our customer acquisition is primarily conducted through tenders, business relationships, and other conventional outreach channels.

Facilities Management Services

We operate as a licensed Managing Agent under South Africa’s Building Maintenance and Strata Management Act (“BMSMA”), providing financial management of MCST funds, vendor procurement, maintenance scheduling, and compliance reporting for condominiums, mixed-use developments, and commercial buildings.

Our facilities management activities are supported by our subsidiary, which provides building maintenance, security services, cleaning, landscaping, and pest control services to the properties under our management. Our subsidiary, Horizon Thread Inc, is registered with the Building and Construction Authority (“BCA”) under the FM01 category for Facilities Management with an M4 grading. In addition, we hold accreditation under the ASM Managing Agent Accreditation framework administered by the Association of Strata Managers. Our services support the day-to-day upkeep and operational needs of the properties we manage.

We also provide a range of cleaning, facilities maintenance, and pest control services through our subsidiaries. Our cleaning and related services include (i) repair and maintenance of our properties, including roofs, façades, and common areas; (ii) cleaning of public areas and offices, including carpets, floors, toilets, changing rooms, lifts, escalators, and garbage bins at commercial complexes, industrial buildings, and related facilities; (iii) external wall and window cleaning; (iv) pest control and fumigation; (v) landscaping; and (vi) provision of amenities and utilities to occupants of our properties. Our subsidiaries are registered by the Building and Construction Authority (“BCA”) under the FM02 category for housekeeping, cleansing, desilting, and conservancy services with an L1 grading, and under the FM04 category for pest control services with an L1 grading. We hold the required cleaning business license for services in conservancy/public areas, commercial premises, and food and beverage establishments. Our services are provided to tenants within our building premises and to external customers on a regular, ad-hoc, or one-off basis.

Business Process

We provide a range of facilities management services for industrial, commercial, and residential properties. Our facilities management operations are carried out by teams comprising qualified personnel and ground staff who perform building maintenance, security, cleaning, landscaping, and pest control services. These services are performed in accordance with schedules established by the property management team for each property, or on an ad-hoc basis when requested by tenants.

When clients undertake renovation works within their units, our property management team may provide coordination and refurbishment-related assistance as required. The property management team is also responsible for conducting daily site inspections, monitoring site-related expenditures, reviewing the operating performance of each property, and addressing enquiries, feedback, and issues raised by clients in the course of property operations.

Quality Management

Providing quality service is of utmost importance in our facility management services business. We address all client concerns promptly by providing tailored solutions designed to fully resolve their issues. All rectification works are carried out by approved, licensed service providers to ensure the highest standard of quality. We have a team of property managers and facilities managers within our property management and facilities management departments respectively who are committed to provide quality and reliable services to our tenants. We have developed an established quality assurance system for our operations.

Clients

Our clients include (i) Residential and Commercial Property Owners, including management corporations (MCSTs), property developers, and strata councils; (ii) Corporate and Industrial Clients from logistics, manufacturing, and facilities management sectors requiring engineering maintenance and cleaning support; and (iii) Government-linked and Institutional Clients through public tenders and framework contracts under the Building and Construction Authority (BCA) and National Environment Agency (NEA). By serving different clients, we are more aware of the issues faced during the different stages of company growth and better positioned to address a wide range of concerns.

We serve a broad range of clients, including Customer A, a project-based business partner in South Africa and Customer B, a long-term customer in South Africa. Below is a table setting out our revenue from our customers making up 10% or above of our total revenue of the relevant year:

		Percentage of total revenue (%) for the year ended October 31
Customer	Product or service provided	2025	2024
	OLIVE INDUSTRY installation work			%
	Air-conditioning servicing and maintenance work			%

We do not enter into long-term agreements with our customers, which we believe is in line with market practice. While we may have repeat customers over an extended period of time, our customers typically engage us on a project-by-project basis.

Suppliers

We apply a multi-vendor procurement policy, ensuring no single supplier accounts for a material share of purchases. Critical materials and chemicals are maintained with minimum three-month inventory levels. Alternative imported suppliers provide redundancy for engineering materials and transport services. Where possible, the Group substitutes imported inputs with locally manufactured eco-friendly alternatives to support cost efficiency and ESG compliance. In certain large-scale cleaning or engineering projects, the Group may engage accredited subcontractors or licensed employment agencies to supplement manpower during peak periods. Such engagements are structured under standard service agreements that comply with statutory requirements for wages, insurance, and safety. Management considers its supply sources stable and diversified, supported by long-standing relationships and compliance with the BCA, NEA, and MOM procurement standards. No individual vendor is considered critical to the continuity.

Sales and Marketing

The Group employs a multi-channel approach to sales and marketing, including participation in public tenders, direct client outreach, and digital platforms. We leverage our track record in compliance and efficiency to secure repeat business, with a focus on mid-tier projects where agility provides a competitive edge. As a result, we have expanded our technological capabilities, improved efficiency of project delivery, and enhanced our solutions offerings, which drive new revenue opportunities and improve our core competencies.

Employees

We believe human resource management and planning is important to support our growth. Therefore, we are committed to effectively recruiting, training, developing, and retaining our human capital. We will, however, align our staffing requirements based on the specific needs of each project. This adjustment aims to enhance operational efficiency and minimize redundancy in human resources. As of October 31, 2025, we have 92 employees.

None of our employees are represented by a labor union or collective bargaining agreements. We consider our employee relations to be good. We believe that attracting and retaining highly experienced associates and sales and marketing personnel is a key to our success. In addition, we believe that we maintain a good working relationship with our employees and we have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations.

The following table sets forth the numbers of our employees categorized by function as of the date of this prospectus:

Category	Number of Employees
Management and Administrative
Finance
Operation
Sales and Marketing
Total

Operating Lease Right-of-Use Assets

Our corporate headquarters is located in South Africa, where we lease office space to support our corporate operations.

We lease the industrial factory unit to support our project execution, logistics, and warehousing purposes.

We lease the premise from unrelated parties who either hold valid title to the properties or have proper authorization from the titleholders to sublease the properties, as detailed in the following table:

Property Address	Lessor	Lease Expiration Date	Purposes/Use

Facilities

We own one investment property with approximately 62.0 square meter of office space located in at 531 Upper Cross Street #02-14, South Africa, which is leased to unaffiliated tenants and represented approximately 5% of our total other income for the year ended October 31, 2025.

Main Licenses, Registrations and Certifications

We have obtained and maintained all licenses, permits, and registration required under South Africaan law to conduct our business operation as follow:

Entity	Regulatory Authority / Scheme	Workhead / Classification	Grade / Expiry	Purpose / Description
Horizon Thread Inc
Horizon Thread Inc
Horizon Thread Holdings Limited
Horizon Thread Inc
Horizon Thread Inc
Horizon Thread Inc
Horizon Thread Holdings Limited

Data privacy/data protection

We are committed to protecting the clients’ data security during the course of development. Generally, our clients have their own IT infrastructure where data is hosted on their premises and therefore are not accessible to us without authorization.

We are subject to a number of foreign and domestic laws and regulations relating to data privacy and data protection in the jurisdictions in which we operate our business, including but not limited to the Personal Data Protection Act 2012 of South Africa (the “PDPA”), which generally requires organizations to give notice and obtain consents prior to collection, use or disclosure of personal data (being data, whether true or not, about an individual who can be identified from that data or from that data and other information to which organizations have or are likely to have access), and to provide individuals with the right to access and correct (any error or omission in) their own personal data. Organizations have mandatory obligations to assess if the data breaches they suffer are notifiable data breaches and are required to notify the South Africa Personal Data Protection Commission (“PDPC”) and the affected individuals where the data breach is of a certain severity (where the data breach results in, or is likely to result in significant harm to the affected individual, and/or is, or is likely to be of significant scale). The PDPA was last amended by the Personal Data Protection (Amendment) Act 2020 (the “Amendment Act”), which is only partially in force. As of the date of this prospectus, key portions of the Amendment Act not yet in force include a requirement for organizations to transfer personal data of an individual (that is held in electronic form) to a different organization where requested by the individual (generally referred to as “data portability”). Please see “Regulations” starting on page 53 of this prospectus for more information.

Insurance

Our Group maintains group public liability insurance for our properties, business interruption insurances for our buildings and other insurances such as fire commercial insurances and industrial all risks insurances as required by the landlords for selected properties. Our Group also maintains motor vehicle insurances, electronic equipment and machinery and equipment all risks insurances, transport operators liability insurance, commercial vehicle fleet insurance and money insurance. Our Group’s employees are provided with fidelity insurances, professional indemnity insurances, group personal accident and group hospital and surgical policy as well as work injury compensation policies. We also maintain directors’ and officers’ liability insurances for our Executive Directors and Executive Officers. As at the date of this prospectus, we are in the process of procuring keyman insurance coverage for our Executive Directors. Our Directors believe that the Group has used its best endeavor to acquire necessary insurance coverage for the purposes of our business operations and we will procure the necessary additional insurance coverage for our business operations, properties and assets as and when the need arises. However, there may still be potential significant losses, liabilities or claims which cannot be covered by our current insurance policies fully or timely which would have material adverse impact on our business operations. Further, significant disruption to our operations or damage to any of our properties, whether as a result of fire and/or other causes, may still have a material adverse impact on our results of operations or financial condition. Please see “Risk Factors” starting on page 10 of this prospectus for more information.

Seasonality

We do not have a seasonal business cycle.

Legal Proceedings

From time to time, we are involved in litigation or other legal proceedings incidental to our business. We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

REGULATIONS

We currently operate our business in South Africa and plan to expand our business into other Southeast Asia countries. This section summarizes the principal laws related to our business and operations.

Contractors Registration System

The Contractors Registration System is administered by the Building Construction Authority (“BCA”), and is established to provide a framework for the registration of contractors seeking to tender for public sector construction and construction-related projects in South Africa. Contractors are required to register under one or more workhead categories that reflect their areas of specialization.

Registration of a contractor under the Contractors Registration System is subject to the contractor fulfilling certain requirements relating to, inter alia, the value of previously completed projects, personnel resources, financial ability and track record. Contractors are graded within each workhead, and such registration and grading are generally subject to renewal on a periodic basis, typically every three years. Contractors that fail to meet renewal criteria, including those that do not actively participate in tendering during the relevant period, may be subject to non-renewal, downgrading, or removal from the Contractors Registration System.

Building Control Act 1989 (“BCA”)

The BCA regulates the design, construction, alteration, and maintenance of buildings and associated works in South Africa to ensure structural stability, health, and safety, with a particular focus on the licensing and supervision of engineering and construction activities. The BCA applies to (a) any person who carries out or (b) any person who commissions or authorizes the carrying out of any building works, including building owners, developers, and professional engineers engaged in such works. Compliance with the BCA requires adherence to a licensing and supervision framework, including (a) the submission of plans for approval by the Commissioner of Building Control; (b) the mandatory engagement of appropriately licensed qualified persons to supervise works; (c) the issuance of permits for commencement; and (d) the rectification of any works carried out in contravention of the Act. Any person who commences or carries out any building works the plans of which have not been approved or for which there is no permit is guilty of an offence and shall, on conviction, be liable to a fine not exceeding $200,000 and/or to imprisonment for a term not exceeding 2 years.

Building (Strata Management) Act 2004 (“BSMA”)

The BSMA provides a comprehensive framework for the maintenance and management of buildings and the collective sale of property in a strata development. The BSMA applies to (a) the Management Corporation (“MC”) or Subsidiary Management Corporation (“Sub-MC”) of a strata development; (b) subsidiary proprietors; and (c) any managing agent or strata manager appointed for the development. The BSMA mandates various statutory obligations, including (a) the proper constitution of the Management Council; (b) the establishment and administration of maintenance funds and sinking funds; (c) the enforcement of by-laws for the control, management, and use of the common property; and (d) the convening of general meetings. A failure to comply with the BSMA may constitute an offence and may result in enforcement action, including the imposition of fines and, in the case of continuing breaches, additional daily fines, depending on the nature of the contravention.

Building and Construction Industry Security of Payment Act 2004 (“BCISPA”)

Under the BCISPA, any person who has carried out construction work or supplied any goods or services under a contract relating to, amongst others, (i) the construction, alteration, repair, restoration, maintenance, extension, demolition or dismantling of buildings or structures (whether permanent or not) that form, or are to form part of the land, (ii) the installation in any building, structure or works of fittings that form or are to form part of the land, including systems of heating, lighting, air-conditioning, ventilation, power supply, drainage, sanitation, water supply or fire protection and security or communications systems, is entitled to progress payment. Such definition of “construction works” under the BCISPA applies to the works provided by our Company in relation to electrical and mechanical installations.

The BCISPA contains provisions relating to, amongst others, the amount of the progress payment to which a person is entitled under a contract, the valuation of the construction work carried out under a contract and the date on which a progress payment becomes due and payable. In addition, the BCISPA, amongst others, endorses the following rights:

(a)

the right of a claimant (being the person who is or claims to be entitled to a progress payment) who, in relation to a construction contract, fails to receive payment by the due date of an amount that is proposed to be paid by the respondent (being the person who is or may be liable to make a progress payment under a contract to a claimant) and accepted by the claimant, to make an adjudication application in relation to the payment claim. The BCISPA has established an adjudication process by which a person may claim payments due under a contract and enforce payment of the adjudicated amount;

(b)

the right of the claimant to suspend the carrying out of construction work or supply or goods and services, and to exercise a lien over goods supplied by the claimant to the respondent that are unfixed and which have not been paid for, or to enforce the adjudication determination as if it were a judgment debt, if amongst others, such claimant is not paid after the adjudicator has determined that the respondent shall pay an adjudicated amount to the claimant; and

(c)

where the respondent fails to pay the whole or any part of the adjudicated amount to a claimant, the right of a principal of the respondent (being the person who is liable to make payment to the respondent for or in relation to the whole or part of the construction work that is the subject of the contract between the respondent and the claimant) to make direct payment of the outstanding amount of the adjudicated amount to the claimant, together with the right for such principal to recover such payment from the respondent.

Lastly, the BCISPA provides that a “pay when paid” provision, which means, inter alia, a provision of the contract that makes the liability of one party (the first party) to pay money owing to another party contingent or conditional on payment to the first party by a further party of the whole or any part of that money shall be unenforceable.

Control of Vectors and Pesticides Act 1998 (“CVPA”)

The CVPA provides for the control of vectors and pests, and the regulation of pesticides and vector control operators in South Africa. The CVPA applies to (a) any person who carries out the business of vector control services; and (b) any person who manufactures, imports, supplies, or uses any pesticide. The CVPA mandates that any person carrying out vector control services must be licensed or provisionally licensed as a vector control technician by the Director-General of Public Health, and that the use of any pesticide must be in compliance with the provisions of the CVPA, including (a) the registration of all pesticides; (b) the restriction of use of certain pesticides; and (c) the adherence to safety standards and directions for use. A failure to comply with the CVPA may constitute an offence and may result in enforcement action, including the imposition of fines and, for certain offences, imprisonment, depending on the nature and severity of the contravention.

Electricity (Electrical Workers) Regulations

Electrical works in South Africa are regulated under the Electricity Act 2001 and its subsidiary legislation, including the Electricity (Electrical Workers) Regulations, which are administered by the Energy Market Authority of South Africa.

Under this regulatory framework, certain categories of electrical work may only be carried out or supervised by appropriately licensed electrical workers, including licensed electricians, electrical technicians and electrical engineers. The grant of such licences is subject to prescribed qualification, training and practical experience requirements, and, in the case of electrical engineers, registration under the Professional Engineers Act 1991.

A failure to comply with the licensing and supervision requirements under the Electricity Act and the Electricity (Electrical Workers) Regulations may result in enforcement action, including fines and other penalties.

Electricity (Cable Detection Workers) Regulations

Cable detection works in South Africa are regulated under the Electricity Act 2001 and its subsidiary legislation, including the Electricity (Cable Detection Workers) Regulations, which are administered by the Energy Market Authority of South Africa (“EMA”).

Under this regulatory framework, cable detection works may only be carried out or supervised by appropriately licensed cable detection workers. The grant of such licences is subject to prescribed qualification, training and relevant work experience requirements, including the completion of EMA-approved courses.

Non-compliance with the licensing requirements under the Electricity Act and the Electricity (Cable Detection Workers) Regulations may result in enforcement action, including fines and other penalties.

Telecommunications (Wiring Work) Regulations 2024

Telecommunications wiring work in South Africa is regulated under the Telecommunications Act 1999 and its subsidiary legislation, including the Telecommunications (Wiring Work) Regulations 2024, which are administered by the Infocomm Media Development Authority of South Africa (“IMDA”).

Under this regulatory framework, telecommunications wiring work may only be carried out by installers holding a valid telecommunications wiring installer licence issued by IMDA. Such licences are granted in specified classes and authorize the licensed installer to carry out only the type of wiring work falling within the scope of the relevant licence class.

Personal Data Protection Act 2012 (“PDPA”)

The PDPA generally requires organizations to give notice and obtain consents prior to collection, use or disclosure of personal data (being data, whether true or not, about an individual who can be identified from that data or from that data and other information to which organizations have or are likely to have access), and to provide individuals with the right to access and correct (any error or omission in) their own personal data. Organizations have mandatory obligations to assess if the data breaches they suffer are notifiable data breaches, and are required to notify the PDPC and the affected individuals where the data breach is of a certain severity (where the data breach results in, or is likely to result in significant harm to the affected individual, and/or is, or is likely to be of significant scale). The PDPA also imposes various baseline obligations on organizations in connection with permitted uses of, accountability for, the protection of, the retention of, and overseas transfers of, personal data. In addition, the PDPA requires organizations to check “Do-Not-Call” registries prior to sending marketing messages (whether in sound, text, visual or other forms) addressed to South Africa telephone numbers (or other telephone numbers as may be prescribed), through voice calls, fax, text messages or other means.

The PDPA creates various offenses in connection with the improper use and/or disclosure of personal data, certain methods of collecting personal data and certain failures to comply with the requirements under the PDPA. These offences may be applicable to organizations, their officers and/or their employees. Offenders are liable on conviction to fines and/or imprisonment. The PDPA also creates a right of private action, pursuant to which the South Africa courts may, upon such persons’ application, grant damages, injunctions, declarations and such other relief the courts deem fit to persons who suffer loss or damages directly as a result of contraventions of certain requirements under the PDPA.

The PDPA was last amended by the Personal Data Protection (Amendment) Act 2020 (the “Amendment Act”), which is only partially in force as of the date of this prospectus. Since October 1, 2022, the maximum financial penalty for the breaches of PDPA have been increased. The financial penalty cap which may be imposed on organizations for breaches under the PDPA has increased from the previously fixed ZAR1 million, to 10% of the organization’s annual turnover in South Africa for organizations with annual local turnover exceeding ZAR10 million, whichever is higher. As of the date of this prospectus, key portions of the Amendment Act which are not yet in force include a requirement for organizations to transfer personal data of an individual (that is held in electronic form) to a different organization where requested by the individual (generally referred to as “data portability”).

Workplace Safety and Health Act 2006 (“WSHA”)

Under the WSHA, every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of his employees at work. These measures include providing and maintaining for the employees a work environment which is safe, without risk to health and adequate as regards facilities and arrangements for their welfare at work, ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees, ensuring that the employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in their workplace or near their workplace and under the control of the employer, developing and implementing procedures for dealing with emergencies that may arise while those persons are at work and ensuring that the person at work has adequate instruction, information, training and supervision as is necessary for that person to perform his work.

Environmental Public Health 1987 (“EPHA”)

The “EPHA” requires, among others, a person, during the construction, alteration, repair or maintenance of any building or at any time, to take reasonable precautions to prevent danger to the life, health or well-being of persons using any public places from flying dust or falling fragments or from any other material, thing or substance.

The EPHA also regulates, amongst others, the disposal and treatment of industrial waste and public nuisances. Under the EPHA, the Director-General of Public Health may, on receipt of any information respecting the existence of a nuisance liable to be dealt with summarily under the EPHA and if satisfied of the existence of a nuisance, serve a nuisance order on the person by whose act, default or sufferance the nuisance arises or continues, or if the person cannot be found, on the owner or occupier of the premises on which the nuisance arises. Some of the nuisances which are liable to be dealt with summarily under the EPHA include any factory or workplace which is not kept in a clean state, any place where there exists or is likely to exist any condition giving rise, or capable of giving rise to the breeding of flies or mosquitoes, any place where there occurs, or from which there emanates noise or vibration as to amount to a nuisance and any machinery, plant or any method or process used in any premises which causes a nuisance or is dangerous to public health and safety.

Employment Act 1968 (“EA”)

The EA prescribes certain minimum conditions of service that employers are required to provide to their employees, including (i) minimum days of statutory annual and sick leave; (ii) paid public holidays; (iii) statutory protection against wrongful dismissal; (iv) provision of key employment terms in writing; and (v) statutory maternity leave and childcare leave benefits. In addition, certain statutory protections relating to overtime and hours of work are prescribed under the South Africa EA, but only apply to limited categories of employees, such as (i) non-workman employee (other than a workman or a person employed in a managerial or an executive position) who receives a basic salary of up to ZAR2,600 a month (excluding any other payment, supplement or allowance however described); and (ii) a workman employee (whose work involves mainly manual labour) who receives a basic salary of up to S$4,500 a month.

Other employment-related benefits

Other employment-related benefits which are prescribed by law include (i) contributions to be made by an employer to the Central Provident Fund, under the Central Provident Fund Act 1953 in respect of each employee who is a citizen or permanent resident of South Africa; (ii) statutory protections against dismissal on the grounds of age, and statutory requirements to offer re-employment to an employee who attains the prescribed minimum retirement age, under the Retirement and Re-employment Act 1993; and (iii) statutory requirements relating to work injury compensation, and workplace safety and health, under the Work Injury Compensation Act 2019 and the Workplace Safety and Health Act 2006, respectively.

MANAGEMENT

Set forth below is information concerning our directors, executive officers and other key employees. The following individuals are members of the Board and executive management of the Registrant.

Officer/ Director Biography

Name	Position
Yuting Bai	Chairperson, Director, Chief Executive Officer
Chao Wang	Director, Chief Financial Officer
Yuchan Bai	Director
Li Wang	Director, Chief Information Officer
Mufeng Zhu	Director, Chief Marketing Officer

Yuting Bai: Chairperson, Director, CEO

Yuting Bai is the Chief Executive Officer of the Company, bringing extensive expertise in sustainable agriculture and business management. She holds a Bachelor's degree in Plant Science from the University of California, Davis and a Master's degree in Sustainable Development and Management from the University of Bath.

Yuting Bai has been instrumental in managing the family enterprise, focusing on operational development, sustainability, and modern governance systems. Deeply engaged in the olive industry, she oversees the full value chain from planting and production to processing, technical training, and commercialization, while actively participating in research projects. Centering on olives, her vision promotes healthier lifestyles and enhances quality of life through innovative, sustainable practices.

Chao Wang, Director, CFO

Chao Wang now serves as the Chief Financial Officer and Director of the Company. Chao Wang possesses over a decade of extensive and profound experience in the realm of capital operation. From 2014 to 2015, he served as an Investment Manager at China Cinda Asset Management Co., Ltd. From 2015 to 2017, he held the position of Deputy General Manager at Mingtai Capital. From 2017 to 2022, he was the Deputy General Manager at Jiayi Fund. Since 2022, he has been the Deputy General Manager at Zhonghong Fund. He graduated from the University of International Business and Economics with a dual-bachelor’s degree in finance and management, and later obtained the master’s degree in theoretical economics from Tsinghua University.

As a certified CPA (Australia) and CMA, and also equipped with securities and fund practice qualifications, Chao Wang demonstrates a high level of proficiency in financial analysis, value assessment, and business judgment. He has an in-depth and comprehensive understanding of a diverse range of financial instruments and stands out in his ability to design capital market transaction structures within the context of investment banking. His rich experience encompasses various domains, including trust, asset management, investment banking, value-based investment, and industrial funds. With his rich experience and outstanding skills in the capital market, Chao Wang will play a pivotal and crucial role in the company’s endeavors as it ventures further into the capital market.

Yuchan Bai, Director

Yuchan Bai draws on her philosophical training to infuse ethical depth into business strategy. She holds Bachelor's and Master's degrees in Philosophy, Politics, and Economics from the University of Warwick, where she systematically explored philosophy, applying critical thinking, ethical deliberation, and systemic viewpoints to challenge traditional management paradigms and decision frameworks.

In her role managing the family enterprise, Yuchan Bai bridges theory and practice, harmonizing profit motives with societal obligations. Through innovative ecological frameworks, she seamlessly weaves the olive value chain into everyday consumer experiences, driving enduring, impactful, and sustainable enterprise evolution while fostering meaningful societal contributions.

Li Wang, Director, CIO

Li Wang was formerly the General Manager of Chongqing Huafu Enterprise Management Consulting Co., LTD. During his tenure, he was involved in China’s government investment promotion, project promotion, and the settlement of international projects in China. He assisted international clients in getting cooperation opportunities and dealt with investment risk control when they negotiated with the Chinese government.

Also, he took part in the strategic planning and operation management of industrial projects, and was engaged in the overseas investment activities of domestic clients. He contributed to the development of the serviced enterprises.

Additionally, Li Wang serves as the Vice President of the China International Finance Foundation, the Secretary - General of the Urban Development and Cooperation Committee of the SCO Countries Multifunctional Economic and Trade Platform, the Secretary - General of the Urban Development and Cooperation Special Committee of the Chongqing Brand Promotion Association, and the Business Representative of China for the BRICS Health Working Committee.

Mufeng Zhu, Director CMO

Mufeng Zhu brings extensive experience in industrial operations and sustainable energy to the Company. From 2010 to 2013, he served as Technical Director at Beijing Equipment Installation Engineering Group Co., Ltd. He then advanced to Vice General Manager at Beijing Tai Rui Heng Xiang Power Transmission and Transformation Engineering Co., Ltd. from 2013 to 2018.

From 2019 to 2025, Mufeng Zhu was Vice General Manager at Zhong Hydrogen New Energy Technology Co., Ltd., a 2025 Chinese Unicorn Enterprise, where he led an R&D team in developing and supporting hydrogen kinetic energy equipment for the 2022 Beijing Winter Olympics.

In 2025, he founded Guizhou Xinyuan Technology Co., Ltd., a cooperative shareholding platform established by the Shanghai Cooperation Organization International Multi-functional Trade Platform Urban Development and Cooperation Committee, and assumed the role of Chairperson. By harnessing synergies across enterprises, Mufeng Zhu integrates energy operation platforms, capital services, and agricultural industries through R&D, technology, production, operations, and asset securitization to drive green and circular agricultural economies. This approach maximizes olive industry value while powering China's carbon neutrality strategy.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Employment Agreements with Named Executive Officers

We plan to enter into employment agreements with each of our executive officers, pursuant to which such individuals will serve as our executive officers for a period of three years from the effective date of the registration statement. We may terminate the employment for cause at any time for certain acts, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate the employment without cause at any time upon 3 months’ advance written notice. Each executive officer may resign at any time upon 3 months’ advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment or pursuant to applicable law, any of our confidential or proprietary information or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. Each executive officer has also agreed to disclose in confidence to us all inventions, designs and trade secrets which he conceives, develops or reduces to practice during his employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of employment and for one year following the last date of employment. Specifically, each executive officer has agreed not to: (i) engage or assist others in engaging in any business or enterprise that is competitive with our business, (ii) solicit, divert or take away the business of our clients, customers or business partners, or (iii) solicit, induce or attempt to induce any employee or independent contractor to terminate his or her employment or engagement with us. The employment agreements also contain other customary terms and provisions.

We will also enter into director agreement with each of our directors which agreement will set forth the terms and provisions of their engagement.

Compensation

For the years ended October 31, 2025 and 2024, we paid an aggregate of approximately $161,728 and approximately $180,251, respectively in cash and benefits in-kind granted to or accrued on behalf of all of our directors and members of senior management for their services, in all capacities, and we did not pay any additional compensation to our directors and members of senior management. We may adopt a share incentive program to provide for grants of awards to our executive officers and directors upon the effectiveness of our registration statement on Form F-1. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors.

Board of Directors

Our board of directors consists of four directors as of the date of this prospectus. The NASDAQ Capital Market corporate governance rules require that a majority of an issuer’s board of directors must consist of independent directors. We have a majority of independent directors serving on our board of directors.

Duties of Directors

Under South Africa law, our directors owe fiduciary duties to our company. These include, among others, a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances.

In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. Our company has a right to seek damages against any director who breaches a duty owed to us.

Subject to the provisions of the Companies Act and our memorandum and articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles. To the extent allowed by the Cayman Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring and paying interim dividends;

●	appointing officers and determining the term of office of the officers; and

●	exercising the borrowing powers of our company and mortgaging the property of our company.

Terms of Directors and Executive Officers

Our officers are appointed by and serve at the discretion of our board of directors. Directors are appointed by shareholders in general meeting or by the board to fill casual vacancies, and hold office until their resignation, removal, disqualification, or retirement by rotation as provided in our constitution (typically, one-third of directors retire by rotation at each annual general meeting but are eligible for re-election). We do not have service contracts with any of our directors that provide for benefits upon termination of employment.

Our board of directors may appoint one or more committees, however, currently no committees have been established.

Committees of the Board of Directors

Upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part, we intend to establish an audit committee, a remuneration committee and a nomination Committee under our Board of Directors. We intend to adopt a charter for each of the three committees upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part. Each committee’s members and functions are described below.

Audit Committee.

Our Audit Committee will consist of our three independent directors, and will be chaired by [   ]. We have determined that each member of our Audit Committee will satisfy the requirements of Section 303A of the Corporate Governance Rules/ Rule 5605(c)(2) of the Listing Rules of the Nasdaq and meet the independence standards under Rule 10A-3 under the Exchange Act. We have determined that [   ] qualifies as an “audit committee financial expert.” The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. The Audit Committee is responsible for, among other things:

●

reviewing and recommending to our board for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

●

approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors at least annually;

●	reviewing with the Independent Registered Public Accounting Firm any audit problems or difficulties and management’s response;

●

discussing with our independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the Independent Registered Public Accounting Firm;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

●	establishing and overseeing procedures for the handling of complaints and whistleblowing; and

●	meeting separately and periodically with management and the Independent Registered Public Accounting Firm.

Remuneration Committee.

Our Remuneration Committee will consist of our three independent directors, and will be chaired by [   ]. We have determined that each member of our Remuneration Committee will satisfy the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq. Our Remuneration Committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our Directors and Executive Officers. Our Chief Executive Officer may not be present at any committee meeting during which their compensation is deliberated upon. Our Remuneration Committee is responsible for, among other things:

●	overseeing the development and implementation of compensation programs in consultation with our management;

●	at least annually, reviewing and approving, or recommending to the board for its approval, the compensation for our Executive Officers;

●	at least annually, reviewing and recommending to the board for determination with respect to the compensation of our non-executive Directors;

●	at least annually, reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements;

●	reviewing Executive Officer and director indemnification and insurance matters; and

●	overseeing our regulatory compliance with respect to compensation matters, including our policies on restrictions on compensation plans and loans to Directors and Executive Officers.

Nomination Committee.

Our Nomination Committee will consist of our three independent Directors, and will be chaired by [   ]. We have determined that each member of our Nomination Committee will satisfy the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq. The Nomination Committee assists the board in selecting individuals qualified to become our Directors and in determining the composition of the Board and its committees. The Nomination Committee is responsible for, among other things:

●	recommending nominees to the board of directors for election or re-election to the board of directors, or for appointment to fill any vacancy on the board of directors;

●

reviewing annually with the board of directors the current composition of the board of directors with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

●

developing and recommending to our board of directors such policies and procedures with respect to nomination or appointment of members of our Board and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or Nasdaq rules, or otherwise considered desirable and appropriate;

●

selecting and recommending to the board of directors the names of directors to serve as members of the Audit Committee and the Remuneration Committee, as well as of the Nomination Committee itself; and

●	evaluating the performance and effectiveness of the board of directors as a whole.

Code of Business Conduct and Ethics

In connection with this Offering, prior to the effectiveness of this registration statement, we will adopt a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

Foreign Private Issuer Exemption

After the consummation of this Offering, we will qualify as a “foreign private issuer” under the SEC rules and Nasdaq rules. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Also, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we will submit to the SEC from time to time, on Form 6-K, reports of information that would likely be material to an investment decision in our Shares.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), except that we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), including having committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). The exemptions are subject to our disclosure of which requirements we are not following and the equivalent South Africa requirements. Below are some of the exemptions afforded to foreign private issuers under the Nasdaq rules:

●	Exemption from the requirement that we disclose within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers.

●	Exemption from the requirement that our board of directors be composed of independent directors.

●	Exemption from the requirement that our audit committee have a minimum of three members.

●	Exemption from the requirement that we hold annual shareholders’ meetings.

●

Exemption from the requirement that our board of directors have a remuneration committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●

Exemption from the requirement that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors and governed by a formal written charter or board resolution, as applicable, addressing the nomination process as adopted.

We intend to comply with all of the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq corporate governance rules. We also intend to comply with South Africa corporate governance requirements under the Companies Act applicable to us at the same time. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices.

Because we are a foreign private issuer, the members of our Board of Directors and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligation to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

We are eligible to utilize the “controlled company” exemptions under the Nasdaq corporate governance rules if more than 50% of our voting power is held by an individual, a group or another company. Pursuant to the Nasdaq corporate governance rules, in order for a group to exist, such shareholders must have publicly filed a notice that they are acting as a group (i.e., a Schedule 13D). We expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this Offering.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Shares will purchase shares in this Offering. Holders of our Class A Ordinary Shares are entitled to one (1) vote per share while holders of our Class B Ordinary Shares are entitled to thirty (30) votes per share. Holders of our Shares are entitled to vote on all matters submitted to a vote of our Shareholders, except as may otherwise be required by law. Each Class B Ordinary Share is convertible into one fully paid Class A Ordinary Share at the option of the holder, at any time after issue and without the payment of any additional sum. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

The percentage of Ordinary Shares beneficially owned prior to this Offering is based on the number of Class A Ordinary Shares and Class B Ordinary Shares outstanding as described in the “the Offering” section.

	Shares Beneficially Owned Prior to This Offering					Shares Beneficially Owned After This Offering (assuming no exercise of over-allotment option)					Shares Beneficially Owned After This Offering (assuming full exercise of over-allotment option)
	Class A Ordinary Shares		Class B Ordinary Shares		Aggregate Voting Power	Class A Ordinary Shares		Class B Ordinary Shares		Aggregate Voting Power	Class A Ordinary Shares		Class B Ordinary Shares		Aggregate Voting Power
Name of Beneficial Owners(1)	Number	%(2)	Number	%(2)	%(3)	Number	%(2)	Number	%(2)	%(3)	Number	%(2)	Number	%(2)	%(3)
Directors and Executive Officers:
											-	-	[ ]		[ ]
											-	-	-		-
											-	-	-		-
											-	-	-		-
											-	-	-		-
											-	-	[ ]		[ ]

										[ ]	-	-	[ ]		[ ]
											-	-	[ ]		[ ]
											-	-	[ ]		[ ]
											-	-	[ ]		[ ]
											-	-	[ ]		[ ]
											-	-	[ ]		[ ]

(1)	Except as otherwise indicated below, the business address for our directors and executive officers is at 10 Ubi Crescent #01-62 South Africa 408564.

(2)

Giving effect to the reorganization of our Ordinary Shares, applicable percentage of ownership is based on 15,700,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares outstanding as of the date of this prospectus.

(3)

Aggregate voting power is based on [ ] Class A Ordinary Shares and [ ] Class B Ordinary Shares outstanding immediately after this Offering. Each Class A Ordinary Share shall, on a poll, be entitled to one (1) vote per share, and each Class B Ordinary Share shall, on a poll, be entitled to thirty (30) votes per share.

(4)

Bai Yuting, our Executive Director and Controlling Shareholder, beneficially owns 53.9% of the outstanding Ordinary Shares of the Company and in aggregate 51.7% voting power before the Offering, through his 51.0% ownership of HORIZON THREAD VENTURES PTE. LTD. and 100% ownership of Valeris Global Pte. Ltd.

(5)

Chao Wang, our Chief Operating Officer and Executive Director, beneficially owns 16.3% of the outstanding Ordinary Shares of the Company before the Offering, through her 25.0% ownership of HORIZON THREAD VENTURES PTE. LTD.

(6)	Yuchan Bai, our Chief Executive Officer, beneficially owns 7.8% of the outstanding Ordinary Shares of the Company before the Offering, through his 12.0% ownership of HORIZON THREAD VENTURES PTE. LTD.

(7)	Zhu Mufeng, our General Manager, beneficially owns 7.8% of the outstanding Ordinary Shares of the Company before the Offering, through his 12.0% ownership of HORIZON THREAD VENTURES PTE. LTD.

(8)	Ang Khai Hien beneficially owns 8.5% of the outstanding Ordinary Shares of the Company before the Offering, through his 100% ownership in AKH Capital Sdn. Bhd.

(9)	Chiaw Chee Soon beneficially owns 5.7% of the outstanding Ordinary Shares of the Company before the Offering, through his 100% ownership in CCS Venture Sdn. Bhd.

SELLING SHAREHOLDERS

RELATED PARTY TRANSACTIONS

The following is a summary of transactions since 2025 and up to the date of this prospectus to which we have been a party and in which any members of our Board of Directors, any Executive Officers, or Major Shareholder had, has or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this prospectus captioned “Management”.

Nature of Relationships with Related Parties

No.	Names of related parties	Relationship
1	South Africa Innovation Technology Pte Ltd	Common director
2	SGIT Group Pte Ltd	Common director
3	MCS Manpower Solution Pte Ltd	Common director
4	MCS Logistics Pte Ltd	Common director

Material Transactions with Related Parties

Details of related party balances are summarized as follows:

Amounts due from (to) related parties

		As of October 31,
		2025	2024
Name	Nature	$	$
			-
			-
			-
			-
			-

			-

Amounts due from (to) related parties were interest-free, unsecured and due (repayable) on demand. The Company made (obtained) funds to (from) its related parties for business purposes.

Details of related party transactions are summarized as follows:

	For the year ended October 31,	For the year ended October 31,
	2025	2024
Related party transactions	$	$

		-
		-

		-
		-

Policies and Procedures for Related Party Transactions

Our board of directors has created an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated under the laws of the South Africa with limited liability and our affairs are governed by our memorandum and articles of association (as maybe amended from time to time), the Companies Act, and the common law by the South Africa.

Upon the closing of this Offering, our authorized share capital is $50,000 consist of (i) 450,000,000 Class A Ordinary Shares of a par value of $0.0001 each and (ii) 50,000,000 Class B Ordinary Shares of par value of $0.0001 each. All of our issued and outstanding Ordinary Shares are fully paid.

As of the date of this prospectus, we had 17,700,000 Ordinary Shares issued and outstanding, consisting of 15,700,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares. All of our Shares issued and outstanding prior to the completion of this Offering will be fully paid, and all of our shares to be issued in this Offering will be issued as fully paid.

Our Memorandum and Articles of Association

We adopted the currently effective memorandum and articles of association (each the “memorandum” and the “articles”) at incorporation. The following are summaries of material provisions of the amended and restated memorandum and articles of association, and of the Companies Act, insofar as they relate to the material terms of our shares.

Objects of Our Company. Under our memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the South Africa.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. We may not issue shares to bearer. Our shareholders who are non-residents of the South Africa may freely hold and vote their shares. Subject to the provisions of the Companies Act and our memorandum and articles of association regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Conversion. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. Each Class B Ordinary Share is convertible into one fully paid Class A Ordinary Share at the option of the holder, at any time after issue and without the payment of any additional sum.

Dividends. Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles: (a) the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and (b) our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie. Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights. Unless their shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all shareholders are entitled to vote at a general meeting and all shareholders holding shares of a particular class of shares are entitled to vote at a meeting of the holders of that class of shares. On poll, each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to thirty (30) votes on all matters subject to vote at general meetings of the Company . Unless otherwise required under the Companies Act or by the articles, holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. Votes may be given either personally or by proxy.

General Meetings of Shareholders. As a South Africa exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold at least ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

Advance notice of at least 5 clear days is required for the convening of a general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify (a) the place, the date and the hour of the meeting, (b) whether the meeting will be held virtually, at a physical place or both, (c) if the meeting is to be held in any part at a physical place, the address of such place, (d) if the meeting is to be held in two or more places, or in any part virtually, the electronic communication facilities that will be used to facilitate the meeting, including the procedures to be followed by any shareholder or other participant of the meeting who wishes to utilise such electronic communication facilities for the purposes of attending and participating in such meeting, (e) subject to (f) and the requirements of (to the extent applicable) the rules of the Nasdaq Capital Market, the general nature of the business to be transacted; and (f) if a resolution is proposed as a special resolution, the text of that resolution. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the articles.

A resolution put to the vote of the meeting shall be decided on a poll.

A poll shall be taken in such manner as the chairman directs. In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

Transfer of Ordinary Shares. Subject to any applicable requirements set forth in the articles and provided that a transfer complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer all or any of his or her Ordinary Shares to another person by completing an instrument of transfer in the common form or in a form prescribed by Nasdaq or any other form approved by our board of directors, executed:

●	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and

●	where the Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into our register of members.

Where the Ordinary Shares of any class in question are not listed on any stock exchange or subject to the rules of any stock exchange, our directors may in their absolute discretion decline to register any transfer of any Ordinary Shares which are not fully paid up or on which we have a lien. Our board of directors may also, but are not required to, decline to register any transfer of such Ordinary Share unless:

●

the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	the Ordinary Shares transferred are fully paid up and free of any lien in favor of us;

●	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

●

any applicable fee of such maximum sum as the Nasdaq Capital Market may determine to be payable, or such lesser sum as our board of directors may from time to time require related to the transfer is paid to us.

If our directors refuse to register a transfer of any shares of any class not listed on Nasdaq, they shall within one month after the date on which the instrument of transfer was lodged with us send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register of members closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine; provided always, that such registration of transfers shall not be suspended nor the register closed for more than 30 clear days in any year.

Liquidation. If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following: (a) to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and/or (b) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up. The directors have the authority to present a petition for our winding up to the Grand Court of the South Africa on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Shares and Forfeiture of Shares. Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate: (a) either alone or jointly with any other person, whether or not that other person is a shareholder; and (b) whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Redemption, Repurchase, and Surrender of Shares. Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors: (a) issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares; (b) with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and (c) purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares in accordance with the articles, or otherwise by agreement with the shareholder holding those shares.

Issuance of Additional Shares. Our memorandum and articles of association authorizes our board of directors to issue additional shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records. Holders of our shares will have no general right under South Africa law to inspect or obtain copies of a list of shareholders or other corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the South Africa but conducts business mainly outside of the South Africa may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is a company that conducts its business mainly outside the South Africa;

●

is prohibited from trading in the South Africa with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the South Africa (and for this purpose can effect and conclude contracts in the South Africa and exercise in the South Africa all of its powers necessary for the carrying on of its business outside the South Africa);

●	is not required to open its register of members for inspection by shareholders of that company;

●	does not have to hold an annual general meeting;

●	may not issue negotiable or bearer shares but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the South Africa;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of the United Kingdom. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and combinations between South Africa companies and between South Africa companies and non-South Africa companies provided that the laws of the foreign jurisdiction permit such merger or combination. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (ii) a “combination” means the combination of two or more constituent companies into a new combined company and the vesting of the undertaking, property, and liabilities of such companies to the combined company. In order to effect such a merger or combination, the directors of each constituent company must approve a written plan of merger or combination, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or combination must be filed with the Registrar of Companies of the South Africa together with a declaration as to the solvency of the combined or surviving company, a list of the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or combination will be given to the shareholders and creditors of each constituent company and that notification of the merger or combination will be published in the South Africa Gazette. Court approval is not required for a merger or combination that is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the South Africa.

Save in certain limited circumstances, a dissenting shareholder of a Cayman constituent is entitled to payment of the fair value of his or her shares upon dissenting from a merger or combination. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or combination is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the South Africa. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest person of that class acting in respect of his or her interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, give notice to require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the South Africa but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the South Africa, the South Africa courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

●	a company acts illegally or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	the act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority vote that has not been obtained); and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability. South Africa law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the South Africa courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our memorandum and articles of association provide to the extent permitted by South Africa law, we shall indemnify each existing or former director (including alternate director), secretary and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)

all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)

without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the South Africa or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of South Africa law, a director of a South Africa company owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A South Africa director’s fiduciary duties are not codified, however the courts of the South Africa have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Action by Written Resolution. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. South Africa law and our articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association. Our articles of association allow one or more of our shareholders who together hold at least 10% of the rights to vote to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Other than this right to requisition a shareholders’ meeting, our articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted South Africa company, we may but are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Companies Act, but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed, by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) is prohibited by the law of the South Africa from acting as a director, (ii) is made bankrupt or makes any arrangement or composition with his creditors generally; (iii) resigns his or her office by notice in writing to the company; (iv) only held office as a Director for a fixed term and such term expires; (v) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; (vi) is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director); (vii) is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or (viii) without the consent of the other directors, is absent from meetings of directors for a continuous period of six months .

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

South Africa law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although South Africa law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following: (a) to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and/or (b) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up. The directors have the authority to present a petition for our winding up to the Grand Court of the South Africa on our behalf without the sanction of a resolution passed at a general meeting.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our articles of association, if our share capital is divided into different classes of shares, the rights attaching to a class of share (unless the terms on which a class of shares was issued state otherwise) may only be varied either with the consent in writing of the shareholders holding of not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the shareholders holding the issued shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this Offering, we will have [   ] Class A Ordinary Shares and [   ] Class B Ordinary Shares issued and outstanding, assuming no exercise of the underwriters’ over-allotment option.

Prior to this Offering, there has been no public market for our Shares, and while we plan to apply to list our Shares on Nasdaq, we cannot assure you that a regular trading market for our Shares will develop or be sustained after this Offering. Future sales of substantial amounts of Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Shares. Further, since a large number of our Shares will not be available for sale shortly after this Offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Lock-Up Agreements

We have agreed not to, for a period of six months from the date of this prospectus, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this Offering, any of our Class A Ordinary Shares or securities that are substantially similar to our Class A Ordinary Shares, including but not limited to any options or warrants to purchase our Class A Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Class A Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Underwriter.

Furthermore, each of our directors, executive officers and shareholders of our Class A Ordinary Shares has also agreed to enter into a similar lock-up agreement for a period of six months from the closing date of this Offering, subject to certain exceptions, with respect to our Class A Ordinary Shares and securities that are substantially similar to our Class A Ordinary Shares.

Other than this Offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Class A Ordinary Shares may dispose of significant numbers of our Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

Rule 144

Shares Held for Six Months

In general, under Rule 144 as currently in effect, and subject to the terms of any lock-up agreement, commencing 90 days after the closing of this Offering, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned our Class A Ordinary Shares for six months or more, including the holding period of any prior owner other than one of our affiliates (i.e., commencing when the shares were acquired from our Company or from an affiliate of our Company as restricted securities), is entitled to sell our shares, subject to the availability of current public information about us. In the case of an affiliate shareholder, the right to sell is also subject to the fulfilment of certain additional conditions, including manner of sale provisions and notice requirements, and to a volume limitation that limits the number of shares to be sold thereby, within any three-month period, to the greater of:

●	1% of the number of our ordinary shares then outstanding, which will equal approximately ordinary shares immediately after this Offering; or

●	the average weekly trading volume in our ordinary shares on the listing exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

The six-month holding period of Rule 144 does not apply to sales of unrestricted securities. Accordingly, persons who hold unrestricted securities may sell them under the requirements of Rule 144 described above without regard to the six-month holding period, even if they were considered our affiliates at the time of the sale or at any time during the 90 days preceding such date.

Shares Held by Non-Affiliates for One Year

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who is not considered to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than one of our affiliates, is entitled to sell his, her or its shares under Rule 144 without complying with the provisions relating to the availability of current public information or with any other conditions under Rule 144. Therefore, unless subject to a lock-up agreement or otherwise restricted, such shares may be sold immediately upon the closing of this Offering.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

TAXATION

The following discussion of material South Africa, South Africa, and United States federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local, and other tax laws. To the extent that the discussion relates to matters of South Africa tax law, it represents the opinion of Ogier, our South Africa counsel.

WE URGE POTENTIAL PURCHASERS OF OUR CLASS A ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES.

Republic of South Africa Taxation

Dividends or Other Distributions with Respect to Class A Ordinary Shares

Under the one-tier corporate tax system which currently applies to all South Africa tax resident companies, tax on corporate profits is final, and dividends paid by a South Africa tax resident company will be income tax exempt in the hands of a shareholder, whether or not the shareholder is a company or an individual and whether or not the shareholder is a South Africa tax resident.

Capital Gains upon Distribution of Class A Ordinary Shares

Under current South Africa tax laws, there is no tax on capital gains. The determination of whether a gain or loss from disposal of equity investments in a company is income or capital in nature is based on consideration of the facts and circumstances of each case. The factors considered are drawn from established case law principles. Gains arising from the disposal of the Company’s Class A Ordinary Shares may be construed to be of an income nature and subject to South Africa income tax, if they arise from activities which the Inland Revenue Authority of South Africa regards as the carrying on of a trade or business in South Africa. However, under South Africa tax laws, any gains derived by a divesting company from its disposal of Class A Ordinary Shares in an investee company between June 1, 2012 and December 31, 2027 are generally not taxable if immediately prior to the date of the relevant disposal, the divesting company has held at least 20% of the Class A Ordinary Shares in the investee company for a continuous period of at least 24 months.

Goods and Services Tax

The issue or transfer of ownership of the Company’s Class A Ordinary Shares should be exempt from South Africa Goods and Services Tax. Hence, the holders would not incur any Goods and Services Tax on the subscription or subsequent transfer of the shares.

Stamp Duty

If the Company’s Class A Ordinary Shares evidenced in certificated forms are acquired in South Africa, stamp duty is payable on the instrument of their transfer at the rate of 0.2% of the consideration for or market value of the Company’s Class A Ordinary Shares, whichever is higher. Where an instrument of transfer is executed outside South Africa or no instrument of transfer is executed, no stamp duty is payable on the acquisition of the Company’s Class A Ordinary Shares. However, stamp duty may be payable if the instrument of transfer is executed outside South Africa and is received in South Africa. The stamp duty is borne by the purchaser unless there is an agreement to the contrary.

On the basis that any transfer instrument in respect of the Company’s shares traded on Nasdaq are executed outside South Africa through the Company’s transfer agent/transfer secretary and share registrar in the United States for registration in the Company’s branch registers of members maintained in the United States (without any transfer instrument being received in South Africa), no stamp duty should be payable in South Africa on such transfers.

Tax Treaties Regarding Withholding Taxes

There is no comprehensive avoidance of double taxation agreement between the United States and South Africa which applies to withholding taxes on dividends or capital gains.

South Africa Taxation

The South Africa currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the South Africa except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the South Africa. The South Africa is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the South Africa.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the South Africa and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to South Africa income or corporate tax.

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	advertising investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Class A Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Class A Ordinary Shares);

●	persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Class A Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Class A Ordinary Shares; or

●	persons holding our Class A Ordinary Shares through a Trust.

●

Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Class A Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Class A Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Class A Ordinary Shares or U.S. tax laws, other than theU.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Class A Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of ordinary share and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on our Class A Ordinary Shares

Subject to the discussion above under “— Passive Foreign Investment Company (“PFIC”),” a U.S. Holder that receives a distribution with respect to our Class A Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Class A Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Class A Ordinary Shares, the remainder will be taxed as capital gain. Because we do not expect to account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Class A Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “— Passive Foreign Investment Company (“PFIC”)”), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Class A Ordinary Shares that are readily tradable on an established securities market in the United States.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

We were not a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the taxable year ended October 31, 2024. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our taxable year ended October 31, 2025 or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year. PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●

at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. However, we must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year.

In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

●

the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●

the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Class A Ordinary Shares are regularly traded on Nasdaq and if you are a holder of Class A Ordinary Shares, the mark-to- market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares.

UNDERWRITING

In connection with this offering, we and the Selling Shareholders have entered into an underwriting agreement with [*] with respect to the Class A Ordinary Shares being offered. Under the terms and subject to the conditions contained in the underwriting agreement, the Underwriter has agreed to purchase [*] Class A Ordinary Shares from us and [*] Class A Ordinary Shares from the Selling Shareholders.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Ordinary Shares in this Offering. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

SEC registration fee	$	[ ]
The Nasdaq Capital Market listing fee		[ ]
FINRA filing fee		[ ]
Printing and engraving expenses		[ ]
Legal fees and expenses		[ ]
Accounting fees and expenses		[ ]
Transfer agent and registrar fee and expenses		[ ]
Miscellaneous		[ ]
Total		[ ]

LEGAL MATTERS

The validity of the Shares offered in this offering and certain other legal matters as to South Africa law will be passed upon for us by Ogier, our South Africa counsel. Certain legal matters as to South Africa law will be passed upon for us by [                   ] LLC, our South Africa counsel. Certain other legal matters as to United States Federal and New York State law in connection with this Offering will be passed upon for us by [FIRM”S NAME]. Certain legal matters as to South Africa, South Africa and U.S. federal law in connection with this Offering will be passed upon for the Underwriters by [*].

EXPERTS

The combined financial statements as of October 31, 2025 and 2024 and for each of the years then ended included in this prospectus have been so included in reliance on the report of [                   ] PLT, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing. The office of [                   ] PLT is located at [   ], Jalan Adda 7, Taman Adda Height, 81100 Johor Bahru, Johor, Malaysia.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the South Africa. Service of process upon us and upon our directors and officers, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed [FIRM”S NAME] as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is [*].

South Africa

Ogier, our counsel as to South Africa law, has advised us that there is uncertainty as to whether the courts of the South Africa are would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the South Africa against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Ogier further advised us that there is no statutory enforcement in the South Africa of judgments obtained in the United States, although the courts of the South Africa will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(g)	is given by a foreign court of competent jurisdiction;

(h)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(i)	is final;

(j)	is not in respect of taxes, a fine or a penalty;

(k)	was not obtained by fraud; and

(l)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the South Africa.

Subject to the above limitations, in appropriate circumstances, a South Africa court may give effect in the South Africa to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

A South Africa Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

HORIZON THREAD (PTY) LTD

(Company No.: [])

(Incorporated in South Africa)

ACCOUNTANTS’ REPORT

FOR THE FINANCIAL YEARS ENDED

OCTOBER 31, 2025 AND OCTOBER 31, 2024

Registered office:
C/O Horizon Thread
89 Nexus Way, Camana Bay
Eastern Cape KY1-9009
South Africa

Principal place of business:
10 Ubi Crescent,
#01-62, Ubi Techpark,
South Africa 408564

HORIZON THREAD (PTY) LTD

(Incorporated in South Africa)

ACCOUNTANTS’ REPORT

FOR THE FINANCIAL YEARS ENDED

OCTOBER 31, 2025 AND OCTOBER 31, 2024

INDEX

*****

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS AND BOARD OF DIRECTORS OF HORIZON THREAD (PTY) LTD

(Company No.: 428679)

(Incorporated in South Africa)

Opinion on the financial statements

We have audited the accompanying financial statements of Horizon Thread (PTY) Ltd and its subsidiaries (collectively referred as “the Group”), which comprise the combined statement of financial position as at October 31, 2025 and October 31, 2024 of the Group, and the combined statement of profit or loss and other comprehensive income, combined statement of changes in equity and combined statement of cash flows of the Group for the financial years then ended, and notes to the combined financial statements, including material accounting policy information, as set out on pages F-3 to F-45. In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Group as at October 31, 2025 and October 31, 2024, and the results of its operations and its cash flows for the financial years then ended are in conformity with International Financial Reporting Standards issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ [ ] PLT

[ ] PLT
Chartered Accountants

We have served as the Company’s auditor since 2025.

HORIZON THREAD (PTY) LTD

(Incorporated in South Africa)

COMBINED STATEMENT OF FINANCIAL POSITION

AS AT OCTOBER 31, 2025 AND OCTOBER 31, 2024

		2025	2024
	Note	USD	USD

ASSETS
Non-Current Assets
Plant and equipment
Investment property
Right-of-use assets
Deferred tax assets

Current Assets
Trade receivables
Other receivables and deposits
Amount due from a Director
Cash and cash equivalents

Total Assets

EQUITY AND LIABILITIES
Equity
Share capital
Merger reserve
Foreign currency translation reserve
Retained earnings
Total Equity

Non-Current Liabilities
Lease liabilities
Loan and borrowings

Current Liabilities
Trade payables
Other payables, accruals and deposits received
Lease liabilities
Loan and borrowings
Current tax liabilities

Total Liabilities
Total Equity and Liabilities

The accompanying notes form an integral part of the combined financial statements.

HORIZON THREAD (PTY) LTD

(Incorporated in South Africa)

COMBINED STATEMENT OF PROFIT OR LOSS AND

OTHER COMPREHENSIVE INCOME FOR THE FINANCIAL YEARS ENDED

OCTOBER 31, 2025 AND OCTOBER 31, 2024

		2025	2024
	Note	USD	USD

Revenue

Cost of sales				)

Gross profit

Other income

Administrative expenses				)

Finance costs				)

Profit/(Loss) before tax				)

Income tax expenses				)

Profit/(Loss) for the financial year				)

Other comprehensive income
Items that are or may be reclassified subsequently to profit or loss
Exchange translation differences
Total comprehensive income/(expenses) for the financial year				)

Earnings per share
Basic earnings per share (cent)				)

Diluted earnings per share (cent)				)

The accompanying notes form an integral part of the combined financial statements.

HORIZON THREAD (PTY) LTD

(Incorporated in South Africa)

COMBINED STATEMENT OF CHANGES IN EQUITY

FOR THE FINANCIAL YEARS ENDED OCTOBER 31, 2025

AND OCTOBER 31, 2024

Non-distributable
Foreign
Class A Ordinary Shares		Class B Ordinary Shares		Merger	Exchange Translation	Distributable Retained	Total
Share	Amount	Share	Amount	Reserve	Reserve	Earnings	Equity

The accompanying notes form an integral part of the combined financial statements.

HORIZON THREAD (PTY) LTD

(Incorporated in South Africa)

COMBINED STATEMENT OF CHANGES IN EQUITY

FOR THE FINANCIAL YEARS ENDED OCTOBER 31, 2025

AND OCTOBER 31, 2024 (CONT’D)

Non-distributable
Foreign
							Exchange	Distributable
		Ordinary Shares		Ordinary Shares		Merger	Translation	Retained	Total
	Note	Share	Amount	Share	Amount	Reserve	Reserve	Earnings	Equity

At November 1, 2024

Profit for the financial year
Exchange translation difference

Total comprehensive income for the financial year

Transactions with owner:
Dividends paid	20									)

Total transactions with owner										)

At October 31, 2025

The accompanying notes form an integral part of the combined financial statements.

HORIZON THREAD (PTY) LTD

(Incorporated in South Africa)

COMBINED STATEMENT OF CASH FLOWS

FOR THE FINANCIAL YEARS ENDED OCTOBER 31, 2025

AND OCTOBER 31, 2024

	Note	2025	2024

Cash flows from operating activities
Profit/(Loss) before tax				)

Adjustments for:
Depreciation of plant and equipment
Depreciation of investment properties
Depreciation of right-of-use assets
Term loan interest
Interest expense on lease liabilities
Impairment losses on trade receivables
Bad debts written off
Operating profit before working capital changes

Changes in working capital:
Trade and other receivables				)
Trade and other payables

Cash generated from operations
Net tax paid				)
Net cash from operating activities

Cash flows for investing activities
Net changes in amount due from a Director				)
Purchase of plant and equipment
Purchase of investment properties
Net cash for investing activities				)

Cash flow (for)/from financing activities
Drawdown of term loans
Interest paid				)
Payment of lease liabilities				)
Repayment of loan and borrowings				)
Net cash (for)/from financing activities

The accompanying notes form an integral part of the combined financial statements.

HORIZON THREAD (PTY) LTD

(Incorporated in South Africa)

COMBINED STATEMENT OF CASH FLOWS

FOR THE FINANCIAL YEARS ENDED OCTOBER 31, 2025

AND OCTOBER 31, 2024 (CONT’D)

2025	2024
USD	USD

The accompanying notes form an integral part of the combined financial statements.

HORIZON THREAD (PTY) LTD

(Incorporated in South Africa)

NOTES TO COMBINED FINANCIAL STATEMENTS

OCTOBER 31, 2025 AND OCTOBER 31, 2024

1.	Organization and principal activities

(a)	Principal activities

Horizon Thread (PTY) Ltd (the “Company”) was incorporated under the laws of the South Africa on February 27, 2025 as an exempted company with limited liability. The Company was formed to facilitate the public listing (on Nasdaq stock market (“NASDAQ”).

The Company and its operating subsidiaries (collectively referred to as the “Group”) engaged in the business related to management consultancy services, domestic cleaning services, general contractor and joinery and other woodworks.

The registered office of the Company is located at 89 Nexus Way, Camana Bay, Eastern Cape, KY1-9009, Cayman Island.

The principal office of the Company is located at 10 Ubi Crescent, #01-62, Ubi Techpark, South Africa 408564.

(b)	Reorganization

In preparation for listing in a stock market of the United States, the Company undertook a series of reorganization transactions (“the Reorganization”) through the following steps:

●

The Company was incorporated on February 27, 2025, and one (1) Class A Ordinary Share was issued to the initial subscriber for total consideration of USD0.0001 for the purpose of facilitating the reorganization.

●	On December 2, 2025, the initial subscriber transferred one (1) Class A Ordinary Share to HORIZON THREAD Ventures Pte. Ltd..

●

On December 2, 2025, the Company issued an aggregate of 1,999 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares to its existing shareholder, HORIZON THREAD Ventures Pte. Ltd., for a consideration of USD0.0001 per share.

1.	Organization and principal activities (Cont’d)

(b)	Reorganization (Cont’d)

●

On [Date], the Company issued an additional 15,698,000 Class A Ordinary Shares to its existing shareholder, HORIZON THREAD Ventures Pte. Ltd.., for a consideration of USD0.0001 per share. Following the issuance, the Company had 15,700,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares, all of which were fully paid.

●

On [Date], 100% equity interest of Horizon Thread Inc and Horizon Thread Holdings Limited were transferred from the shareholders to the Company, and the Company ultimately obtained control in Horizon Thread Inc and Horizon Thread Holdings Limited.

Prior to the share swap, the shareholders of Horizon Thread Inc and Horizon Thread Holdings Limited were Realestate Solutions Ventures Pte. Ltd., Mr. Yuchan Bai and Zhu Mufeng Binti Yah Kathier. Realestate Solutions Ventures Pte. Ltd. was wholly-owned by Mr. Ang Kang Tay and his spouse, Ms. Lee Ai Lin.

On [Date], the Company entered into a Share Swap Agreement with the shareholders of Horizon Thread Inc and Horizon Thread Holdings Limited to acquire all 100,000 issued and fully paid ordinary shares of Horizon Thread Inc and all 100,000 issued and fully paid ordinary shares of Horizon Thread Holdings Limited in exchange for newly issued shares of the Company on a 78.49-for-1 basis.

Immediately after the share swap, Horizon Thread Inc and Horizon Thread Holdings Limited became wholly owned by the Company. The newly issued shares of the Company were allotted directly to HORIZON THREAD Ventures Pte. Ltd..

The details of the subsidiaries of the Company are as follows:

	Country of	Effective interest (%)
Name of companies	incorporation	2025	2024	Principal activities

Direct holding:
Horizon Thread Inc	South Africa	100	100	Management consultancy services and domestic cleaning services

Horizon Thread Holdings Limited	South Africa	100	100	General contractor and joinery and other woodworks

1.	Organization and principal activities (Cont’d)

(b)	Reorganization (Cont’d)

The acquisition of Horizon Thread Inc And Horizon Thread Holdings Limited was completed on [Date]. Following the completion of the Acquisition, the group structure of the Company is as follows:

The Group is regarded as a continuing entity resulting from the Acquisition as the management of Horizon Thread (PTY) Ltd was controlled by the Directors and remained under the same major shareholder before and immediately after the Acquisition. Consequently, immediately after the Acquisition, there was continuity in control over the entity’s financial and operating policy decisions, as well as risks and benefits to the ultimate shareholder that existed prior to the Acquisition. The Acquisition has been accounted for as a common control transaction.

2.	Basis of preparation

These combined financial statements have been prepared on a going concern basis, which assumes that the Group will be able to discharge its liabilities in the ordinary course of business.

(a)	Statement of compliance

The financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (“IFRS”) accounting standards.

(b)	Basis of combination – business combination

The combined financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon combination.

(c)	Basis of measurement

The combined financial statements of the Group have been prepared under the historical cost convention, unless otherwise indicated in the material accounting policies below.

2.	Basis of preparation (Cont’d)

(c)	Basis of measurement (Cont’d)

Adoption of new and amended standards

During the financial year, the Group has adopted the following amendments to standards issued by the International Accounting Standards Board (“IASB”) that are mandatory for current financial year:

Amendments to IFRS 16	Lease Liability in a Sales and Leaseback
Amendments to IAS 1	Classification of Liabilities as Current or Non-current
Amendments to IAS 1	Non-current Liabilities with Covenants
Amendments to IAS 7 and IFRS 7	Supplier Finance Arrangements

The adoption of the amendments to standards did not have any significant impact on the financial statements of the Group.

Standards issued but not yet effective

The Group has not applied the following new standards and amendments to standards that have been issued by the IASB but are not yet effective for the Group:

Effective dates for financial periods beginning on or after

2.	Basis of preparation (Cont’d)

(c)	Basis of measurement (Cont’d)

Standards issued but not yet effective (Cont’d)

The Group intends to adopt the above new standards and amendments to standards, if applicable, when they become effective.

The initial application of the above-mentioned new standards and amendments to standards are not expected to have any significant impacts on the financial statements of the Group except as disclosed below:

IFRS 18 Presentation and Disclosure in Financial Statements

IFRS 18 will replace IAS 1 Presentation of Financial Statements. It preserves the majority requirements of IAS 1 while introducing additional requirements. In addition, narrow-scope amendments have been made to IAS 7 Statement of Cash Flows and some requirements of IAS 1 have been moved to IAS 8 Basis of Preparation of Financial Statements.

IFRS 18 additional requirements are as follows:

(i)	Statement of Profit or Loss and Other Comprehensive Income

IFRS 18 introduces newly defined “operating profit or loss” and “profit or loss before financing and income tax” subtotal which are to be presented in the statement of profit or loss, while the net profit or loss remains unchanged. Statement of profit or loss to be presented in five categories: operating, investing, financing, income taxes and discontinued operations.

(ii)	Statement of Cash Flows

The standard modifies the starting point for calculating cash flows from operations using the indirect method, shifting from “profit or loss” to “operating profit or loss”. It also provides guidance on classification of interest and dividend in statement of cash flows.

(iii)	New disclosures of expenses by nature

Entities are required to present expenses in the operating category by nature, function or a mix of both. IFRS 18 includes guidance for entities to assess and determine which approach is most appropriate based on the facts and circumstances.

2.	Basis of preparation (Cont’d)

(c)	Basis of measurement (Cont’d)

Standards issued but not yet effective (Cont’d)

IFRS 18 Presentation and Disclosure in Financial Statements (Cont’d)

(iv)	Management-defined Performance Measures (MPMs)

The standard requires disclosure of explanations of the entity’s company-specific measures that are related to the statement of profit or loss, referred to MPMs. MPMs are required to be reconciled to the most similar specified subtotal in IFRS Accounting Standards.

(v)	Enhanced Guidance on Aggregation and Disaggregation

IFRS 18 provides enhanced guidance on grouping items based on shared characteristics and requires disaggregation when items have dissimilar characteristics or when such disaggregation is material.

The Group is still in the process of assessing the impact of the new standard, particularly with respect to the structure of the Group’s statement of profit or loss, the statement of cash flows and the additional disclosures required for MPMs.

(d)	Functional and presentation currency

The financial statements of the Group are measured using the currency of the primary economic environment in which the Group operates (“the functional currency”). The financial statements are presented in United States Dollar (“USD”) but the Group’s functional currency is South Africa Dollar (“ZAR”).

(e)	Significant accounting judgements, estimates and assumptions

The preparation of the Group’s financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities at the reporting date. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future.

Judgements

There are no significant areas of judgement in applying accounting policies that have significant effect on the amount recognized in the combined financial statements.

2.	Basis of preparation (Cont’d)

(e)	Significant accounting judgements, estimates and assumptions (Cont’d)

Key sources of estimation uncertainty

The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next reporting period are set out below:

Provision for expected credit loss of financial assets at amortized cost

The Group uses a provision matrix to calculate expected credit loss for trade receivables. The provision rates are based on number of days past due.

The provision matrix is initially based on the Group’s historical observed default rates. The Group will calibrate the matrix to adjust the historical credit loss experience. At every reporting date, the historical observed default rates are updated and changes in the forward-looking estimates are analyzed.

The assessment of the correlation between historical observed default rates, forecast economic conditions and expected credit loss is a significant estimate. The Group’s historical credit loss experience and forecast of economic conditions may not be representative of customer’s actual default in the future. Information about the expected credit loss are disclosed in Note 5.

3.	Material Accounting Policies

The Group applies the material accounting policies set out below, consistently throughout all periods presented in the financial statements unless otherwise stated.

(a)	Foreign currency

Foreign currency transactions

Transactions in foreign currency are recorded in the functional currency of the entities using the exchange rates prevailing at the dates of the transactions. At each reporting date, monetary items denominated in foreign currencies are retranslated at the rates prevailing on that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences arising on the settlement of monetary items or on translating monetary items at the reporting date are included in profit or loss.

3.	Material Accounting Policies (Cont’d)

(a)	Foreign currency (Cont’d)

Foreign currency transactions (Cont’d)

Exchange differences arising on the translation of non-monetary items carried at fair value are included in profit or loss for the reporting period except for the differences arising on the translation of non-monetary items in respect of which gains and losses are recognized in other comprehensive income. Exchange differences arising from such non-monetary items are also recognized in other comprehensive income.

(b)	Basis of combination – Business combination

A business combination involving entities under common control is a business combination in which all the combining entities or business are ultimately controlled by the same party or parties both before and after the business combination, and that control is not transitory. The acquisition of the combining entities resulted in a business involving common control since the management of all the entities which took part in the acquisition were controlled by common Directors and under common shareholders before and immediately after the acquisition, and accordingly the accounting treatment is outside the scope of IFRS 3.

Under the merger method of accounting, the results of subsidiaries are presented as if the merger had been effected throughout the current and previous years. The assets and liabilities combined are accounted for based on the carrying amounts from the perspective of the common control shareholder at the date of transfer. On combination, the cost of the merger is cancelled with the values of the shares received. Any resulting credit differences is classified as equity and regarded as a non-distributable reserve. Any resulting debit difference is adjusted against any suitable reserve. Any reserves which are attributable to share capital of the merged entities, to the extent that they have not been capitalized by a debit difference, are reclassified and presented as movement in merger deficit.

3.	Material Accounting Policies (Cont’d)

(c)	Plant and equipment

(i)	Recognition and measurement

All items of plant and equipment are stated at cost less accumulated depreciation and any accumulated impairment losses. Cost includes expenditure that is directly attributable to the acquisition of the asset. The cost of self-constructed assets includes:

●	any other costs directly attributable to bringing the assets to a working condition for their intended use; and

●	when the Group has an obligation to remove the asset or restore the site, an estimate of the costs of dismantling and removing the items and restoring the site on which they are located.

Purchased software that is integral to the functionality of the related equipment is capitalized as part of that equipment.

When parts of an item of plant and equipment have different useful lives, they are accounted for as separate items (major components) of plant and equipment.

The gain or loss on disposal of an item of plant and equipment is recognized in profit or loss and presented within other expenses.

(ii)	Subsequent costs

The cost of replacing a component of an item of plant and equipment is recognized in the carrying amount of the item if it is probable that the future economic benefits embodied within the component will flow to the Group, and its cost can be measured reliably. The costs of the day-to-day servicing of plant and equipment are recognized in profit or loss as incurred and presented within cost of revenue and general and administrative expenses.

(iii)	Depreciation

Depreciation is based on the cost of an asset less its residual value. Significant components of individual assets are assessed and if a component has a useful life that is different from the remainder of that asset, that component is depreciated separately.

Depreciation is recognized in the profit or loss on straight-line basis over the estimated useful lives of each component of an item of plant and equipment, unless it is included in the carrying amount of another asset.

Plant and equipment are depreciated based on the estimated useful lives of the assets as follows:

Office equipment	5 years

3.	Material Accounting Policies (Cont’d)

(d)	Investment properties

Investment properties are initially measured at cost. Subsequent to the initial recognition, the investment properties are stated at cost less accumulated depreciation and any accumulated impairment losses.

Depreciation is calculated using the straight-line method to allocate the depreciable amounts over the estimated useful lives. The principal annual depreciation periods and rates are:-

Building	50 years
Renovation	5 - 10 years

(e)	Right-of-use Assets and Lease Liabilities

(i)	Short-term leases and leases of low-value assets

The Group has elected not to recognize right-of-use assets and lease liabilities for short-term leases and leases of low value assets. The Group recognizes the lease payments as an operating expense on a straight-line basis over the term of the lease unless another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

(ii)	Right-of-use Assets

Right-of-use assets are initially measured at cost. Subsequent to the initial recognition, the right-of-use assets are stated at cost less accumulated depreciation and any accumulated impairment losses, and adjusted for any remeasurement of lease liabilities.

The right-of-use assets are depreciated using the straight-line method from the commencement date to the earlier of the end of the estimated useful lives of the right-of-use assets or the end of the lease term.

(iii)	Lease Liabilities

Lease liabilities are initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the entities’ incremental borrowing rate. Subsequent to the initial recognition, the lease liabilities are measured at amortised cost and adjusted for any lease reassessment or modifications.

3.	Material Accounting Policies (Cont’d)

(f)	Financial instruments

i)	Financial assets

Recognition and initial measurement

Financial assets are recognized on the statement of financial position when, and only when, the Group becomes a party to the contractual provisions of the financial instrument.

At initial recognition, the Group measures a financial asset at its fair value plus, for an item not at fair value through profit or loss, transaction costs that are directly attributable to its acquisition or issuance of the financial instruments. Transaction costs of financial assets carried at fair value through profit or loss are expensed in profit or loss.

Financial asset categories and subsequent measurement

For the purpose of subsequent measurement, the Group classifies its financial assets as financial assets at amortized cost.

The classification depends on the entity’s business model for managing the financial assets and the contractual cash flows characteristics of the financial assets.

Financial assets are not reclassified subsequent to their initial recognition unless the Group changes its business model for managing financial assets, in which case all affected financial assets are reclassified on the first day of the first reporting period following the change in the business model.

Financial assets at amortized cost

Financial assets that are held for collection of contractual cash flows and those cash flows represent solely payments of principal and interest are measured at amortized cost. Financial assets at amortized cost are subsequently measured using the effective interest method and are subject to impairment. Interest income, foreign exchange gains or losses and impairment are recognized in profit or loss. Any gain or loss on derecognition is recognized in profit or loss.

3.	Material Accounting Policies (Cont’d)

(f)	Financial instruments (Cont’d)

ii)	Financial liabilities

Recognition and initial measurement

Financial liabilities are recognized in the statement of financial position when, and only when, the Group becomes a party to the contractual provisions of the financial instrument.

At initial recognition, the Group measures a financial liability at its fair value less, for an item not at fair value through profit or loss, transaction costs that are directly attributable to its acquisition or issuance of the financial instruments.

Financial liability categories and subsequent measurement

For the purpose of subsequent measurement, the Group classifies its financial liabilities as financial liabilities at amortized cost.

Financial liabilities at amortized cost

Financial liabilities not categorized as fair value through profit or loss are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in the profit or loss. Any gains or losses on derecognition are also recognized in the profit or loss.

Derecognition

A financial asset or part of it is derecognized when, and only when, the contractual rights to the cash flows from the financial asset expire or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. On derecognition of a financial asset measured at amortized cost, the difference between the carrying amount of the asset and the sum of the consideration received and receivable is recognized in profit or loss. In addition, on derecognition of a debt instrument classified as fair value through other comprehensive income, the cumulative gain or loss previously accumulated in the fair value reserve is reclassified from equity to profit or loss. In contrast, there is no subsequent reclassification of the fair value reserve to profit or loss following the derecognition of an equity investment.

3.	Material Accounting Policies (Cont’d)

(f)	Financial instruments (Cont’d)

Derecognition (Cont’d)

A financial liability or a part of it is derecognized when, and only when, the obligation specified in the contract is discharged or cancelled or expires. On derecognition of a financial liability, the difference between the carrying amount of the financial liability extinguished or transferred to another party and the consideration paid, including any non-cash assets transferred or liabilities assumed, is recognized in profit or loss.

(g)	Cash and cash equivalents

Cash and cash equivalents comprise cash and bank balances, demand deposits, bank overdrafts and short-term highly liquid investments that are readily convertible to known amount of cash and which are subject to an insignificant risk of changes in value. For the purpose of statement of cash flows, cash and cash equivalents are presented net of bank overdrafts and pledged deposits, if any.

(h)	Impairment of assets

(i)	Non-financial assets

The carrying amounts of non-financial assets are reviewed at the end of each reporting period to determine whether there is any indication of impairment. If any such indication exists, the asset’s recoverable amount is estimated.

For the purpose of impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or cash-generating units.

The recoverable amount of an asset or cash-generating unit is the greater of its value in use and its fair value less costs of disposal. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or cash-generating unit.

3.	Material Accounting Policies (Cont’d)

(h)	Impairment of assets (Cont’d)

(i)	Non-financial assets (Cont’d)

An impairment loss is recognized if the carrying amount of an asset or cash-generating unit exceeds its estimated recoverable amount. Impairment loss is recognized in profit or loss.

Impairment losses recognized in prior periods are assessed at the end of each reporting period for any indications that the loss has decreased or no longer exists. An impairment loss is reversed only if there has been a change in the estimates used to determine the recoverable amount since the last impairment loss was recognized. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation or amortization, had no impairment loss been recognized for asset in prior years. Such reversal is recognized in the profit or loss.

(ii)	Financial assets

The Group recognizes an allowance for expected credit losses (“ECLs”) for debt instruments measured at amortized cost. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

ECLs are recognized in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12 months (“a 12 months ECL”). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (“a lifetime ECL”).

For trade and other receivables, the Group applies a simplified approach in calculating ECLs. Therefore, the Group does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime ECLs at each reporting date. The Group has established a provision matrix that is based on its historical credit loss experience and the economic environment.

3.	Material Accounting Policies (Cont’d)

(h)	Impairment of assets (Cont’d)

(ii)	Financial assets (Cont’d)

The gross carrying amount of a financial asset is written off (either partially or in full) to the extent that there is no realistic prospect of recovery.

This is generally the case when the Group determines that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with the Group’s procedures for recovery of amounts due.

(i)	Share capital

Ordinary shares are equity instruments. Ordinary shares are recorded at the proceeds received, net of directly attributable incremental transaction costs. Ordinary shares are classified as equity.

Dividend distribution to the Group’s shareholder is recognized as a liability in the period they are approved by the Board of Director except for the final dividend which is subject to approval by the Group’s shareholder.

(j)	Employee benefits

(i)	Short-term employee benefits

Wages, salaries, bonuses and social security contributions are recognized as an expense in the reporting period in which the associated services are rendered by employees of the Group. Short-term accumulating compensated absences such as paid annual leave are recognized when services are rendered by employees that increase their entitlement to future compensated absences. Short-term non-accumulating compensated absences such as sick and medical leave are recognised when the absences occur.

(ii)	Defined contribution plans

A defined contribution plan is a post-employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. Obligations for contributions to defined contribution pension plans are recognized as an employee benefit expense in profit or loss in the years during which related services are rendered by employees.

3.	Material Accounting Policies (Cont’d)

(k)	Revenue

The Group apply five-step model revenue recognition under IFRS 15 Revenue from Contracts with Customers.

The Group recognize revenue from contracts with customers for goods or services based on the five-step model as set out in this Standards:-

(i)	Identify contacts with a customer.

(ii)	Identify performance obligations in the contract.

(iii)	Determine the transaction price.

(iv)	Allocate the transaction price to the performance obligations in the contract.

(v)	Recognize revenue when the Group satisfies a performance obligation.

Rendering of Services

The Group provide management consultancy services, domestic cleaning services, general contractor and joinery and other woodworks. The transaction price in the contract is fixed and reflected in the sales order and invoice. The performance obligation is to transfer promised products to a customer upon acceptance by customers, and the Group is primarily responsible for fulfilling the promise to deliver the products to the customers. There is only one performance obligation in the contract and there is no need for allocation. The Group presents the revenue generated from rendering of services on a gross basis as the Group is a principal. The revenue is recognized at over time when the Group satisfies the performance obligation.

(l)	Earnings per share

Basic income per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. Diluted income per share is calculated by dividing net income attributable to ordinary shareholders as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Potentially dilutive shares are excluded from the computation if their effect is anti-dilutive.

3.	Material Accounting Policies (Cont’d)

(m)	Related parties

In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favorable treatment, or the ability to influence the outcome of events different from that which might result in the absence of that relationship. A related party may be any of the followings:

a)	affiliate, a party that directly or indirectly controls, is controlled by, or is under common control with another party;

b)	principle owner, the owner of record or known beneficial owner of more than 10% of the voting interest of an entity;

c)	management, persons having responsibility for achieving objectives of the entity and requisite authority to make decision;

d)	immediate family of management or principal owners;

e)	a parent company and its subsidiaries;

f)	other parties that has ability to significant influence the management or operating policies of the entity.

(n)	Income taxes

Tax expense in profit or loss comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that it relates to items recognized directly in equity or other comprehensive income.

Current tax is the expected tax payable or receivable on the taxable income or loss for the financial year, using tax rates enacted or substantively enacted by the end of the reporting period, and any adjustment to tax payable in respect of previous financial years.

Deferred tax is recognized using the liability method for all temporary differences between the carrying amounts of assets and liabilities in the statement of financial position and their tax bases. Deferred tax is measured at the tax rates that are expected to be applied to the temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax is based on the expected manner of realization or settlement of the carrying amount of the assets and liabilities, at the end of the reporting period. Deferred tax assets and liabilities are not discounted.

3.	Material Accounting Policies (Cont’d)

(n)	Income taxes (Cont’d)

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the temporary difference can be utilized. Deferred tax assets are reviewed at the end of each reporting period and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(o)	Fair value measurement

Fair value of an asset or a liability is determined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The measurement assumes that the transaction to sell the asset or transfer of the liability takes place either in the principal market or in the absence of a principal market, in the most advantageous market.

For non-financial asset, the fair value measurement takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

When measuring the fair value of an asset or a liability, the Group uses observable market data as far as possible. Fair value is categorized into different levels in a fair value hierarchy based on the input used in the valuation technique as follows:

Level 1	:	quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company can access at the measurement date.

Level 2	:	inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3	:	unobservable inputs for the asset or liability.

The Group recognizes transfers between levels of the fair value hierarchy as of the date of the event or change in circumstances that caused the transfers.

4.	Plant and Equipment

Office equipment

	2025	2024

Cost
At 1 November
Additions
Translation differences
At 31 October

Accumulated depreciation
At 1 November
Charge for the financial year
Translation differences
At 31 October

Carrying amount
At 31 October

5.	Investment Property

	2025	2024
	USD	USD

Lease of building
Cost
At 1 November		-
Addition		-
Translation differences		-
At 31 October		-

Accumulated depreciation
At 1 November		-
Charge for the financial year		-
Translation differences		-
At 31 October		-

Carrying amount
At 31 October		-

5.	Investment Property (Cont’d)

(a)	The building has been pledged to a licensed bank as security for banking facilities granted to the Group as disclosed in Note 14 to the financial statements.

(b)	The building is leased to customer under operating lease with rental payable monthly. The lease contains initial non-cancellable period of 3 years.

The Group requires 3 months of advance rental payments from the customer. The lease does not include residual value guarantee and variable lease payment that depends on an index or rate. As at the reporting date, the future minimum rental receivable under the non-cancellable operating lease is as follows:

	2025	2024
	USD	USD

Within one year	42,139	-
Between one year and two years	42,139	-
Between two years and five years	42,139	-
	126,417	-

(c)	The Directors are of the view that the fair value cannot be determined reliably without undue cost or effort, due to the absence of recent market transactions for similar properties.

(d)	The cash outflow to acquire the investment property is USD161,713. The remaining balance is financed by term loan.

6.	Right-of-Use Assets

	2025	2024
	USD	USD

Lease of buildings
Cost
At 1 November
Additions
Translation differences
At 31 October

Accumulated depreciation
At 1 November
Charge for the financial year
Translation differences
At 31 October

Carrying amount
At 31 October

6.	Right-of-Use Assets (Cont’d)

	2025	2024
	USD	USD

Aggregate costs
Less: Lease financing			)
Cash payments

7.	Deferred Tax Assets

	2025	2024
	USD	USD

At 1 November
Recognized in profit or loss (Note 19)
Translation differences
At 31 October

Deferred tax assets:

Lease
	liabilities	Provisions	Total
	USD	USD	USD

At November 1, 2024
Recognized in profit or loss
Translation differences
At October 31, 2025 (before offsetting)
Offsetting				)
At October 31, 2025
(after offsetting)

At November 1, 2023
Recognized in profit or loss
Translation differences
At October 31, 2024 (before offsetting)
Offsetting				)
At October 31, 2024 (after offsetting)

7.	Deferred Tax Assets (Cont’d)

Deferred tax liabilities:

Right-of-use
	assets	Total
	USD	USD

At November 1, 2024			)
Recognized in profit or loss			)
Translation differences			)
At October 31, 2025 (before offsetting)			)
Offsetting
At October 31, 2025 (after offsetting)

At November 1, 2023
Recognized in profit or loss			)
Translation differences			)
At October 31, 2024 (before offsetting)			)
Offsetting
At October 31, 2024 (after offsetting)		-

8.	Trade Receivables

	2025	2024
	USD	USD

Trade receivables
- Related party
- Third party

Retention sum - within 1 year
Less: Accumulated impairment losses			)

Trade receivables are non-interest bearing and are generally on 30 to 60 days (2024: 30 to 60 days) terms. They are recognized at their original invoice amounts which represent their fair values on initial recognition.

8.	Trade Receivables (Cont’d)

Movements in the allowance for impairment losses on trade receivables are as follows:

	Lifetime	Credit	Loss
	allowance	impaired	allowance
	USD	USD	USD

2025
At 1 November 2024
Impairment losses recognized
Translation differences
At 31 October 2025

2024
At 1 November 2023
Impairment losses recognized
Translation differences
At 31 October 2024

The loss allowance account in respect of trade receivables is used to record loss allowances. Unless the Group is satisfied that recovery of the amount is possible, the amount considered irrecoverable is written off against the receivable directly.

The ageing analysis of trade receivables at the end of the reporting period are as follows:

	Gross	Loss	Net
	amount	allowance	amount
	USD	USD	USD

2025
Not past due
Past due
Less than 30 days
31 to 60 days
61 to 90 days
More than 90 days

Credit impaired
Individually impaired

8.	Trade Receivables (Cont’d)

The ageing analysis of trade receivables at the end of the reporting period are as follows: (cont’d)

	Gross	Loss	Net
	amount	allowance	amount
	USD	USD	USD

2024
Not past due
Past due
Less than 30 days
31 to 60 days
61 to 90 days
More than 90 days

Credit impaired
Individually impaired

Trade receivables that are not past due nor individually impaired are creditworthy debtors with good payment records with the Group.

At the end of reporting period, gross trade receivables of USD547,983 (2024: USD29,540) were past due but not individually impaired. These relate to a number of independent customers from whom there is no recent history of default.

There are no trade receivables of the Group that are individually assessed to be impaired.

9.	Other Receivables and Deposits

	2025	2024
	USD	USD

Other receivable
- Related party		-
- Third party		-
Deposits		-
-

Amount due from a related party is interest free, unsecured and repayable on demand.

10.	Amount due from a Director

The amount due from a Director is interest-free, unsecured and repayable on demand.

11.	Share Capital and Merger Reserve

(a)	Share capital

	Number of shares		Amount
	2025	2024	2025	2024
	Units	Units	USD	USD

Issued and fully paid ordinary shares with no par value
At 1 November/ 31 October

For the purpose of undertaking a public offering of the Company’s Class A Ordinary Shares, the Company completed a series of reorganisation transactions resulting in 15,700,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares being issued and outstanding, which have been retroactively restated to the beginning of the earliest period presented.

The authorised share capital of the Company is 500,000,000 ordinary shares with a par value of USD0.0001 each, divided into 450,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares. All the issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares are are fully paid.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. Each Class A Ordinary Share is entitled to one vote on all matters subject to vote at general meetings of our Company, and each Class B Ordinary Share is entitled to 30 votes on all matters subject to vote at general meetings of our Company. Each Class B Ordinary Share is convertible into one fully paid Class A Ordinary Share at any time after the date of issuance of such share at the option of the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

On December 2, 2025 and [date], the Company issued a total of 15,699,999 Class A Ordinary Shares to the existing shareholder of the Company to perfect the Company’s capital structure in anticipation of the expected initial public offering of its Class A Ordinary Shares, and the concurrent listing of its Class A Ordinary Shares on the Nasdaq Stock Market LLC. The Company has accounted for these issuances of Class A Ordinary Shares as a stock dividend; accordingly, the Company has retroactively restated the presentation of its historical capital structure to the earliest period presented.

11.	Share Capital and Merger Reserve (Cont’d)

On December 2, 2025, the Company issued a total of 2,000,000 Class B Ordinary Shares to an existing shareholder of the Company.

(b)	Merger reserve

The merger reserve arose from the reorganization of the Group accounted for as a business combination under common control, which was measured using the predecessor value method. The difference between the consideration transferred and the share capital acquired is recorded as merger reserve in equity and that has been retroactively restated to the beginning of the earliest period presented to reflect the Group’s capital structure as if the reorganization had occurred at that date. Refer to the sequence of events as described in Note 1 (b) “Reorganization”.

12.	Foreign Currency Translation Reserve

The foreign currency translation reserve represents exchange differences arising from the translation of the financial statements of Group as its functional currency is different from the presentation currency.

13.	Lease liabilities

	2025	2024
	USD	USD

At 1 November
Accretion of interest
Additions
Payment of interest			)
Payments of principal			)
Translation differences
At 31 October

Presented as:
Non-current
Current

14.	Loan and Borrowings

	2025	2024
	USD	USD

Secured
Term loans

Analyzed as:
Non-Current
Secured
Term loans

Current
Secured
Term loans

(a)	The term loans are secured by:

(i)	legal charge over the Group’s investment property as disclosed in Note 5 to the financial statements;

(ii)	jointly guarantee by certain directors of the Group and spouse of a Director of the Group.

(b)	At the end of the reporting period, the term loans carry fixed effective interest rates ranging from 2.88% to 8.25% (2024: 8.25%) per annum.

15.	Trade Payables

	2025	2024
	USD	USD

Trade payables		-

The normal trade credit terms granted to the Group range from 1 to 30 days (2024: 1 to 30 days) depending on the terms of the contracts.

16.	Other Payables, Accruals and Deposits Received

	2025	2024
	USD	USD

Other payables
- Related party
- Third party
Accruals
GST payables
Deposit received

Included in deposits received is an amount of USD150,865 (2024: Nil), relating to the option to sell of the investment property of the Group subsequent to the financial year ended as disclosed in Note 27 to the financial statements.

17.	Revenue

	2025	2024
	USD	USD

Revenue from contracts with customers
Rendered of services

Timing of revenue recognition
Over time

Nature of services

The following information reflects the typical transactions of the Group:

Nature of services	Timing of recognition or method used to recognize revenue	Significant payment terms
Rendered of services	Revenue is recognized over time for service transactions based on the cost incurred method	Credit period of 30 - 60 days from invoice date

The revenue from contracts with customers of the Group is not subject to variable element in the consideration, obligation for returns or refunds and warranty.

The Group applies the practical expedient for exemption on disclosure of information on remaining performance obligation that have original expected duration of one year or less.

18.	Profit/(Loss) before Tax

Profit/(Loss) before tax is arrived at after charging:

	2025	2024
	USD	USD

Depreciation:
- Plant and equipment
- Investment property
- Right-of-use assets
Impairment losses on trade receivables
Bad debts written off
Interest expense on lease liabilities
Term loans interest

19.	Income Tax Expenses

	2025	2024
	USD	USD

Tax expenses recognized in profit or loss South Africa income tax
Current tax provision
Under provision in prior year

Deferred tax (Note 7)
Relating to origination and reversal of temporary differences			)

A reconciliation of income tax expenses applicable to the profit/(loss) before tax at the statutory income tax rate to income tax expenses at the effective income tax rate of the Group are as follows:

	2025	2024
	USD	USD

Profit/(loss) before tax

At South Africaan statutory tax rate of 17% (2024: 17%)
South Africa statutory tax exemption
Expenses not deductible for tax purposes
Under provision of current tax in prior financial year
Tax expenses for the financial year

20.	Dividends

	2025	2024
	USD	USD

Dividends recognized as distribution to ordinary shareholder of the subsidiary

A single-tier interim dividend of ZAR7.42 & ZAR 0.47 per ordinary share in respect of the financial year ended October 31		-

The Directors do not recommend the payment of any final dividend in respect of the current financial year.

21.	Earnings per Share

(a)	Basic earnings per share

The basic earnings per share are calculated based on the profit for the financial year attributable to the owners of the Group and the weighted average number of ordinary shares in issue during the financial year as follows:

	2025	2024

Profit attributable to the owners of the Company (USD)			)

Weighted average number of ordinary shares in issue
- Ordinary shares in issue as at 1 November
- Issuance of ordinary shares
- Issuance of ordinary shares
Weighted average number of ordinary shares in issue as at 31 October

Basic earnings per ordinary share (USD)			)

*

In the calculation of earnings per share for the financial year ended October 31, 2025 and October 31, 2024, it is assumed that 15,698,000 ordinary shares were in issue as disclosed in Note 1 (b) was accounted for under the merger method of accounting.

#

In the calculation of earnings per share for the financial year ended October 31, 2025 and October 31, 2024, it is assumed that 2,001,999 ordinary shares were in issue as the acquisition of Horizon Thread Inc and Horizon Thread Holdings Limited as disclosed in Note 1 (b) was accounted for under the merger method of accounting.

(b)	Diluted earnings per share

The Group has no dilution in its earnings per ordinary share as there are no dilutive potential ordinary shares. There have been no other transactions involving ordinary shares or potential ordinary shares since the end of the reporting period and before the authorization of these financial statements.

22.	Staff Costs

	2025	2024
	USD	USD

Cost of sales
Salaries, wages and other emoluments
CPF contribution
SDL Contribution

Administrative expenses
Directors’ Remuneration
Directors’ CPF Contribution
Directors’ SDL Contributions
Staffs’ salaries, wages and other emoluments
CPF Contribution
SDL Contribution
Levy Fee
Staff Welfares

Included in the staff costs above is aggregate amount of remuneration received/receivable by the Directors of the Group during the financial year as below:

	2025	2024
	USD	USD

Directors’ Remuneration
Directors’ CPF Contribution
Directors’ SDL Contributions

23.	Reconciliation of Liabilities Arising from Financing Activities

The table below shows the details changes in the liabilities of the Group arising from financing activities, including both cash and non-cash changes.

New
		At	Financing	leases or	Other	At
	Note	1 November	cash flows (i)	loan	changes (ii)	31 October
		USD	USD	USD	USD	USD

2025
Lease liabilities
Loan and borrowings

2024
Lease liabilities
Loan and borrowings

(i)	The financing cash flows include the drawdown of/(repayment of) term loans and repayment of lease liabilities.

(ii)	The other charges is related to translation differences.

24.	Related Party Disclosures

(a)	Identifying related parties

For the purposes of these financial statements, parties are considered to be related to the Group if the Group has the ability, directly or indirectly, to control or joint control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Group and the party are subject to common control. Related parties may be individuals or other entities.

Related parties also include key management personnel defined as those persons having authority and responsibility for planning, directing and controlling the activities of the Group either directly or indirectly. The key management personnel comprise the Director of the Group, having authority and responsibility for planning, directing and controlling the activities of the Group directly or indirectly.

(b)	Significant related party transactions

Related party transactions have been entered into the normal course of business under negotiated terms. The Group has the following related party balances and transactions with related parties during the financial year:

Related party balances

	2025	2024
	USD	USD

Trade receivables - related parties
- South Africa Innovation Technology Pte Ltd
- SGIT Group Pte Ltd
- MCS Manpower Solution Pte Ltd
- MCS Logistics Pte Ltd

Other receivables - related party
- MCS Logistics Pte Ltd

Other payables - related party
- MCS Logistics Pte Ltd

24.	Related Party Disclosures (Cont’d)

(b)	Significant related party transactions (Cont’d)

Related party transactions

	2025	2024
	USD	USD

Transactions with related parties
Services rendered
- South Africa Innovation Technology Pte Ltd
- SGIT Group Pte Ltd

Manpower supply income
- MCS Manpower Solution Pte Ltd
- MCS Logistics Pte Ltd

(c)	Compensation of key management personnel

Remuneration of key management personal are as follows:

	2025	2024
	USD	USD

Directors’ Remuneration
Directors’ CPF Contribution
Directors’ SDL Contributions

The Group has no other members of key management personnel apart from the Director.

25.	Financial Instruments

(a)	Classification of financial instruments

The following table analyses the financial assets and financial liabilities in the statement of financial position by the class of financial instruments to which they are assigned, and therefore by the measurement basis:

		Financial	Financial
		assets at	liabilities at
	Carrying	amortized	amortized
	amount	cost	cost
	USD	USD	USD

2025
Financial assets
Trade receivables
Other receivables
Amount due from Directors
Cash and cash equivalents

Financial liabilities
Trade payables
Other payables, accruals and deposits received
Amount due to Directors
Lease liabilities
Loan and borrowings

2024
Financial assets
Trade receivables
Amount due from Directors
Cash and cash equivalents

Financial liabilities
Other payables, accruals and deposits received
Lease liabilities
Loan and borrowings

25.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies

The Group’s financial risk management policy is to ensure that adequate financial resources are available for the development of the Group’s operations whilst managing its credit, liquidity, foreign currency and interest rate risks. The Group operates within clearly defined guidelines that are approved by the Board of Directors and the Group’s policy is not to engage in speculative transactions.

The following sections provide details regarding the Group’s exposure to the abovementioned financial risks and the objectives, policies and processes for the management of these risks.

(i)	Credit risk

Credit risk is the risk of a financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations. The Group’s exposure to credit risk arises principally from trade and other receivables and deposits with banks. There are no significant changes as compared to prior year.

The Group has adopted a policy of only dealing with creditworthy counterparties. Management has a credit policy in place to control credit risk by dealing with creditworthy counterparties and deposits with banks with good credit rating. The exposure to credit risk is monitored on an ongoing basis and action will be taken for long outstanding debts.

At each reporting date, the Group assesses whether any of the receivables are credit impaired.

The gross carrying amounts of credit impaired receivables are written off (either partial or in full) when there is no realistic prospect of recovery. This is generally the case when the Group determines that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off. Nevertheless, receivables that are written off could still be subject to enforcement activities.

The carrying amounts of the financial assets recorded on the statement of financial position at the end of the reporting period represents the Group’s maximum exposure to credit risk.

The Group’s credit exposures are concentrated mainly on 5 (2024: 5) debtors, which accounted for 65% (2024: 67%) of total trade receivables at the end of the reporting period.

25.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies (Cont’d)

(ii)	Liquidity risk

Liquidity risk refers to the risk that the Group will encounter difficulty in meeting its financial obligations as they fall due. The Group’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities.

The Group’s funding requirements and liquidity risk are managed with the objective of meeting business obligations on a timely basis. The Group finances its liquidity through internally generated cash flows and minimizes liquidity risk by keeping committed credit lines available.

The following table analyses the remaining contractual maturity for financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay.

	Contractual	On demand				Total	Total
	interest	or within 1	1 to 2	2 to 5	After 5	contractual	carrying
	rate	year	years	years	years	cash flows	amount
	%	USD	USD	USD	USD	USD	USD

2025
Non-derivative financial liabilities
Trade payables
Other payables
Lease liabilities
Loan and borrowings

	Contractual	On demand				Total	Total
	interest	or within 1	1 to 2	2 to 5	After 5	contractual	carrying
	rate	year	years	years	years	cash flows	amount
	%	USD	USD	USD	USD	USD	USD

2024
Non-derivative financial liabilities
Other payables
Lease liabilities
Loan and borrowings

25.	Financial Instruments (Cont’d)

(b)	Financial risk management objectives and policies (Cont’d)

(iv)	Market risks

(a)	Foreign currency risk

Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates.

The Group is no exposed to foreign currency risk during the financial year October 31, 2025 and October 31, 2024.

(b)	Interest rate risk

The fixed rate debt instruments of the Group are not subject to interest rate risk since neither carrying amounts nor the future cash flows will fluctuate because of a change in market interest rates.

(b)	Fair value of financial instruments

The carrying amounts of short-term receivables and payables, cash and cash equivalents and short-term borrowings approximate their fair value due to the relatively short-term nature of these financial instruments and insignificant impact of discounting.

The carrying amount of long-term floating rate borrowings approximate their fair value as the borrowings will be re-priced to market interest rate on or near reporting date.

As the financial assets and financial liabilities of the Group are not carried at fair value by any valuation method, therefore the fair value hierarchy analysis is not presented.

26.	Capital Management

The Group manages its capital to ensure that entities within the Group will be able to maintain an optimal capital structure so as to support its businesses and maximize shareholders value. To achieve this objective, the Group may make adjustments to the capital structure in view of changes in economic conditions, such as adjusting the amount of dividend payment, returning of capital to shareholders or issuing new shares.

The Group is not subject to externally imposed capital requirements.

27.	Subsequent event

Subsequent to the end of the reporting period, the Group entered into an option to sell the investment property for an amount of USD1,307,592. The completion of the sale is expected to take place within eight (8) weeks from the date of exercise of the option to sell, or four (4) weeks from the date of receipt of South Africa Housing and Development Board’s final written approval, whichever is the later. As at the date of this report, the sale has not been completed.

Horizon Thread (PTY) Ltd

Until [   ], 2026 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is [   ], 2026.

HORIZON THREAD (PTY) LTD

Class A Ordinary Shares

PROSPECTUS

[  ] , 2026

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Part II — Information Not Required in the Prospectus

Item 6. Indemnification of Directors and Officers.

South Africa law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the South Africa courts to be contrary to the public policy, such as providing indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Articles provide to the extent permitted by South Africa law, we shall indemnify each existing or former director (including alternate director), secretary or other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)

all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)

without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the South Africa or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officers in respect of any matter identified above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

Our Company was incorporated in the South Africa as our offshore holding company. As of the date of incorporation, the authorized share capital of our Company was $50,000.00 divided into 450,000,000 Class A Ordinary Shares of par value $0.0001 each and 50,000,000 Class B Ordinary Shares of par value $0.0001 each. On February 27, 2025, 1 Class B Ordinary Share was issued and allotted to Ogier Global Subscriber (Cayman) Limited as subscriber share.

Each Class A Ordinary Share is entitled to one (1) vote on any matter on which action of the shareholders of the Company is sought while each Class B Ordinary Share is entitled to thirty (30) votes. Holders of Class B Ordinary Shares will vote together with holders of Class A Ordinary Shares as one class. Class A Ordinary Shares are not convertible into Class B Ordinary Shares. Class B Ordinary Shares are convertible into Class A Ordinary Shares as a one for one basis. Holders of Class B Ordinary Shares are not entitled to receive dividends. On December 2, 2025, 1 Class B Ordinary Share was transferred from Ogier Global Subscriber (Cayman) Limited to HORIZON THREAD VENTURES PTE. LTD. On the same date, an aggregate of 1,999 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares were issued and allotted to HORIZON THREAD VENTURES PTE. LTD.

As of the date of this prospectus, we had 17,700,000 Ordinary Shares issued and outstanding, consisting of 15,700,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares. All of our Shares issued and outstanding prior to the completion of this Offering will be fully paid, and all of our shares to be issued in this Offering will be issued as fully paid.

The foregoing issuances were exempt from registration under the Securities Act since they were transactions not involving a public offering. No underwriters were involved in these issuances of Ordinary Shares. Other than disclosed herein, we did not issue any securities in the past three years.

Item 8. Exhibits.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(a)

to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser;

(b)

insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

(c)

for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(d)

for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South Africa, on [  ], 2026.

HORIZON THREAD (PTY) LTD

By:
Name:	Ang Kang Tay
Title:	Chairman and Executive Director

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mr. Ang Kang Tay, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

	Chairman and Executive Director	[ ], 2026
Bai Yuting	(Principal executive officer)

	Chief Operating Officer and Executive Director	[ ], 2026
Wang Li	(Principal operating officer)

	Chief Executive Officer	[ ], 2026
Yuchan Bai	(Principal executive officer)

	Chief Financial Officer	[ ], 2026
Wang Chao	(Principal financial and accounting officer)

	General Manager	[ ], 2026
Zhu Mufeng	(Principal management officer)

Authorized U.S. Representative

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of HORIZON THREAD (PTY) LTD, has signed this registration statement in New York, on [  ], 2026.

Authorized U.S. Representative [*]

By:	Bai Yuting
Name:	Bai yUTING
Title:	[*] on behalf of [*]